AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED MARCH 28, 2024

BOXABL INC.

5345 E. N. Belt Road, North Las Vegas, NV 89115

(702) 500-9000

UP TO 80,000,000 SHARES OF NON-VOTING SERIES A-3 PREFERRED STOCK*

AND

UP TO 80,000,000 SHARES OF COMMON STOCK INTO WHICH

THE NON-VOTING SERIES A-3 PREFERRED STOCK MAY CONVERT

PLUS UP TO 12,000,000 BONUS SHARES OF NON-VOTING SERIES A-3 PREFERRED STOCK AND UP TO 12,000,000 SHARES OF COMMON STOCK INTO WHICH THE BONUS SHARES** OF

NON-VOTING SERIES A-3 PREFERRED STOCK MAY CONVERT

AND

UP TO 12,500,000 SHARES OF COMMON STOCK SOLD BY SELLING SECURITYHOLDERS

AND

UP TO 1,250,000 SHARES OF NON-VOTING SERIES A PREFERED STOCK

AND UP TO 1,250,000 SHARES OF COMMON STOCK INTO WHICH

THE NON-VOTING SERIES A PREFERRED STOCK MAY CONVERT SOLD BY SELLING SECURITYHOLDERS

The minimum investment in this offering is $1,000 or 1,250 shares of

Non-Voting Series A-3 Preferred Stock

Investors in this offering will have no voting rights except those required by Nevada law. The Non-Voting Series A-3 Preferred Stock and the Non-Voting Series a Preferred Stock are convertible into voting Common Stock at a 1:1 ratio upon the Company undertaking a firm commitment underwritten registered offering (an “IPO”) under the Securities Act of 1933, as amended, or an offering of Common Stock by the Company under Regulation A.

The price per share of the Non-Voting Series A-3 Preferred Stock,

the Common Stock, and the Non-Voting Series A Preferred Stock

has been arbitrarily determined by the Company.

SEE “SECURITIES BEING OFFERED” AT PAGE 69

* Subject to a rolling 12-month maximum offering amount of $75 million.

** Purchasers of the Non-Voting Series A Preferred Stock and Common Stock being sold by the Selling Securityholders will not be eligible for Bonus Shares.

Series A-3 Preferred Stock	Price to Public	Underwriting discount and commissions (1)(2)	Proceeds to issuer (3) (4)	Proceeds to other persons
Per share	$0.80	$0.048	$0.752	N/A
Total Maximum	$64,000,000	$3,840,000	$60,160,000	N/A

(1)	The Company has engaged DealMaker Securities, LLC, member FINRA/SIPC (the “Broker”), as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to two percent (2%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other compensation. See Plan of Distribution and Selling Securityholders for more details.

(2)	The Company has also engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as placement agent in this Offering. The Company has also engaged StartEngine Primary’s affiliate, StartEngine Crowdfunding, Inc., to perform administrative and technology-related functions in connection with this Offering. The Company will pay a cash commission of 5% on each sale of securities through StartEngine Primary’s online portal www.startengine.com maintained for StartEngine Primary’s benefit by its affiliates, plus a 1% cash commission on each sale to Broker. FINRA fees will be paid by the Company. See Plan of Distribution and Selling Securityholders for details of compensation payable to third parties in connection with the offering. We are reflecting the maximum cash commission of 6% in this table.

(3)	The Company expects that the amount of expenses of the Offering that it will pay will be approximately $120,000, assuming the maximum offering amount is raised and not including commissions or state filing fees.

(4)	Does not include the effective discount that would result from the issuance of Bonus Shares. For details of the effective discount, see Plan of Distribution and Selling Securityholders.

Non-Voting Series A Preferred Stock(1)	Price to Public	Underwriting discount and commissions (2)	Proceeds to issuer	Proceeds to other persons
Per share	$0.80	$0.016	$0.00	$0.784
Total Maximum	$1,000,000	$20,000	$0	$980,000

(1)	Shares of Non-Voting Series A Preferred Stock will be sold by selling securityholders of the Company. Investors will be presented with an option to purchase the Non-Voting Series A Preferred Stock or Common Stock (see below) through the online investment platform located at invest.boxabl.com. See Plan of Distribution and Selling Securityholders for more information.

(2)	Sales of Non-Voting Series A Preferred Stock will only be conducted through Broker, which will perform administrative and technology related functions in connection with this Offering, but not underwriting or placement agent services. Broker will receive a 2% commission on the sale of Non-Voting Series A Preferred Stock. StartEngine Primary will not be eligible for any commission on the sales of Non-Voting Series A Preferred Stock. See Plan of Distribution and Selling Securityholders for details.

Common Stock(1)	Price to Public	Underwriting discount and commissions (2)	Proceeds to issuer	Proceeds to other persons
Per share	$0.80	$0.016	$0.00	$0.784
Total Maximum	$10,000,000	$200,000	$0	$9,800,000

(1)	Shares of Common Stock will be sold by selling securityholders of the Company. Investors will be presented with an option to purchase the Non-Voting Series A Preferred Stock or Common Stock (see above) through the online investment platform located at invest.boxabl.com. See Plan of Distribution and Selling Securityholders for more information.

(2)	Sales of Common Stock will only be conducted through Broker, which will perform administrative and technology related functions in connection with this Offering, but not underwriting or placement agent services. Broker will receive a 2% commission on the sale of Common Stock. StartEngine Primary will not be eligible for any commission on the sales of Common Stock. See Plan of Distribution and Selling Securityholders for details.

Sales of these securities will commence on approximately [date].

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

The Company has engaged The Bryn Mawr Trust Company and Enterprise Bank & Trust as agents to hold any funds that are tendered by investors. The Offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $1,000 (1,250 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

The Non-Voting Series A-3 Preferred Stock and the Non-Voting Series A Preferred Stock

being offered in this Offering are generally not entitled to voting rights.

Holders of the Company’s Common Stock will continue to hold a majority of the voting power of all of the Company’s equity stock at the conclusion of this Offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 3.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary — Implications of Being an Emerging Growth Company.”

In this Offering Circular, the term “BOXABL,” “we,” “us,” “our,” or “the Company” refers to BOXABL INC. and its consolidated subsidiaries.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

SUMMARY

BOXABL is on a mission to bring building construction in line with modern manufacturing processes by creating a superior residential and commercial building that can be completed in far less time and cost than traditional construction.

The core product that we offer is the “Building Box”, which consists of room modules that ship to site at a low cost and can be stacked and connected to build most any shape and style of finished buildings. Our first product available for sale is our 19x19 ft. Casita Box, featuring a full-size kitchen, bedroom, bathroom, and living area. We will continue to evaluate market demand for other dimensions, including 19x19 ft., 19x30 ft., and 19x40 ft.

The Offering

Securities offered (1)	Maximum of 80,000,000 shares of Non-Voting Series A-3 Preferred Stock, plus an additional 12,000,000 shares of Non-Voting Series A-3 Preferred Stock that may be offered as Bonus Shares, and 92,000,000 underlying shares of Common Stock into which the Non-Voting Series A-3 Preferred Stock may convert. (2)

Securities offered by the selling securityholders	Maximum of 12,500,000 shares of Common Stock and a Maximum of 1,250,000 shares of Non-Voting Series A Preferred Stock

Securities outstanding before the offering as of February 1, 2024:

Non-Voting Series A-3 Preferred Stock	8,343,400 shares (3)

Non-Voting Series A Preferred Stock	194,422,511

Common Stock	3,000,000,000 shares

Non-Voting Series A-3 Preferred Stock outstanding after the offering (assuming a fully subscribed offering)	1,529,500,000(3)

Common Stock outstanding after the offering (assuming a fully subscribed offering)	3,000,000,000

Non-Voting Series A Preferred Stock outstanding after the offering (assuming a fully subscribed offering)	194,422,511

Use of Proceeds	The net proceeds of this Offering will be used primarily for the purchase of raw materials, capital equipment, research and development and working capital reserves. The details of our plans are set forth in our Use of Proceeds section.

(1)	This represents the shares available to be offered as of the date of this Offering Circular out of the rolling 12-month maximum offering amount of $75 million.

(2)	The Non-Voting Series A-3 Preferred Stock is convertible into voting Common Stock, at a 1:1 ratio, upon the Company undertaking a firm commitment underwritten registered offering (an “IPO”) under the Securities Act of 1933, as amended, or an offering of Common Stock by the Company under Regulation A.

(3)	Includes 1,437,500,000 shares of Non-Voting Series A-3 Preferred Stock being offered at the same per share price and on the same terms, including Bonus Shares, for a maximum raise of $1,000,000,000 in a concurrent offering made in reliance on Rule 506(c) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), assuming this concurrent offering is fully subscribed.

1

Implications of Being an Emerging Growth Company

We are currently subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we have registered certain classes our securities under the Exchange Act. As an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status significantly impacts how the Exchange Act reporting requirements apply to us. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of consolidated audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our consolidated financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited consolidated financial statements and related MD&A disclosure.

2

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Company’s Business

We have a limited operating history with a history of losses and we may not achieve or maintain profitability in the future. The Company has operated at a loss since inception and historically relied on contributions from its founders and proceeds from its offerings of securities to meet its growth needs. Further, we have only recently begun to record revenue from the sale of Boxes, our sole intended product. We expect to make significant future investments in order to develop and expand our business, which we believe will result in additional capital expenses, marketing and general and administrative expenses that will require raising funds in this and other securities offerings to cover these additional costs until we are able to generate significant revenue.

If we cannot raise sufficient funds, we will not succeed. To date, our primary source of funding has been from offerings of our securities. Until we generate enough revenue from our operations to fund our working capital and other business plans, we are likely to need additional funds in the future in order to continue to grow, including from offerings of securities, loans or other types of financing. If we cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, the Company may not survive. If we are unable to raise enough funds to develop our Company as outlined herein, we will have to find other sources of funding.

We are dependent on our ability to receive debt financing and fully draw down our potential future debt financing, which may restrict our ability to conduct our business. Our plan for manufacturing our room modules that are stacked and connected to almost any shape and style of finished buildings, and for developing the world’s largest and most advanced house factory (the “Boxzilla”) depends on our ability to receive sufficient financing. We are anticipating applying for a loan. There is no assurance this loan will move past the application stages. If the loan is approved, we anticipate the need to fully draw down on the potential loan facility. We may not, however, access all of these funds at once, but only over a period through periodic draws as eligible costs are incurred. Our ability to draw down these potential funds may be conditioned upon several draw conditions, including the potential achievement of progress milestones relating to the design and development of the Boxzilla, and any positive covenants, such as completed and approved facility assessments. Additionally, we anticipate the loan facility, if accepted, will require us to comply with certain operating covenants and will place additional restrictions on our ability to operate our business. We are unaccustomed to managing our business with such restrictions and others that are associated with a significant credit agreement. If we are unable to draw down the anticipated funds under the potential loan facility, or our ability to make such drawdowns is delayed, we may need to obtain additional or alternative financing to operate our facilities to the extent our cash on hand is insufficient. Any failure to obtain the loan or secure other alternative funding could materially and adversely affect our business and prospects. Such additional or alternative financing may not be available on attractive terms, if at all, and could be more costly for us to obtain. As a result, our plans for building our Boxes and Boxzilla could be significantly delayed which would adversely affect our business, prospects, financial condition, and operating results.

3

Demand for our Casitas and any other products we develop may be cyclical and affected by changes in the economy, real estate or other conditions that could adversely affect our business and financial results. During 2022 and into 2023, the construction market has been slowing. According to the US Census Bureau, privately owned housing statistics in December 2022 were at a seasonally adjusted annual rate of 1,382,000, which represents a 21.8% reduction from the housing statistics in December 2021 of 1,768,000. The economic impact of inflation and rising interest rates did not have a material impact on BOXABL’s demand during 2023 and 2022. Management does not anticipate these matters will have a material impact on the Company’s future results of operations given the characteristics of the Company’s value proposition. For instance, the US Census Bureau reported 1,487,000 seasonally adjusted building permits in October 2023 which is 1.1% above the September 2023 estimate of 1,471,000, but 4.4% below the October 20221 rate of 1,555,000.

Consequently, demand for our Casitas, Boxes or other products we develop may be cyclical and significantly affected by changes in general and local economic and real estate conditions, such as:

●	Employment levels;
●	Consumer confidence and spending;
●	Housing demand;
●	Availability of financing for individuals and companies who purchase our Casitas, including the purchase of land;
●	Interest rates;
●	Inflation;
●	Availability and prices of new homes and existing homes for sale and availability and market values of rental properties; and
●	Demographic trends.

Management does not anticipate these matters will have a material impact on the Company’s future results of operations given the characteristics of the Company’s value proposition.

Adverse changes in these general and local economic conditions or deterioration in the broader economy may negatively impact our business and financial results and increase the risk for asset impairments and write-offs. Changes in these economic conditions may affect some of our regions or markets more than others. If adverse conditions affect our larger markets, they could have a proportionately greater impact on us than on some other companies.

The federal government’s fiscal policies and the Federal Reserve’s monetary policies may negatively impact the financial markets and consumer confidence and could hurt the U.S. economy, the housing and rental markets, and in turn, could adversely affect the operating results of our business. In response to increased inflation, the Federal Reserve has raised interest rates significantly, which could result in higher costs to purchasers of our Casitas and the land on which the Casita will be installed to the extent the purchaser funds these purchases with loans. Prolonged periods of elevated interest rates or further increases in interest rates could have an adverse impact on our business and financial results.

If we experience any of the foregoing, potential customers may be less willing or able to buy our Casitas. Additionally, cancellations of sales contracts in backlog may increase if purchasers do not honor their contracts due to any of the factors discussed above. Our pricing and product strategies may also be limited by market conditions. We may be unable to change the pricing or mix of our Casita offerings, reduce the costs of Casitas we build, offer more affordable Boxes or satisfactorily address changing market conditions in other ways without adversely affecting our profits and returns.

Significant inflation, higher interest rates or deflation could adversely affect our business and financial results. Inflation can adversely affect us by increasing costs of land, materials and labor, and interest rates. All of these factors can have a negative impact on housing affordability. In a highly inflationary environment, we may be unable to raise the sales prices of our Casitas, Boxes or other products at or above the rate of inflation, which could reduce our profit margins. In addition, our cost of capital, labor and materials can increase, which could have an adverse impact on our business or financial results. For example, the continued rising interest rates during 2023 negatively affected the housing market overall, but in particular decreased demand for new homes. Although we would anticipate that the impact of higher interest rates, and thus higher mortgage rates, would incentivize people seeking to purchase a home to consider purchasing our Casitas instead; we cannot predict such an outcome. In particular, we have little to no control over the cost of the land on which the Casita would be installed, and that could also create a barrier by increasing costs for potential customers.

4

Conversely, deflation could cause an overall decrease in spending and borrowing capacity, which could lead to deterioration in economic conditions and employment levels. Deflation could also cause the value of our inventories to decline or reduce the value of existing homes. These, or other factors that increase the risk of significant deflation, could have a negative impact on our business or financial results.

There is no assurance that BOXABL will be able to finalize the Boxzilla manufacturing facility at all or to achieve the described square footage and size it intends. A smaller manufacturing facility than anticipated poses several risks, including reduced production capacity, increased production costs per unit, competitive disadvantages, and negative market perceptions. A smaller manufacturing facility may have limited production capacity, which could lead to reduced output and sales. This could impact the Company’s ability to meet market demand and generate profits, potentially resulting in a decrease in the Company’s value. A smaller manufacturing facility may not benefit from economies of scale, leading to higher production costs per unit. This could result in lower profit margins and potentially reduced shareholder returns. If the Company’s competitors build larger, more efficient manufacturing facilities, the Company may struggle to compete in terms of price and quality. This could result in lower sales and reduced market share. If the Company creates a smaller manufacturing facility than anticipated, then it may expect a lower ability to execute its business plan. This could lead to a negative perception among investors, potentially resulting in reduced interest in the Company’s potential future financing rounds. Overall, the anticipated Boxzilla carries significant risks for investors, which should be carefully considered before making any investment decisions.

If our contract partners providing equipment to our factories default on their obligations, we may experience delays in obtaining the equipment we need to achieve our desired scale of production. We require specialized equipment for the production of our Boxes in the factory setting. We have in place the equipment we require to construct our Casita 1.0, while additional equipment is necessary to construct Casita 2.0 with the scale and efficiency we desire. The Company has engaged with contractors to produce this specialized equipment, and have orders in place for $15 million worth of equipment. These contractors further rely on subcontractors and vendors for our ordered equipment. Should any of the contractors, subcontractors, or vendors default on their obligations under the terms and conditions of our purchase orders, we may encounter delays and additional costs to obtain our ordered equipment. This would have a negative financial impact on the Company as it would not be able to begin production of our Casita 2.0 on our desired timeline.

The Company has realized significant net losses to date and expects to incur losses in the future. The Company has operated at a loss since inception, and these losses are likely to continue. BOXABL’s net loss for the nine-month periods ended September 30, 2023 and 2022 was $25,055,510 and $603,771,903, respectively. A significant amount of the net loss reported for the nine-month period ended September 30, 2022, was the result of the conversion of outstanding Convertible Promissory Notes being accounted as extinguishment of debt at fair market value. See Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 6 to the Consolidated Financial Statements for the fiscal years Ended December 31, 2023 and 2022. Nevertheless, we expect to continue to see a net loss in connection with our results of operations as we continue to increase production, expand our manufacturing facilities, and develop our manufacturing processes. Until the Company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has incurred much higher production costs during 2021, 2022, and during the first nine months of 2023 than the expected costs once we fully ramp-up production. From October 2021, when we first began producing Casitas, through September 2023, the Company’s cost of goods sold were affected by various reasons, including the following:

●	Inefficiencies due to new machinery and newness of product and procedures which required significant training of the workforce.
●	In order to catch up with its delivery obligation under the ADS sales contract, the Company hired additional outside labor and paid overtime and double-time shifts.
●	Tight skilled labor market which caused higher labor rate.
●	Supply chain delivery issues which caused the purchase of several items of material from local vendors with a substantially higher price.
●	The Company is still undertaking major research and development activities to streamline its production, substitute new material, and upgrade its equipment in order to automate its production.

5

The regular one-shift production capacity of Factory 1 was one to two units per day during 2023. We produced 35 units in the last quarter of 2021, 259 units in 2022 and 260 units in 2023 due to the above factors. There is no guarantee that our efforts will resolve all of the challenges we face in ramping up production of Casitas sufficient to meet demand. If we fail to successfully scale up our production, or incorrectly estimated the cost of production related to the price of each Casita, the Company’s results of operations and financial condition may be adversely impacted. Moreover, if we fail to produce enough Casitas to meet demand, we may lose potential customers who have indicated interest in our products.

The Company is a reporting company with the SEC. The Company registered its Non-Voting Series A Preferred Stock, Non-Voting Series A-1 Preferred Stock, Non-Voting Series A-2 Preferred Stock, and its Common Stock with the SEC and became a reporting public company during 2023. Becoming a reporting company means the Company is subject to additional ongoing compliance and reporting costs and administrative burdens, additional professional fees (legal and accounting) as well as costs associated with internal staff. Therefore, the costs for these functions in previous years are not indicative of future costs.

As we grow our business, we may not be able to manage our growth successfully, including development of our internal controls. As we build and scale up our factories, develop our automated processes for building Boxes, increase the output of our Boxes and other products, and grow our customer base, we will face business risks commonly associated with rapidly growing companies, including the risk that existing management, information systems and financial and internal controls may be inadequate to support our growth. We cannot predict whether we will be able to respond on a timely basis, or at all, to the changing demands that our growth may impose on our existing management and infrastructure. For example, increasing demands on our infrastructure and management could cause any of the following to occur or increase:

●	inadequate internal controls required for a regulated entity;
●	inadequate financial controls needed as we transition to become a reporting company;
●	delays in our ability to handle the volume of customers; and
●	failure to properly review and supervise personnel to make sure we are compliant with our duties as a public company.

We have found it difficult to hire and retain qualified persons to manage our internal controls and reporting functions, including roles such as legal counsel, controller and other positions. In terms of employee oversight, we have become aware of at least one instance in which an employee engaged in fraudulent conduct. As part of our work in establishing strong internal controls, we have undertaken an internal audit for compliance with all applicable laws. If we fail to adapt our management, information systems and financial and internal controls to our growth, or if we encounter other unexpected difficulties, our business, financial condition and operating results will suffer. The Company did not record any material impact related to the fraudulent conduct mentioned above. Management does not anticipate this matter will have a material impact on the Company’s results of operations or financial condition.

Our future success is dependent on the continued service of our senior management and in particular our Founder and Chief Executive Officer Paolo Tiramani. Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. This is particularly true of our Founder and Chief Executive Officer Paolo Tiramani. We do not maintain “key person” life insurance coverage for our CEO. The experience, technical skills and commercial relationships of our key personnel provide us with a competitive advantage, particularly as we are building our brand recognition and reputation.

We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results. We have received substantial interest in our Casita Boxes and will strive to meet that demand. This will require significant scaling up of operations, including acquiring additional facilities space, and skilled labor. To date, we have limited experience manufacturing our products at a commercial scale. If we are unable to effectively manage our scaling up in operations, we could face unanticipated slowdowns, problems and costs that harm our ability to meet production demands.

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We may not succeed in developing our business plans, or our business plans may not work as we intend. There is no assurance that the Company will be successful in marketing any of its products, or that the revenues from the sale of such products will be significant. Consequently, the Company’s revenues may vary by quarter, and its operating results may experience fluctuations. If our business plans do not succeed, our Company may liquidate, dissolve or declare bankruptcy and our investors may receive nothing.

Decreased demand in the housing industry would adversely affect our business. Demand for new housing construction is tied to the broader economy and factors outside the Company’s control. Should factors such as the post-COVID-19 economy, including rising interest rates, a slowdown in the housing market, concerns regarding the health of the U.S. economy, and a continued loss of general economic activity, we could experience a slower growth in demand for our Boxes.

We are subject to different macro-economic sensitivity. The Company’s business is subject to the impact of changes in global economic conditions, including, but not limited to, recessionary or inflationary trends, market conditions, pandemics, consumer credit availability, interest rates, consumers’ disposable income and spending levels, job security and unemployment, and overall consumer confidence. These economic conditions may be further affected by political events throughout the world that cause disruptions in the financial markets, either directly or indirectly. Adverse economic and political developments could have a material adverse effect on the Company’s profitability, results of operations and financial condition.

Insufficient or delayed supply of materials for manufacturing and assembling our products threatens our ability to meet customer demands while over capacity threatens our ability to generate profits. Any failure by us to properly manage our supply chain could have a material adverse effect on our business, financial condition, and results of operations. As we increase the scale of our operations, we may need to change partners and suppliers on a frequent basis to ensure quality control, manage costs, and production schedules. Changing partners or suppliers could result in delays or other unintended consequences, such as an increase in costs and/or a decrease in quality. Additionally, any border restriction, delays, or closures may threaten our ability to meet customer demands, earn revenues, or impact our ability to either continue or develop relationships with partners and suppliers. The extent of the impact of natural disasters, climate events, epidemics, war, inflation, and other potential macroeconomic events on future periods will depend on future developments, all of which are uncertain and cannot be predicted; including the resurgence of a pandemic, government responses and health and safety measures or directives put in place by public health authorities, and sustained pressure on global supply chains causing supply and demand imbalances. Limited or disrupted supply of our products, including key raw materials to make these products could have an adverse effect on our business. There is a risk of the inability to scale production and manage our supply chain.

The global COVID-19 pandemic and containment measures taken in response to it adversely impacted our business, results of operations, capital spending, business planning, and financial condition, and may continue to do so depending on uncertain future developments. Global health concerns relating to the COVID-19 outbreak impacted the macroeconomic environment, and the outbreak significantly increased economic uncertainty. The outbreak resulted in governments in countries across the globe implementing measures to try to contain the virus, such as travel restrictions, social distancing, and restrictions on business operations which have impacted consumers and businesses. These measures adversely impacted our business, and may further impact our workforce and operations and the operations of our business partners, customers, stakeholders, and suppliers. While these measures have either eased or been lifted in most countries, another resurgence of the COVID-19 virus or another communicable illness could cause those measures to be reinstated. The extent to which current health measures are removed or new measures are put in place will depend on how the COVID-19 virus and other infectious diseases evolve, as well as the progress of the local and global roll-out and acceptance of vaccines. As a result, we may continue to experience material adverse impacts on our business and our results of operations because of its global economic impact, including any recession that has occurred or may occur in the future.

If we do not protect our brand and reputation for quality and reliability, or if consumers associate negative impressions of our brand, our business will be adversely affected. As a new entrant in the highly competitive home construction market, our ability to successfully grow our business is highly dependent on the reputation we establish for quality and reliability. To date, we have built a positive reputation based on our demonstration products for trade shows and conferences. As we expand operations to selling Boxes, we will need to deliver on the quality and reliability that is expected of us. If potential customers create a negative association about our brand, whether warranted or not, our business could be harmed.

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Public perception is important as a public company engaged in equity crowdfunding, potentially making BOXABL susceptible to negative postings and false allegations about the Company and its products. As a company raising money from the crowd, BOXABL’s funding is highly dependent upon investors who get information from a wide variety of sources that rely on user-generated content (e.g., social media, Reddit, message boards, blogs, etc.). These sources often have little to no standards for posting, and many of them allow people to post without even requiring a real name. As a result, these mediums can be susceptible to misinformation, disinformation, and campaigns where individuals using bots and/or fake accounts can create the illusion of “social proof.” For instance, BOXABL and its management have previously been the subject of negative postings, including misinformation and false allegations, made on multiple social media platforms. To the extent the Company becomes the target of a negative PR campaign from one or more individuals, the negative publicity may have an adverse impact on the Company, its fundraising, its reputation, and has the potential to distract management’s attention from the Company’s business.

Our business depends upon our patents and trademarks. Any failure to protect those intellectual property rights, or any claims that our technology infringes upon the rights of others may adversely affect our competitive position and brand equity. Our future success depends significantly on the intellectual property created by our founder and CEO. If the Company is unable to protect that intellectual property from infringement, or if it is found to infringe on others, our business would be materially harmed as competitors could utilize our same building and shipping designs.

Inability to license other intellectual property rights. The technology we use may require the use of other existing technologies and processes, which are currently, or in the future, will be, subject to patents, copyrights, trademarks, trade secrets or other intellectual property rights held by other parties, in which case we will need to obtain one or more licenses to use those other technologies. If we are unable to obtain licenses on reasonable commercial terms from the holders of such other intellectual property rights, we could be required to halt development and manufacturing or redesign our technology, failing at which it could bear a substantial risk of litigation for misuse of the other technologies. In any such event, our business and operations could be materially adversely affected.

Additional engineering is required for our manufacturing facility to begin production as the scale necessary to make the business viable. We are in the process of expanding our initial manufacturing space (Factory 1, 2 and 3) in the Las Vegas area for our Boxes and to refine the manufacturing process. Our business relies on being able to produce our Boxes at scale, which can only be done once we refine our manufacturing process for specialization of functions. If we are not able to refine our processes to achieve production at scale, our financial results may be negatively impacted.

We have accepted deposits for a product we are not yet able to produce at scale. As of the date of this offering statement, we currently hold deposits ranging from $100, $200, $1,200 or $5,000 from approximately 8,300 prospective customers as of September 30, 2023. These deposits are being recorded as liabilities of the Company and have not been maintained in a segregated account. As such, if the Company is not able to deliver the requested product, we will be obligated to return the deposit, whether funds are available or not. If the prospective purchaser merely decides to not purchase a Box once they are available, they will forfeit their deposit.

Volatility in commodity prices and product shortages may adversely affect our gross margins. Volatility in commodity prices and product shortages may adversely affect our gross margins. Our Boxes contain commodity-priced materials. Commodity prices and supply levels affect our costs. For example, steel is a key material in our Casita. The price of steel will vary based on the level of supply in the market, and demand from other users. Any shortages could adversely affect our ability to produce our Boxes and significantly raise the cost of their production. Further, our ability to pass on such increases in costs in a timely manner depends on market conditions, and the inability to pass along cost increases could result in lower gross margins.

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We will rely on third-party builders to construct our Boxes on site, and we intend to rely on third-party franchisees to manufacture Boxes. The failure of those builders to properly construct homes and franchisee manufacturers to properly manufacture Boxes could damage our reputation, result in costly litigation and materially impact our ability to succeed. We sell our Boxes to BOXABL trained and certified builders, who are then responsible for on-site building and assembly. Purchasers can also order directly from us, and they will need to engage their own builders. We may discover that builders are engaging in improper construction practices, negatively impacting the reliability of our Boxes. Further, we not only intend to manufacture the Boxes at our own factories but also to rely on third-party franchisees to manufacture our Boxes. To the extent that we do, we cannot be certain that any such franchisees will act in a manner consistent with our standards and requirements and produce Boxes in accordance with our quality standards. We may discover that our franchisees do not end up operating their franchises in accordance with our standards or applicable law. Furthermore, mistakes made by builders in connection with on-site construction, or mistakes made by franchisees when manufacturing Boxes, could result in Boxes failing to meet advertised standards. The occurrence of such events by the builders or franchisees could result in liability to us, as well as reputational damage.

If an unknown defect was detected in our Boxes or Box designs, our business would suffer and we may not be able to stay in business. In the ordinary course of our business, we could be subject to home warranty and construction defect claims. Defect claims may arise for a significant period of time after a building with our Boxes has been completed. Although we maintain general liability insurance that we believe is adequate and may be reimbursed for losses by subcontractors that we engage to assemble our homes, an increase in the number of warranty and construction defect claims could have a material adverse effect on our results of operations. Furthermore, any design defect in our components may require us to correct the defect in all of the projects sold up until that time. Depending on the nature of the defect, we may not have the financial resources to do so and would not be able to stay in business. Even a defect that is relatively minor could be extremely costly to correct in every home and could impair our ability to operate profitably.

We may be subject to litigation arising out of our operations. Damages claimed under such litigation may be material, and the outcome of such litigation may materially impact our operations and the value of the Company’s securities. While we will assess the merits of any lawsuits and defend such lawsuits accordingly, we may be required to incur significant expenses or devote significant financial resources to such defenses. In addition, the adverse publicity surrounding such claims may have a material adverse effect on our operations. Some potential examples include the following: reputational damage, legal action, regulatory scrutiny, financial impacts, and operational impacts. Additionally, a negative outcome could make it more difficult for BOXABL to secure financing or investment in the future. The various risks and material impacts may result in lower revenue and market shares, financial penalties, legal fees, potential litigation that could be costly and time-consuming, potential restrictions on business operations, refunds, returns, or other forms of compensation to the customer. Furthermore, a negative outcome to the complaint may require us to make changes to our business practices, processes, or products which could be time-consuming and costly and impact our ability to deliver on our commitments to other customers.

The Company’s activities will generally be taxable in the jurisdictions in which it operates. Changes to taxation laws in any jurisdiction where the Company operates could materially affect the business. No assurance can be given that new taxation rules will not be enacted or that existing rules will not be applied in a manner that could materially affect the Company’s profits and that may result in a material adverse effect on the Company’s profitability, results of operations and financial condition.

Interest-bearing financial instruments can pose risks with any changes in market interest rates. The Company may hold both cash and loans payable with variable interest rates as well as loans receivable, loans payable, or other forms of debt securities. These interest-bearing financial instruments pose risks with any changes in market interest rates of the period in which they are held. In the event interest rates continue to rise, the Company’s debt obligations that are subject to variable rates of interest, including loans or other commitments, could increase and potentially have a material impact on the Company’s financial condition.

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A significant uninsured loss or a loss that significantly exceeds the limits of the Company’s insurance policies could have a material adverse effect on our operations. We maintain insurance policies covering usual and customary risks associated with our business. A large-scale manufacturer is generally exposed to the risks inherent in the construction and operation of manufacturing facilities, such as breakdowns, manufacturing defects, natural disasters, theft, terrorist attacks and sabotage. We rely on our own insurance policies to cover losses as a result of force majeure, natural disasters, terrorist attacks or sabotage among other things. While we perform a review of insurance policies, a significant uninsured loss or a loss that significantly exceeds the limits of such insurance policies or the failure to renew such insurance policies on similar or favorable terms could have a material adverse effect on our operations and ability to continue as a going concern.

The housing industry is highly competitive and many of our competitors have greater financial resources than we do. Increased competition may make it difficult for us to operate and grow our business. The housing industry is highly competitive and we compete with traditional custom builders, manufactured and modular home builders, and other innovative entrants. In addition, we compete with existing homes that are offered for sale, which can reduce the interest in new construction. Many of our competitors have significantly greater resources than we do, a greater ability to obtain financing and the ability to accept more risk than we can prudently manage. If we are unable to compete effectively in this environment, we may not be able to continue to operate our business or achieve and maintain profitability.

Government regulations may cause project delays, increase our expenses, or increase the costs to our customers which could have a negative impact on our operations. We are subject to state modular home building codes, and projects are subject to permitting processes at the local level. As discussed in this Offering Statement, we have encountered difficulties obtaining such approvals or with such processes in certain jurisdictions, and we have experienced increased costs and penalties for purported non-compliance with applicable regulations. For more details, see Legal Proceedings (below). Until we establish a process that will enable us to resolve issues in our permitting processes, we may be limited in our ability to access certain state or local markets, although we have adopted a strategy targeting certain states and counties where our Casitas fits within the codes and regulations established in those locations. For more details, see Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview.

Further, modular home codes may change over time, potentially increasing our costs, which we may not be able to pass on to customers, negatively impacting our sales and profitability. Existing or new laws and regulations affecting modular home construction, shipping and installation and the housing industry generally could adversely affect our business, including significant expenses necessary to comply with such laws and regulations, and could limit our business growth. Changes in zoning laws designed to increase housing density and solve housing affordability are allowing people around the country, and especially in California, to build accessory dwelling units (“ADUs”) for use and rent. This is a burgeoning market for which the BOXABL product is well positioned.

While we believe ADUs are an easy way to enter the market, BOXABL is not limited to small residential units. We expect the BOXABL product can be used in a wide range of building types — residential, commercial, high rise, multi-family, apartment, disaster relief, military, labor housing and more. However, changes of regulations, including permits and zoning laws, may slow our ability to sell our Casitas and other products if we have to implement changes in order to meet new regulations and requirements. To the extent such changes broadly impact our operations, we may experience material and adverse effects on our financial condition and results of operations.

Increases in the cost of raw materials, or supply disruptions, could have a material adverse effect on our business. Our raw materials consist of steel, foams, and plastics, which primarily are sourced from, or dependent on materials sourced from domestic vendors who may source their material from overseas. The costs of these materials may increase due to increased tariffs or shipping costs or reduced supply availability of these materials more generally. Further, global or local natural disruptions, including pandemics, may impact the supply chain, including limiting work in factories producing the materials into useable forms or impacts on the supply chain. Disruptions in supply could result in delays in our production line, delaying delivery of products. Further, we may not be able to pass through any increased material costs to our customers which could have a material adverse effect on our ability to achieve profitability. To the extent that we are able to pass through increased costs, it may lessen any competitive advantage that we have based on price.

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Disruptions in payment processing systems could adversely impact our operations. We receive payments for our products and services using a variety of different payment methods, including credit and debit cards. We rely on systems of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in payment processing systems, increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, or changes to rules or regulations concerning payment processing, our revenue, operating expenses, and results of operations could be adversely impacted. If these third parties become unwilling or unable to continue processing payments on behalf of our affiliates or partners, it would have to find alternative methods of collecting payments, which could adversely impact user acquisition and retention.

We may not be able to collect amounts owed to us. As part of our regular business operations, we will facilitate and fulfill orders/purchases on a credit or invoice basis. The customers receiving these effective advances may not meet financing criteria for conventional lending from institutional lenders. As a result, these advances and loans are generally riskier and carry a high credit risk. Failure to receive, or requirement to collect, the amounts owed to us thereunder may result in financial losses and expenses which would adversely affect our returns and operations.

The Company has never paid a dividend nor made a distribution on any of our securities. Further, the Company may never achieve a level of profitability that would permit payment of dividends or other forms of distribution to its stockholders. Given the stage of the Company’s business, it will likely be a long period before the Company could be in a position to declare dividends or make distributions to its stockholders. The payment of any future dividends by the Company will be at the sole discretion of the Company’s management. Holders of eligible shares will be entitled to receive dividends only when, as, and if declared by the Company’s Board.

Delays and cost over-runs may occur each time we enter into production for a new model, as well as in the setup, upgrade, and construction of our facilities to meet our assembly and production requirements. Several factors which could cause such delays or cost over-runs include, without limitation, permitting delays, construction pricing escalation, changing engineering and design requirements, the performance of contractors, labor disruptions, adverse weather conditions, and the availability of financing. Even when complete, a production and assembly plant may not operate as planned due to design or manufacturing flaws, which may not all be covered by warranty.

Our growth in part depends on our ability to develop and market new products and improvements to our existing products that appeal to consumer preferences. The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer preferences, the technical capability of our research and development team in developing and testing product prototypes, including complying with applicable governmental regulations, the success of our management and sales and marketing team in introducing and marketing new products and positive acceptance by consumers. Failure to develop and successfully market and sell new products, including the products we are currently working to develop, may inhibit our growth, sales, and profitability.

We are exposed to risks from loss of information and data breaches. Through the use of our applications and software we gather certain non-identifiable user information. As such, we are exposed to the legal and reputational risk of the loss, misuse, or theft of any such information. Cybersecurity has become an increasingly problematic issue for businesses in the United States, UK and around the world. A cyber-attack could compromise confidential information and result in negative consequences, including remediation costs, loss of revenue, regulatory scrutiny, litigation, and reputational damage. As a result, we continually monitor for malicious threats and adapt accordingly to ensure we follow industry best practices and maintain high privacy and security standards.

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There could be an anti-spam legislation risk. The Company may employ a direct marketing strategy using email communication. It may acquire email addresses through consumer sign-ups, the purchase of email distribution lists, organic growth, events, or other means. Emails sent by BOXABL are subject to the regulation and anti-spam legislation or similar legislation in other jurisdictions that it may be operating in. Violation of these or other similar legislation may result in legal, regulatory and/or financial action taken against the Company that could have an adverse impact on its operations, financial results or reputation.

We include a discussion of our future plans and goals that rely on the occurrence of certain assumptions, and should those assumptions not be correct or not occur, then the timing of our plans may change or not occur at all. We discuss plans for the Company’s business development based on certain assumptions. Our plans will only be achieved if the assumptions they are based on are correct. There are many reasons why the assumptions could be inaccurate, including customer acceptance, competition, general economic conditions and our own inability to execute our plans. If our assumptions are inaccurate or otherwise incorrect, we may have to change our business development plans, which may have an adverse impact on the Company and its financial condition.

The Company is aware that it is the subject of inquiries from the Securities and Exchange Commission. Former employees have allegedly provided statements to a reporter that they have been contacted by the Securities and Exchange Commission regarding the Company. Throughout its history, BOXABL has utilized exempt offerings of securities made possible by the JOBS Act of 2012, including through crowdfunding, which allows for unconventional marketing of securities offerings. Further, as can be seen in the business and financial discussion included herein, the Company has rapidly expanded its operations from a basic idea to a full manufacturing operation based on the success of those crowdfunding efforts. Additionally, there are pending lawsuits separately addressed herein that are public. The Company understands that the foregoing will often draw the scrutiny of regulators, but the Company is not in position to comment on any non-public inquiries. Should the Company ever be subject to any alleged violation of state or federal securities law, it, like any other company in such a situation, may incur additional expense and effort to defend and/or resolve such hypothetical allegations, which could divert such funds from business operations and occupy the time of management, and which could have a negative effect on the Company’s financial performance. BOXABL routinely collaborates with government agencies at the federal, state, and local levels and endeavors to fully cooperate in addressing regulatory issues, as appropriate.

Risks Relating to the Securities and the Offering

Any valuation at this stage is difficult to assess. The valuation for this offering was established by the Company based on the best estimates of management, and is not based on historical financial results. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment.

We include projections of future plans and performance in this offering circular. Projections rely on the occurrence of stated assumptions and should not assumptions not be correct or not occur, then the stated projections may be inaccurate. We include projected timelines in our Planned Timeline (see Management’s Discussion and Analysis of Financial Condition and Results of Operations – Planned Timeline) and include projected cost comparisons on our offering page. Those projections will only be achieved if the assumptions they are based on are correct. There are many reasons why the assumptions could be inaccurate, including customer acceptance, competition, general economic conditions and our own inability to execute our plans. Potential investors should take the assumptions in consideration when reading those projections, and consider whether they think they are reasonable.

We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors who purchase Non-Voting Series A-3 Preferred Stock in this Offering. Certain investors who purchase Non-Voting Series A-3 Preferred Stock in this Offering are entitled to receive additional shares of Non-Voting Series A-3 Preferred Stock (the “Bonus Shares”) that effectively provide a discount on price based on the amount invested. The number of Bonus Shares will be determined by the amount of money they invest in this Offering, and by the status of the investor as a current stockholder, or having reserved shares prior to the commencement of this Offering, or as a customer who has paid a reservation for a Casita. Bonus Shares will effectively act as a discount to the price at which the Company is offering its stock. For example, a new investor who invests $5,000 in this Offering is eligible for 3% Bonus Shares. Accordingly, that investor would receive 6,250 shares of the Company’s Non-Voting Stock plus an additional 187 Bonus Shares (rounded down to the nearest share), effectively purchasing 6,437 shares of Non-Voting Series A-3 Preferred Stock for the same price paid for 6,250 shares of Non-Voting Series A-3 Preferred Stock. The maximum amount of Bonus Shares an investor may qualify for is 15%. For more details, including all of the Bonus Shares being offered, see Plan of Distribution. Consequently, the value of shares of investors who pay the full price or are entitled to a smaller amount of Bonus Shares in this Offering will be immediately diluted by investments made by investors entitled to the discount, who will pay less for their stake in the Company.

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Further, the Company will be selling up to $1,000,000,000 of Non-Voting Series A-3 Preferred Stock concurrently in an offering made in reliance on Rule 506(c) of Regulation D under the Securities Act of 1933, as amended. These shares will be offered at a per share price of $0.80, and eligible for Bonus Shares under the same terms as this Offering. These additional sales at an effective discount price, as described above, will also immediately dilute investments made by investors in this Offering.

Our stockholders do not have significant influence on the management of the Company. The day-to-day management, as well as big-picture decisions, are made exclusively by our executive officers and directors. Effectively, our stockholders other than Paolo and Galiano Tiramani have a very limited ability, if any, to vote on issues of Company management and do not have the right or power to take part in the management of the Company. See Securities Being Offered – Fourth Amended and Restated Stockholders Agreement for more information.

The Company has broad discretion in the use of proceeds in this Offering. The Company has broad discretion on how to allocate the proceeds received as a result of this Offering and may use the proceeds in ways that differ from the proposed uses discussed in this Offering Circular. If the Company fails to spend the proceeds effectively, its business and financial condition could be harmed and there may be the need to seek additional financing sooner than expected.

This investment is illiquid. There is no currently established market for reselling these securities and the Company currently has no plans to list any of its shares on any over-the-counter (OTC) or similar exchange. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. You should assume that you may not be able to liquidate your investment for some time, or be able to pledge these shares as collateral.

We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses. In order to fund future growth and development, we will likely need to raise additional funds in the future through offerings of equity or debt that converts into equity, which would dilute the ownership percentage of investors in this offering. See Dilution. Furthermore, if we raise capital through debt, the holders of our debt may have priority over holders of equity, and we may be required to accept terms that restrict our ability to incur more debt. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds if raised, would be sufficient. The level and timing of future expenditures will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact our business, development, financial condition, operating results or prospects.

The holders of our classes of Preferred Stock have liquidation preferences in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company. In the event the Company should liquidate, dissolve or wind up its business, after payment to all of the Company’s creditors, the remaining assets would be available for distribution to holders of the Company’s capital stock. The Preferred Stockholders take priority over the holders of the Company’s Common Stock. The following table summarizes the liquidation preferences as of September 30, 2023 in order of liquidation:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Balance
Non-Voting Series A-2 Preferred Stock	2,050,000,000	168,363,334	134,690,667
Non-Voting Series A-1 Preferred Stock	1,100,000,000	848,322,763	67,017,494
Non-Voting Series A Preferred Stock	250,000,000	194,422,430	3,305,181
Total Series A Preferred Stock as of September 30, 2023	3,400,000,000	1,211,108,527	$205,013,346

Should there be insufficient assets to pay all the holders of all classes of Preferred Stock the full amount to which they shall be entitled, then the available assets will be distributed pro rata. In that event, holders of the Company’s Common Stock would not receive any distributions until the liquidation preferences due to holders of the Company’s` Preferred Stock have been paid in full.

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By executing the subscription agreement in this offering, investors will join as Stockholders under our Stockholders Agreement. The Company has established a Fourth Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) between itself, Paolo Tiramani, Galiano Tiramani, and each new stockholder to the Company. The agreement provides for among, other items, control of the directorships of the Company by Paolo Tiramani and Galiano Tiramani, and restrictions on transfer of the securities in this offering. As such, this agreement places contractual restrictions on the ability of investors to exercise rights traditionally associated with equity ownership in a company. For instance, an investor would not be able to resell or otherwise dispose of their shares in the Company without complying with Article III of the Stockholders Agreement, which establishes certain permitted transfers, and transfers that must be approved by the Company’s Board of Directors.

Investors should carefully review the terms of the Stockholders Agreement, which is included as an exhibit to this offering statement, of which this offering circular is part, as well as the summary discussion included under “Securities Being Offered—Fourth Amended and Restated Stockholders Agreement,” and be certain they are willing to accept the contractual terms of the Stockholders Agreement limiting their ability to exercise full control of their shares. In addition to the forum selection provisions and jury trial waiver described below, for further emphasis the company is highlighting the following risks associated with the Stockholders Agreement:

The Stockholders Agreement places limitations on the transferability of our securities.

Pursuant to Article III of the Stockholders Agreement, investors will not be allowed to transfer shares acquired in this offering, except under limited circumstance following approval of the Board of Directors of the company. Investors should note that these restrictions on transferability are in addition to any restrictions provided by statute or regulation. This means that investors will not be able to dispose of their shares on their own volition without satisfying the requirements of the Stockholders Agreement.

The Stockholders Agreement ensures that the Company will be controlled by Paolo Tiramani and Galiano Tiramani while the agreement is in place.

Under the Stockholders Agreement, each of Paolo Tiramani and Galiano Tiramani have the sole right to appoint one director, as well as jointly appoint a third director. No other stockholder currently has any right to appoint directors to the Company’s board of directors. This means that investors will have no control over the management of the company, or policy setting role of the board of directors. Instead, investors must rely on the efforts of Paolo Tiramani and Galiano Tiramani.

Director Designation Rights by 15% Stockholders

In the event a stockholder, other than Paolo or Galiano, acquires 15% or more of the Company’s then-outstanding shares of Common Stock (the “Designating Stockholder”), the Board shall expand by one (1) seat and the Designating Stockholder shall have the right to designate the new director.

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Voting Agreements Impact the Ability to Vote Common Stock

Each stockholder holding shares of Common Stock agrees to vote all shares under the stockholder’s control to elect to the Board any individual designated by Paolo, Galiano or a Designating Stockholder (defined above as any holder of 15% or more of the Company’s then-outstanding Common Stock).

Each of Paolo, Galiano and any Designating Stockholder have the right at any time to remove, with or without cause, any director designated by them for election to the Board, and each shall vote all shares of Common Stock owned by Paolo, Galiano and any Designating Stockholder to remove from the Board any individual designated by Paolo, Galiano or any Designating Stockholder. Unless Paolo, Galiano or a Designating Stockholder consent in writing, no other stockholder shall take any action to cause the removal of any directors designated by them.

Drag-Along Provision

In the event one or more stockholders intend to sell in the aggregate more than 50% of the Company’s total outstanding shares to a third party, and the third-party conditions such sale on the third party’s ability to purchase all of the Company issued and outstanding share, then the selling stockholders have the right to require each of the other stockholders to sell all of their shares to the third-party purchaser on the same terms and conditions.

Supermajority Approval

The Stockholder Agreement further provides for supermajority approval of the voting holders of Common Stock of the Company for the Company to undertake specified actions, including, but not limited to, amending the Articles of Incorporation or Bylaws, appointing or removing the Company’s independent accountant or changing accounting methods or policies other than as required by GAAP, effectuating a change of control of the Company, or elect or remove (with or without cause) any officer of the Company.

Investors who are married will be required to deliver a spousal consent to the Stockholders Agreement.

The Company requires that a married investor provide a spousal consent pursuant to the Stockholders Agreement. Furthermore, certain married investors will be required to confirm the consent of their spouse pursuant to the Stockholders Agreement. Married investors in “community property states” (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin) are required to confirm the consent of their spouse to purchase the Company’s securities. A spousal consent is important to the Company because in the event of dissolution of a marriage, or death of the investor with the spouse inheriting the securities in this Offering, the spouse taking possession of the shares will be bound by the terms of the Stockholders Agreement, providing certainty to the Company for the enforcement of the agreement. The Company requires that the spousal consent be provided to the Company within 15 days of confirmation of an investment in the Company. While non-receipt of a spousal consent may result in equitable remedies pursuant to the Stockholders Agreement, it is not a condition of the investment or being a stockholder of the Company. This means that investors whose shares are transferred by reason of dissolution of marriage or death of the investor may be in breach of the Stockholders Agreement if no spousal consent was provided to the Company.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Stockholders Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements. Investors in this offering will be bound by the Subscription Agreement and Stockholders Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

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If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Nevada, which governs the Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the Subscription Agreement.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement or Stockholders Agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against us. If a lawsuit is brought against us under one of these agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Subscription Agreement or Stockholders Agreement with a jury trial. No condition, stipulation or provision of the Subscription Agreement or Stockholders Agreement serves as a waiver by any holder of our shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our Articles of Incorporation, Stockholders Agreement, and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

Articles of Incorporation

Our Articles of Incorporation includes a forum selection provision that requires any claims against us by stockholders involving, with limited exceptions:

●	brought in the name or right of the Company or on its behalf;
●	asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders;
●	arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the Nevada Revised Statutes or any provision of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws;
●	to interpret, apply, enforce or determine the validity of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws; or
●	asserting a claim governed by the internal affairs doctrine.

Any of the above actions are required to be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Note, this provision does not apply to any suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction.

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Stockholders Agreement

Our Stockholders Agreement includes a forum selection provision that requires any suit, action, or proceeding based in contract or tort arising from the Stockholders Agreement be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Subscription Agreement

Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the subscription agreement be brought in a state of federal court of competent jurisdiction located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Using a credit card to purchase shares may impact the return on your investment. Investors in this offering have the option of paying for their investment with a credit card. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See Plan of Distribution and Selling Securityholders. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. These increased costs may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

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The following table demonstrates the dilution that new investors for the Company’s Series A-3 Preferred Stock will experience upon investment in the Company. This table uses the Company’s audited net tangible book value as of September 30, 2023 of $71,292,441 which is derived from the net equity of the Company as of September 30, 2023. The offering costs assumed in the following table includes up to $3,840,000 in commissions payable to StartEngine Primary LLC and DealMaker Securities LLC, as well as up to $150,000 for legal, accounting, fixed fees due to our placement agents, and EDGARization fees incurred for this Offering. The table presents five scenarios for the convenience of the reader: a $5,000,000 raise from this offering, a $20,000,000 raise from this offering, a $35,000,000, $50,000,000, and a fully subscribed $64,000,000 raise from this offering (the maximum offering for the Series A-3 Preferred Stock). A fully subscribed $64 million offering for purposes of this table does not include the $11 million that would be raised by the selling shareholders.

	$5 Million Raise	$20 Million Raise	$35 Million Raise	$50 Million Raise	$64 Million Raise(1)
Price per Share	$0.80	$0.80	$0.80	$0.80	$0.80
Shares Issued	6,250,000	25,000,000	43,750,000	62,500,000	80,000,000
Capital Raised*	$5,000,000	$20,000,000	$35,000,000	$50,000,000	$64,000,000
Less: Offering Costs	$450,000	$1,350,000	$2,250,000	$3,150,000	$3,990,000
Net Offering Proceeds	$4,550,000	$18,650,000	$32,750,000	$46,850,000	$60,010,000
Net Tangible Book Value Pre-financing at September 30, 2023	$71,292,441	$71,292,441	$71,292,441	$71,292,441	$71,292,441
Net Tangible Book Value Post-financing	$75,842,441	$89,942,441	$104,042,441	$118,142,441	$131,302,441

Shares issued and outstanding pre-financing as of September 30, 2023	4,213,166,068	4,213,166,068	4,213,166,068	4,213,166,068	4,213,166,068
Post-Financing Shares Issued and Outstanding (2)	4,219,416,068	4,238,166,068	4,256,916,068	4,275,666,068	4,293,166,068
Net tangible book value per share prior to offering	$0.0169	$0.0169	$0.0169	$0.0169	$0.0169
Increase/(Decrease) per share attributable to new investors	$0.0011	$0.0043	$0.0075	$0.0107	$0.0137
Net tangible book value per share after offering	$0.0180	$0.0212	$0.0245	$0.0277	$0.0306
Dilution per share to new investors ($)	$0.782	$0.779	$0.776	$0.772	$0.769
Dilution per share to new investors (%)	97.75%	97.35%	96.94%	96.55%	96.18%

(1)	A fully subscribed offering of $75 million would be composed of $64 million raised by the Company and $11 million raised by the selling shareholders. For purposes of this table, we only included the funds that the Company would receive from this Offering.

(2)	Does not include the potential sale of 1,437,500,000 shares of Non-Voting Series A-3 Preferred Stock being sold in a concurrent offering in reliance on Rule 506(c) of Regulation D of the Securities Act at the same price per share and other terms, including Bonus Shares, as in this Offering. See Plan of Distribution.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2022 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2023 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The Company is offering a maximum of 92,000,000 shares of its Non-Voting Series A-3 Preferred Stock on a “best-efforts” basis as described in this Offering Circular. The 92,000,000 shares is composed of 80,000,000 shares offered to investors for cash at a per share price of $0.80, and 12,000,000 Bonus Shares for which the Company will receive no additional consideration. Investors may acquire Bonus Shares under the terms explained below in “Bonus Shares,” below.

As part of this offering, selling securityholders are also selling up to 1,250,000 shares of Non-Voting Series A Preferred Stock and 12,500,000 shares of Common Stock at a per share price of $0.80. Investors will have the opportunity to purchase these shares as described below.

For each class of shares, the minimum investment per investor is $1000.

For our Non-Voting Series A-3 Preferred Stock, we plan to market the securities in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

We are also selling up to $1,000,000,000 our Non-Voting Series A-3 Preferred Stock in a concurrent offering limited to accredited investors in reliance on Rule 506(c) of Regulation D of the Securities Act at a per share price of $0.80, plus 187,500,000 Bonus Shares on the same terms as offered in this Offering. See Bonus Shares, below.

Additionally, we are also currently conducting an offering of our Non-Voting Series A-2 Preferred Stock into specific Canadian provinces through Frontfundr.com, which is exclusive to Canadian residents. In that offering, all sales are made through FrontFundr Financial Services Inc. (“FrontFundr”), which is registered as an exempt market dealer in British Columbia, Alberta, Ontario, Manitoba, New Brunswick, Nova Scotia, Saskatchewan and Quebec, and the Company has complied with prospectus exemption requirements. That offering is strictly limited to residents of those specific Canadian provinces, which is confirmed by FrontFundr. As of February 1, 2024, the Company has sold 388,082 shares for gross proceeds of $310,466 USD.

Finally, we are currently in the process to conduct an offering of our Non-Voting Series A-3 Preferred Stock to investors in the United Kingdom in reliance on Regulation S, which does not allow U.S. residents to invest in this offering.

Any participation of our officers and directors in selling efforts for all classes of securities in this Offering will be conducted in accordance with Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.

The Offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by us at our sole discretion.

The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. If the minimum amount is not reached, any funds tendered by investors will be promptly returned.

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DealMaker Securities, LLC

DealMaker Securities, LLC (the “Broker”), a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide the administrative and compliance related functions in connection with this Offering, and as broker-dealer of record, but not for underwriting or placement agent services

The aggregate fees payable to the Broker and its affiliates are described below.

a.) Administrative and Compliance Related Functions

Broker will provide administrative and compliance related functions in connection with this Offering, including:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (AML) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the offering;
●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
●	Coordinating with third party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager;
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
●	Consulting with the Company regarding any material changes to the Offering Circular which may require an amended filing; and
●	Reviewing third-party provider work-product with respect to compliance with applicable rules and regulations.

Such services shall not include providing any investment advice or any investment recommendations to any investor.

For these services, we have agreed to pay Broker:

●	A cash commission equal to two percent (2%) of the amount raised in the Offering, capped at $1,500,000.

If the Offering is fully subscribed, with all sales conducted through the Broker, the maximum amount of underwriting compensation payable to Broker and its affiliates will be $1,500,000.

b) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the Offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker through our website at https://invest.boxabl.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

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Subscription Procedures – DealMaker Securities, LLC

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions.

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company and the selling stockholders for their use.

In order to invest, you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

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In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or credit card will be returned to subscribers within 30 days of such rejection without deduction or interest.

Broker has not investigated the desirability or advisability of investment in the offering, nor approved, endorsed or passed upon the merits of purchasing the stock. Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

StartEngine Primary Agreement

The Company has also engaged StartEngine Primary as a placement agent to assist in the placement of its Non-Voting Series A-3 Preferred Stock in this Offering.

StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the Offering may find it at www.startengine.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

In addition, we have engaged an affiliate of StartEngine Primary, StartEngine Crowdfunding, Inc. to perform administrative and technology-related functions in connection with this offering on its platform. StartEngine Primary will use its online platform to provide technology tools to allow for the sales of securities in this offering. In addition, StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the online platform. We will reimburse StartEngine Crowdfunding for the following expenses (i) any applicable fees for fund transfers, (ii) all credit card charges charged to StartEngine Crowdfunding by its credit card processor (typically 4%), (iii) escrow agent fees charged to StartEngine Crowdfunding by third party escrow agents, and (iv) fees charged in connection with chargebacks or payment reversals.

StartEngine Primary has also agreed to perform the following services in exchange for the compensation discussed above:

●	design, build, and create the Company’s campaign page,
●	provide the Company with a dedicated account manager and marketing consulting services,
●	provide a standard purchase agreement to execute between the company and investors, which may be used at Company’s option and
●	coordinate money transfers to the company.

As compensation, the Company will pay to StartEngine Primary a cash commission of 5% of the amount raised through StartEngine Primary, plus a 1% cash commission to Broker for an aggregate commission of 6%.

If all $75,000,000 were to be raised between the Company’s sale of the Non-Voting Series A-3 Preferred Stock and the Selling Securityholders sales of Non-Voting Series A Preferred Stock and Common Stock, the maximum aggregate compensation would be $3,950,000 (6% cash commission paid on maximum sales of $64,000,000 plus 1% cash commission for maximum sales of $11,000,000).

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Subscription Process – StartEngine Primary

Investors subscribing to our Non-Voting Series A-3 Preferred Stock through StartEngine Primary may access the Company’s offering through an offering page hosted at www.startengine.com. Investors may follow the instructions provided by StartEngine Primary to review the Company’s offering materials, including the Offering Circular and subscription agreement, as well as submit payment which will be deposited into an escrow account a for the benefit of the Company. Credit card transactions will be processed through a payment processing platform and the Escrow Agent as well. Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted through StartEngine Primary.

Bonus Shares; Discounted Price for Certain Investors

Certain investors in this Offering are eligible to receive additional shares of Non-Voting Series A-3 (effectively a discount) for no additional consideration paid (“Bonus Shares”). Investors who purchase shares of Non-Voting Series A-3 Preferred Stock are eligible to receive Bonus Shares based on the amount of their investment and their status as a current stockholder, if they reserved shares prior to the commencement of this Offering, or paid a reservation for a Casita. Investors will not be required to provide additional consideration, whether cash or non-cash, in order to receive Bonus Shares.

Based on the size of an investment, investors may receive additional Bonus Shares for no additional consideration:

●	Invest between $1,500 – $2,499 and receive 1% Bonus Shares;
●	Invest between $2,500 – $4,999 and receive 2% Bonus Shares;
●	Invest between $5,000 – $9,999 and receive 3% Bonus Shares;
●	Invest between $10,000 – $24,999 and receive 4% Bonus Shares;
●	Invest between $25,000 – $49,999 and receive 5% Bonus Shares;
●	Invest between $50,000 – $64,999 and receive 6% Bonus Shares;
●	Invest between $65,000 – $74,999 and receive 7% Bonus Shares;
●	Invest between $75,000 – $99,999 and receive 8% Bonus Shares;
●	Invest between $100,000 – $999,999 and receive 9% Bonus Shares;
●	Invest $1,000,000 or more and receive 10% Bonus Shares.

Additionally, investors are eligible to receive an additional 5% Bonus Shares for no additional consideration if they:

●	Are a stockholder in the Company, as of the day prior to the commencement of this offering, (1) or
●	Made a reservation for Non-Voting Series A-3 Preferred Stock as of the day prior to the commencement of this Offering, (1) or
●	Are a paid reservation holder for a Casita, who has not obtained a reservation refund, as of the day prior to the commencement of this Offering. (1)

(1)	In order to qualify for the additional 5%, the investor’s existing email address on file, as a stockholder, stock reservation holder, or paid Casita reservation holder, must be an exact match to the email address used to purchase new shares in this Offering.

Investors may receive a maximum of 15% of Bonus Shares altogether.

For investors that make multiple investments in this Offering, Bonus Shares based on status that preceded the Offering (e.g., existing stockholder, making a reservation for the Offering, having a paid reservation for a Casita), the investor may earn Bonus Shares on each investment. For Bonus Shares based on the size of the investment, Bonus Shares will be calculated for each investment and will not be aggregated together.

Investors’ Tender of Funds

We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be held by the Escrow Agents and will be transferred to our operating account at each closing in this Offering.

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Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Escrow Agents

After an investor executes a subscription agreement, those funds will be irrevocable and will remain in a subscription escrow account established for the Offering. For investments made through Broker, the Company has engaged Enterprise Bank & Trust (the “DealMaker Escrow Agent”). The DealMaker Escrow Agent will receive a one-time escrow account servicing fee of $1,000, a $10 fee for each 1099 filing, and wire fees of $25.00 for an outgoing domestic wire, $12.50 for an incoming domestic wire, and $40 an international wire.

For investments made through StartEngine Primary, the Company has engaged The Bryn Mawr Trust Company as the escrow agent (the “StartEngine Escrow Agent,” together with the DealMaker Escrow Agent, the “Escrow Agents”) for the Offering. The StartEngine Primary Escrow Agent will receive a $500 per year escrow account fee, which will be paid by StartEngine Primary.

If a subscription is rejected or if a rescission is requested, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. The Escrow Agents have not investigated the desirability or advisability of investment in the Shares nor approved, endorsed or passed upon the merits of purchasing the securities.

The funds tendered by potential investors will be held by the Escrow Agents, and will be transferred to the Company upon closing or returned to the investors as discussed above. We may undertake one or more closings on a rolling basis (so not all investors will receive their units on the same date). After each closing, funds tendered by investors will be available to us. Upon each closing, investors will receive a notification regarding their Shares and funds tendered by investors will be made available to the Company. The Escrow Agreements can be found in Exhibits 8.1 and 8.2 to the Offering Statement of which this Offering Circular is a part.

Transfer Agent

Transfer Online, Inc. will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Selling Securityholders

The selling shareholders set forth below will sell up to a maximum of 12,500,000 shares of Common Stock, representing 0.4% of our outstanding shares of Common Stock, and up to a maximum of 1,250,000 shares of Non-Voting Series A Preferred Stock, representing 0.6% of our outstanding shares of Non-Voting Series A Preferred Stock.

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Securityholders Selling Common Stock

The following table sets forth the names of the selling shareholders, the number of shares of Common Stock beneficially owned prior to this Offering, the number of shares being offered in this Offering and the number of shares of Common Stock to be beneficially owned after this Offering, assuming that all of the selling shareholder shares are sold in the Offering.

Subscriptions for the Common Stock will be applied between the selling shareholders on a pro rata basis.

DealMaker will receive a 2% commission on sales of Common Stock of the selling shareholders through the Investment Page prior to disbursement to the selling shareholder. The Company will not receive any of the proceeds from the sale of selling shareholder’s shares in the Offering.

Selling Shareholder	Amount Owned Prior to the Offering	Amount Offered by Selling Shareholder	Amount Owned after the Offering
Galiano Tiramani	773,755,800	6,250,000	767,505,800
Paolo Tiramani	2,213,755,800	6,250,000	2,207,505,800

Securityholders Selling Non-Voting Series A Preferred Stock

The selling shareholders will sell up to a maximum of 1,250,00 shares of Non-Voting Series A Preferred Stock for maximum gross proceeds of $1,000,000. The following table sets forth the names of the selling shareholders, the number of shares of Non-Voting Series A Preferred Stock beneficially owned prior to this Offering, the number of shares being offered in this Offering and the number of shares of Non-Voting Series A Preferred Stock to be beneficially owned after this Offering, assuming that all of the selling shareholder shares are sold in the Offering.

The table below sets out the number of shares of Series A Preferred Stock owned by the selling shareholder, as well as the number of shares which that holder is eligible to sell in the offering. Subscriptions for the Non-Voting Series A Preferred Stock will be applied between the selling shareholders on a pro rata basis.

DealMaker will receive a 2% commission on sales of Non-Voting Series A Preferred Stock of the selling shareholders through the Investment Page prior to disbursement to the selling shareholder. The Company will pay all of the expenses of the Offering, other than the 1% commission charged by DealMaker, and will not receive any of the proceeds from the sale of selling shareholder’s shares in the Offering.

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Index	Selling Shareholder	Amount of Non-Voting Series A Preferred Shares Owned Prior to the Offering	Amount of Non- Voting Series A Preferred Shares Offered by the Selling Shareholders	Amount of Non- Voting Series A Preferred Shares Owned after the Offering
1	Darryl Maslak Lucille J Maslak	14,705,882	502,748	14,203,134
2	Lucille Maslak	7,150,000	123,940	7,026,060
3	Insight Capital Investments, LLC	3,571,420	61,908	3,509,512
4	IRA Financial Trust Company FBO Lynn Ann Herman	3,101,350	61,907	3,039,443
5	Garhett Houston and Krystal Houston	1,470,588	30,953	1,439,635
6	Robert Farrell	1,785,710	30,953	1,754,757
7	Jeremy Kemp	1,571,420	27,239	1,544,181
8	Tom J McKeone	1,500,000	26,001	1,473,999
9	Steve Hunt	1,100,000	19,067	1,080,933
10	Jordan Frank	1,078,500	18,695	1,059,805
11	Oliver France	1,071,500	18,575	1,052,925
12	Bishorup Banjara	1,071,420	18,573	1,052,847
13	Elliott Berg	1,071,420	18,573	1,052,847
14	Lisa Hyatt	1,071,420	18,573	1,052,847
15	Trevor Walker	1,071,420	18,573	1,052,847
16	Ali Al-Hilli	721,420	12,506	708,914
17	Doug Donald	714,280	12,382	701,898
18	Wei Kwok	714,280	12,382	701,898
19	Araz Mahdad	714,280	12,382	701,898
20	Alan Parisi	714,280	12,382	701,898
21	Tedric Paulk	714,280	12,382	701,898
22	Eugene Simons	714,280	12,382	701,898
23	Baljit Singh	714,280	12,382	701,898
24	AltoIRA Custodian FBO Matthew Kelly Roth IRA	642,850	11,144	631,706
25	Eric Glidden	642,850	11,144	631,706
26	Daniel Repaci	554,615	11,144	543,471
27	Chang Woo Lee	542,850	9,410	533,440
28	Deepu Dharmarajan	506,000	8,771	497,229
29	James Jan	500,000	8,667	491,333
30	Walter Rowntree	400,140	6,937	393,203
31	Jerry Tsai	382,140	6,625	375,515
32	Charles Johnson	369,640	6,408	363,232
33	Jeremy Ambers	357,140	6,191	350,949
34	Phillip Anderson	357,140	6,191	350,949
35	Thomas Blondeau	357,140	6,191	350,949
36	James Croke	357,140	6,191	350,949
37	Mackenzie Dacres	357,140	6,191	350,949
38	Jamie Dahlem	357,140	6,191	350,949
39	Judith Dahlem	357,140	6,191	350,949
40	John DiBella	357,140	6,191	350,949
41	Yun Gong	357,140	6,191	350,949
42	Brandon Moore	357,140	6,191	350,949
43	DEB Ventures LLC	357,130	6,191	350,939
44	Hughes Robinson	357,130	6,191	350,939
TOTAL		56,940,175	1,250,000	55,690,175

(1)	Selling stockholders are related to the Company’s Director of Marketing, who also serves as a member of the Company’s Board of Directors. In total, the selling stockholders own 11.24% of the outstanding Non-Voting Series A Preferred Stock.

(2)	The total number of shares offered by the selling stockholders in this Offering represents <1% of the outstanding shares of Non-Voting Series A Preferred Stock.

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Provisions of Note in our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the subscription agreement. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits that may be brought to enforce contractual rights and obligations under the subscription agreement and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

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USE OF PROCEEDS TO ISSUER

The Company estimates that if it sells the maximum amount of $64,000,000 from the sale of its Non-Voting Series A-3 Preferred Stock, the net proceeds to the issuer in this offering would be approximately $60,010,000, after deducting the estimated fixed offering expenses of $150,000, and the 6% commissions for sales of the Non-Voting Series A-3 Preferred Stock (being 5% due to StartEngine Primary and 1% due to Broker).

We are also setting out our estimated use of proceeds based on five scenarios, including the minimum raise of $3,000,000, as well as receiving gross proceeds of $10,000,000, $25,000,000, $50,000,000, and $75,000,000. The values are estimates and actual expenses may differ in order to serve the best interests of the company. Following successful fundraising under Regulation Crowdfunding and Rule 506(c) of Regulation D, we have been able to outfit our production facility with the minimum equipment needed to begin production. As such, our current priority is to raise sufficient funds to build working capital reserves and to make advance purchases of raw materials. Should we raise more than $25,000,000, we intend to use funds to purchase additional capital equipment to better scale production of our Casitas, and to engage in research and development activities related to production efforts. For further discussion, see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations—Planned Timeline.

	$5 million offering	$10 million offering	$25 million offering	$50 million offering	$75 million offering
Offering Proceeds
Gross Proceeds	$5,000,000	$10,000,000	$25,000,000	$50,000,000	$75,000,000
To Selling Securityholders	$1,500,000	$3,000,000	$7,500,000	$11,000,000	$11,000,000
Offering Expenses	$390,000	$630,000	$1,350,000	$2,710,000	$4,210,000

Total Proceeds Available for Use	$3,110,000	$6,370,000	$16,150,000	$36,290,000	$59,790,000

Estimated Expenses
Purchase of Capital Equipment	—	—	—	$18,140,000	$23,165,000
Raw Materials	$3,100,000	$6,350,000	$16,130,000	$18,065,000	$20,665,000
Research & Development	—	—	—	—	$15,765,000

Total Expenditures	$3,100,000	$6,350,000	$16,130,000	$36,205,000	$59,595,000

Working Capital Reserves	$10,000	$20,000	$20,000	$85,000	$195,000

The Company reserves the right to change the use of proceeds at management’s discretion.

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THE COMPANY’S BUSINESS

BOXABL Overview

BOXABL is on a mission to bring building construction in line with modern manufacturing processes by creating a superior residential and commercial building that can be completed in far less time and cost than traditional construction.

The core product that we offer is the “Building Box”, which consists of room modules that ship to site at a low cost and can be stacked and connected to build most any shape and style of finished buildings. Our first product available for sale is our 19x19 ft. Casita Box, featuring a full-size kitchen, bedroom, bathroom, and living area. We will continue to evaluate market demand for other dimensions, including 19x19 ft., 19x30 ft., and 19x40 ft.

We believe there is significant market interest in our product based on receiving reservations of interest from over 175,000 customers through our Room Module Order Agreement, some of whom have placed small deposits to formalize their pre-order of the Casita when production begins. Since we started operations, we have completed delivery of an order received from ADS Inc. for 156 Casitas, an order received from Pronghorn Services LLC for 51 Casitas, and additional orders for a total of 10 Casitas. In order to meet our understanding of the potential demand, we are undertaking our current capital, to fund additional upgrades to our initial factory, complete buildout of our second and third facilities, and to accelerate production.

BOXABL was first organized as a limited liability company in Nevada on December 2, 2017, and reorganized as a Nevada corporation on June 16, 2020. Our core technology was invented by our Chief Executive Officer, Paolo Tiramani, Director of Marketing, Galiano Tiramani, and our lead engineer, Kyle Denman. Until recently, the technology was owned by Build IP LLC, a Nevada limited liability company specially formed as a holding company for the intellectual property (“Build IP”), owned by our CEO, Paolo Tiramani. Under an exclusive licensing agreement, BOXABL paid Build IP a license fee equivalent to 1% of the net selling price generated by the sale of Casitas. On June 15, 2023, BOXABL merged with 500 Group, Inc., a Nevada corporation that is controlled by Paolo Tiramani and parent to Build IP (“500 Group”). As a result of this merger, all of the intellectual property held by Build IP now belongs to BOXABL and the licensing agreement is now void. For details, see Interest of Management and Others in Certain Transactions.

Our Mission and Innovation

One of the prime drivers of the limitations on construction is the ability to ship finished products to a job site. At BOXABL, we realized that innovation in modular construction would not be possible without innovation in shipping. BOXABL’s patented shipping technology allows us to serve large geographic areas from one BOXABL factory. With this shipping technology, we believe that the location of our flagship factory in North Las Vegas, Nevada will be able to produce products that can be delivered to anywhere in the US, and even international markets.

Our innovations in shipping are only possible because of our unique methods for constructing our building modules. Our “Building Box” system and Box design were created specifically to maximize repeatability in manufacturing. In addition, our reimagined manufacturing process is simplified and efficient. This is achieved in part by dramatically reducing the individual components in the build compared to traditional building, where traditional methods require stacks of lumber and thousands of nails. Significantly fewer components result in significantly less labor costs during manufacturing.

Market Opportunity

While we believe ADUs is an accessible entry point to the market, BOXABL is not limited to small residential units. We expect the BOXABL product can be used in a wide range of building types — residential, commercial, high rise, multi-family, apartment, disaster relief, military, labor housing and more.

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Our Products

The BOXABL Solution

The BOXABL product represents a new take on modular construction. It is a factory-finished room module system that can be quickly stacked and arranged on site (the “Boxes”), and that provides the majority of the building envelope and functions. We expect this will allow builders to dramatically reduce build time and costs while increasing quality and features.

The first step in factory manufacturing of large buildings is creating a feasible shipping solution. Our goal was to ship without the need for oversized loads, which have extra permitting, follow cars, police escorts, restricted routes and other problems that increase costs dramatically. Our design achieves the largest possible room that is able to fit into standard shipping dimensions, meeting highway, sea and rail transportation requirements. It also allows us to use our own drivers, as well as third parties, for delivery of our Casitas. The BOXABL product is a 19 ft. room that folds down to 8.5 ft. wide for shipping, and still has sufficient space for factory-installed kitchens, bathrooms and more. Each unit is a separate Box. Our Boxes take the heavy lifting of a building’s construction out of the field and moves it into the factory, where it belongs.

Our sales and installation experience to date has involved delays due to the time needed to prepare the site for installation, arrange capital for payment of amounts due to the Company by the purchaser, and other preparatory steps that need to be taken in order to arrange delivery and installation of the units.

Once the Boxes arrive at the jobsite, Boxes are assembled together in a plug-and-play manner by builders to create a finished home of almost any size and style. A typical Box can be assembled on site in one day. The goal is for the speed, quality, features and price of the BOXABL product to be superior to traditional building methods.

To date, the Casita is the main model of Box we have been producing. We recently announced a new prototype with three-bedrooms, two-and-a-half bathrooms and an outdoor deck, which we believe will expand public understanding of BOXABL beyond tiny houses. We are able to produce multi-bedroom units by modifying our Casita to remove the bathroom and/or kitchen, or with a partition added. We plan to make these units available only for bulk orders at this time.

Smart Manufacturing

BOXABL Boxes are not built like traditional homes, they have been engineered with mass production in mind. This redesign includes a significant reduction in the number of components involved in the manufacturing process. BOXABL Boxes will be built with a laminated panel technology instead of a standard stick frame construction. This means each wall panel that BOXABL manufactures consists of fewer individual components. A comparable traditional wall has many individual components and requires 3 or more separate skilled trades to complete (e.g., framing, sheetrock, exterior finish, etc.). Many raw materials in the BOXABL Boxes will be processed by off-the-shelf computer numerical control (CNC) equipment to cut and form materials to a given design. The use of CNC equipment will give us a degree of automation right away, which we intend to expand to allow for the manufacturing process to be more fully automated.

We manufactured 260 Casitas Boxes in 2023. 2024 production is expected to increase significantly with the introduction of new technology, expected to be launched during the second quarter of 2024.

The System

Efficient factory environments thrive on repeatability. We can achieve the lowest cost by building the same product over and over, leaving it to the final assembly to create unique structures. The BOXABL factory can build our Boxes in different sizes, with different floorplans, and the builder can stack, arrange and dress the boxes however they desire for a custom building.

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Building Materials

Our wall design doesn’t use standard lumber framing, instead, we use a laminated panel technology that includes steel skin, expanded polystyrene (EPS) foam, magnesium oxide board, hybrid fiber-cement and nonstandard lumber frame. We are able to source these materials from multiple vendors and are not reliant on any particular vendor. Our product is compatible with automation, CNC, and the factory environment.

BOXABL has differentiated certain building designs into “Generation 1.0” and “Generation 2.0”. In Generation 1.0, we utilized a proprietary structurally insulated panel design with steel and magnesium oxide skins, EPS core, and a hybrid lumber-PVC frame. As a result of our initial sales of Casitas, we were able to receive important feedback from our initial customers that allowed us to identify needs to improve in the Generation 1.0 Casitas that we currently maintain in our inventory. We are committed to ensuring that all completed products are held to the highest standard of quality, consequently we started the process to improve our current inventory while initial analysis conducted internally estimates the potential costs at approximately $1,120 in materials and $1,760 in labor per unit. However, these improvements have temporarily impacted on our potential revenue stream. See Note 4 – Inventory in the accompanying financial statements.

In Generation 2.0 we are utilizing a hybrid fiber-cement and steel skin with a reinforced EPS core and nonstandard lumber frame. We are also working to secure the supply of materials that are essential to our production process, such as sheet steel, EPS foam, and PVC extrusions. We expect a reduction in the supply of goods and materials from our Chinese suppliers, who currently supply the magnesium oxide board that will be removed in Generation 2.0 of the product. We will continue to follow the various government policies and advice, in reference to the materials used in our Boxes and, in parallel, we will do our utmost to continuously improve our operations in the best and safest way possible.

Product Features

The BOXABL building system has many features and solutions that reduce pain points for builders and offer an attractive product for consumers. We continue to improve the product and experiment with different building materials and manufacturing methods. Our current product has the following features.

	Resilient Panels		Structural

●	Fire resistant	●	Snow load rated
●	Flood resistant	●	Hurricane wind load rated
●	Bug resistant	●	Seismic rated
●	Mold resistant	●	Light weight requiring smaller equipment to move
Unit to unit connection – unlimited connection horizontally, 3 unit tall stack allowance

	Design and Engineering		Energy

●	Connects to any foundation	●	Qualify for top energy rating
●	Packs down for low-cost shipping – unfolds to 2x volume	●	Reduced energy bills
●	Sealing gaskets at joints	●	Smaller sized HVAC
●	Crane pick points for faster setting	●	Minimal thermal bridging
●	MEP network channel – precut chase network for all utilities in walls, roof, and floor for low-cost retrofit of electrical, sprinkler system, HVAC, etc.	● ● ●	Tight building envelope High R values continuous EPS insulation High efficiency appliances and LED lights for
●	19x19 room modules		minimal energy requirement
●	Multiple floor plans of room modules for potentially innumerable combinations
●	Reduced components designed for factory automation
●	Streamlined production process similar to automotive assembly rather than modular
●	Weatherproof roofing membrane ships with unit
●	Simple field assembly requires less skilled labor apart from site work
●	Pre-plumbed for on-site hook up – does not require crawl space
●	All finishing work, paint, trim, etc., inside and out ships complete

Approval

●	Applied for pre-approval of our modular design
●	Mix and stack building system for easy custom plans
●	Full testing, fire, energy, structural

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Applicable Regulation

Our Boxes fall under different state certification requirements for housing depending on their end use. For instance, we are seeking to obtain state certifications under modular home building (or factory-built building) codes, with an initial emphasis on Arizona, Texas, New Mexico, Nevada, and California. Eventually, we plan to obtain approvals for every state’s requiring modular home building programs. BOXABL was recently approved as D12 manufacturer license in Arizona. Now that BOXABL is certified in Arizona, we believe that it will be easier to obtain certification in other states as there are similarities in the certification requirements across states.

For modular homes, some states require the approval of a third-party testing and inspection company, which will conduct product testing and factory inspections. There are a number of companies that provides such service, and we have engaged several third parties, including ICC-NTA, ICC-ES, RADCO, PFS-TECO; to test and inspect our products in the above-mentioned states.

In May 2023 we received a panel listing from ICC-ES which indicates our building panels meet the international building codes https://icc-es.org/report-listing/ESR-4725/.

Some states like Alaska, Oklahoma, Utah, Wyoming, Hawaii, Delaware, West Virginia, and Vermont do not have state modular housing programs. In those states, we believe BOXABL buildings can be deployed right now by obtaining a permit from the local building departments.

BOXABL is also eligible to sell its Boxes as a Vehicle Manufacturer that produces Park Model RVs, allowing us to deliver Casitas to customers under “park model” recreational vehicle rules in most states. This is done through the ANSI 119.5 code; manufacturers are required to self-certify that they meet these requirements. In addition to self-certification, BOXABL maintains a membership in the Recreational Vehicle Association (“RVIA”), who authors the ANSI A119.5 PMRV requirements. By adding a permanent trailer/chassis to the BOXABL Casitas, this code is generally met.

Builders will still be required to obtain local building permits, as well as those necessary for tying into local water and electric services.

Price

We believe that our production and shipping advantages will allow us to sell our BOXABL Boxes at competitive prices. The retail price for our initial product, the Casita, is expected to continue at $60,000, representing about $166/sq. ft. This price will not include shipping, land, permits, or site development, which will be the responsibility of the customer. Our price, the BOXABL solution is an attractive option for cost-conscious purchasers especially if compared to building costs in states like California that can be on the order of $400/sq. ft. Additionally, we think our large waitlist indicates that our price is very desirable.

As we are able to increase our bulk purchasing and introduce greater amounts of automation in the production process, we may be able to reduce the consumer price in the future to capture a larger market.

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Core Technology

The core technology covering the structure of the Boxes and transportation system used by the Company was developed by its founder, Paolo Tiramani. Innovations created by Paolo Tiramani have previously led to the creation of new billion-dollar product categories in the tool storage space.

Patents

BOXABL has patents for the structure and transportation of the BOXABL building system, covering all important aspects of its commercial designs, as well as the foreseeable alternatives. The filings closely track and reflect the product designs as they are updated. Further, the scope of protection sought extends beyond the design of the building structures themselves and includes innovative delivery and assembly equipment and techniques.

Structure Patents (1)

JURIS	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
US	Modular Prefabricated House	Patented	10/653,523	9/2/2003	8,474,194	7/2/2013
US	Modular Prefabricated House	Patented	13/900,579	5/23/2013	8,733,029	5/27/2014
CA	Modular Pre-Fabricated House	Patented	2,442,403	9/24/2003	2442403	12/2/2008
US	Customizable Transportable Structures and Components Therefor	Patented	16/143,598	9/27/2018	10,688,906	6/23/2020
US	Customizable Transportable Structures and Components Therefor	Patented	16/804,473	2/28/2020	10,829,029	11/10/2020
US	Customizable Transportable Structures and Components Therefor	Patented	15/931,768	5/14/2020	10,926,689	2/23/2021
PCT	Customizable Transportable Structures and Components Therefor	—	PCT/US18/53006	9/27/2018
EU	Customizable Transportable Structures and Components Therefor	Pending	18 864 413.2	4/30/2020
CA	Customizable Transportable Structures and Components Therefor	Patented	3,078,484	4/3/2020	3,078,484	7/13/2021
US	Foldable Building Structures with Utility Channels . . . .	Patented	16/786,130	2/10/2020	11,118,344	9/14/2021
US	Foldable Building Structures with Utility Channels . . . .	Allowed	17/245,187	4/30/2021
US	Foldable Building Structures with Utility Channels . . . .	Pending	18/071,902	11/30/2022
US	Foldable Building Structures with Utility Channels . . . .	Pending	18/071,905	11/30/2022

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JURIS	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
PCT	Foldable Building Structures with Utility Channels . . . .	—	PCT/US20/17524	2/10/2020
AU	Foldable Building Structures with Utility Channels . . . .	Pending	2020221056	7/2/2021
CA	Foldable Building Structures with Utility Channels . . . .	Pending	3,129,693	8/9/2021
CN	Foldable Building Structures with Utility Channels . . . .	Pending	202080014606.4.	8/13/2021
CN	Foldable Building Structures with Utility Channels . . . .	Pending	202211067336.0	9/01/2022
EU	Foldable Building Structures with Utility Channels . . . .	Pending	20 755 992.3	9/14/2021
JP	Foldable Building Structures with Utility Channels . . . .	Pending	2021-547830	8/13/2021
MX	Foldable Building Structures with Utility Channels . . . .	Pending	MX/a/ 2021/0097120	8/12/2021
SA	Foldable Building Structures with Utility Channels . . . .	Pending	521422646	7/28/2021
SA	Foldable Building Structures with Utility Channels . . . .	Pending	522441248	11/08/2022
SA	Foldable Building Structures with Utility Channels . . . .	Pending	522441249	11/08/2022
US	Enclosure Component Perimeter Structures	Patented	16/786,202	2/10/2020	11,560,707	01/24/2023
US	Foldable Enclosure Members Joined by Hinged I-Beam	Issuing	17/592,984	2/04/2022	11,578,482	02/14/2023
US	Enclosure Members Joined by Hinged I-Beam to Fold Flat	Patented	17/592,988	2/04/2022	11,566,413	01/31/2023
US	Foldable Enclosure Members Joined by Tongue-and-Groove Structure	Patented	17/592,990	2/04/2022	11,566,414	01/31/2023
US	Foldable Enclosure Members Joined by Hinged Perimeter Sections	Patented	17/592,986	2/04/2022	11,525,256	12/13/2022
US	Perimeter Structures for Joining Abutting Enclosure Components	Pending	17/971,230	10/21/2022

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JURIS	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
PCT	Enclosure Component Perimeter Structures	—	PCT/US20/17527	2/10/2020
CA	Enclosure Component Perimeter Structures	Pending	3,129,882	8/9/2021
CN	Enclosure Component Perimeter Structures	Pending	202080014607.9	8/13/2021
CN	Enclosure Component Perimeter Structures	Pending	202211434625.X	11/16/2022
EU	Enclosure Component Perimeter Structures	Pending	20 755 993.1	9/14/2021
JP	Enclosure Component Perimeter Structures	Pending	2021-547829	8/13/2021
US	Equipment . . . for Erecting a Transportable Foldable Building Structure	Patented	16/786,315	2/10/2020	11,220,816	1/11/2022
PCT	Equipment . . . for Erecting a Transportable Foldable Building Structure	—	PCT/US20/17528	2/10/2020
US	Enclosure Component Edge Seal Systems	Pending	17/513,176	10/28/2021
US	Enclosure Component Compression Seal Systems	Pending	17/513,207	10/28/2021
US	Enclosure Component Shear Seal Systems	Pending	17/513,266	10/28/2021
PCT	Enclosure Component Sealing Systems	Pending	PCT/US21/56415	10/25/2021
US	Folding Beam Systems	Pending	17/527,520	11/16/2021
PCT	Folding Beam Systems	Pending	PCT/US21/59440	11/16/2021
US	Enclosure Component Panel Structures	Pending	17/539,706	12/01/2021
PCT	Enclosure Component Panel Structures	Pending	PCT/US21/61343	12/01/2021
PCT	Foldable Transportable Buildings	Pending	PCT/US22/16999	2/18/2022
US	Liftable Foldable Transportable Buildings	Pending	17/675,653	2/18/2022
US	Stackable Foldable Transportable Buildings	Pending	17/675,646	2/18/2022

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JURIS	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
US	Sheet/Panel Design for Enclosure Component Manufacture	Pending	17/504,883	10/19/2021
PCT	Sheet/Panel Design for Enclosure Component Manufacture	Pending	PCT/US21/58912	11/11/2021
US	Wall Component Appurtenances	Pending	17/587,051	1/28/2022
US	Wall Component Appurtenances	Pending	PCT/US22/14224	1/28/2022
US	Improved Folding Roof Component	Pending	17/569,962	1/06/2022
PCT	Improved Folding Roof Component	Pending	PCT/US22/011415	1/06/2022
US	Uni-Tool for Foldable Transportable Structure Deployment	Pending	63/344,116	05/20/2022
US	Couch	Pending	63/356,771	06/29/2022
US	Universal Panel	Pending	63/388,366	07/12/2022
US	Quick-Assembly Storage Bed	Pending	63/395,936	08/08/2022
US	Subassembly for Enclosure Component Manufacture	Pending	63/399,389	08/19/2022
US	Universal Edge Structures	Pending	63/480,164	01/17/2023
US	Vacuum Insulated Enclosure Components	Pending	63/440,797	01/24/2023

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Transport Patents

JURIS.	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
US	Wheeled Assembly for Item Transport	Patented	16/143,628	9/27/2018	11,007,921	5/18/2021
PCT	Wheeled Assembly for Item Transport	—	PCT/US18/53015	9/27/2018
Europe	Wheeled Assembly for Item Transport	Pending	18 863 822.5	4/30/2020
Canada	Wheeled Assembly for Item Transport	Patented	3,078,486	4/3/2020	3,078,486	11/2/2021
US	Transport System	Pending	63/324,940	3/29/2022
US	Transport System	Pending	63/335,880	4/28/2022

Factory Patents

JURIS.	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
US	Enclosure Component Fabrication Facility	Pending	17/552,108	12/15/2021
PCT	Enclosure Component Fabrication Facility	Pending	PCT/US21/63581	12/15/2021
US	Enclosure Component Assembly Line	Pending	63/426,563	11/18/2022
US	Tilt Cart	Pending	63/386,186	12/06/2022

Explanatory Endnotes

1.	All listed patents and patent applications were previously owned by Build IP LLC (a Nevada LLC) and licensed to BOXABL INC. (a Nevada Corp.), except for U.S. provisional patent application nos. 63/324,940, 63/335,880, 63/344,116, 63/356,771, 63/388,366, 63/395,936 and 63/399,389. The assignee of record of U.S. provisional patent application no. 63/344,116 is BOXABL INC. In June 2023, BOXABL acquired all patents and patent applications owned by Build IP when it merged with Build IP’s parent company, 500 Group Inc. For details see Interest of Management and Others in Certain Transactions.

2.	Expired U.S. provisional patent applications are not listed.

3.	The status of PCT applications having a priority date within 31 months of the date of this table are listed as “pending.” PCT applications having a priority date more than 31 months from the date of this table are listed with no status provided (e.g., “—”).

4.	Jurisdictions (patent offices) are abbreviated as follows: Australia – AU, Canada – CA, China – CN, European Union – EU, Japan – JP, Mexico – MX, South Africa – SA, United States – US, and Patent Cooperation Treaty – PCT.

Trademarks

BOXABL has acquired the BOXABL trademark through its merger with 500 Group as described above. The BOXABL trademark is registered in the United States, the European Union, and in multiple other countries around the world. BOXABL intends to aggressively enforce its rights in the BOXABL trademark whenever third-party uses of similar names are encountered. Consequently, we believe that the BOXABL brand has developed a secondary meaning and has come to represent valuable recognition in the market.

Strategy

BOXABL’s primary focus is in manufacturing a high quality, safe, sustainable and affordable housing solution. Consequently after our flagship factory in Las Vegas is scaled up, BOXABL intends to increase manufacturing capacity to maximize the benefits from modern manufacturing processes through the multiplication of production lines at the same facility or in new facilities, and/or leveraging a factory franchise and/or Joint Venture business model especially designed for international markets. We will use this first production-style factory to identify procedures, data, costs, raw materials, equipment, labor numbers and more to build a blueprint for future factories.

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Our franchisees and/or Joint Venture partners will be supplied with raw materials, custom equipment, branding, proprietary components, quality control, and other services. We have received what we believe to be a significant number of inquiries from potential factory franchisees who have indicated that they have substantial amounts of capital to spend on factory startups. Over 2,000 parties from around the world have indicated that they would like to partner with us as factory franchisees and/or Joint Ventures through our web form at BOXABL.com/partner, which allows them to also check a box indicating that they have at least $5 million to spend on startups of these factories. To date, we have not requested any payment from any of these parties as we feel it is premature. We do not yet have controls or procedures for evaluating potential franchisees, and will develop these procedures after evaluating the operations of our starter factory.

While the Company has received a considerable amount of positive media coverage, that coverage has been mostly over our Casita. Now that we recently announced a new prototype with three-bedrooms, two-and-a-half bathrooms and an outdoor deck, we believe that the positive media coverage trend will continue to increase as the new model will expand public awareness of BOXABL beyond tiny houses.

Our Manufacturing Facilities

We worked with industry-leading consultants to develop a plan for maximizing production efforts through automation, process efficiency, and supply chain considerations. The Boxes and panels will move through 20 main assembly stations in the factory where different sections are completed similar to an automotive production process.

We entered into a lease for a facility on December 29, 2020, which we took possession of on May 1, 2021, on a sixty-five-month lease. The facility features 173,720 square feet of usable floor space, and is our first production facility (“Factory 1”) currently producing our first-generation of Casita Box.

On June 13, 2022, we entered into a seventy-three-month lease for additional industrial space (“Factory 2”) that allowed production efficiencies. Factory 2 is currently supporting Factory 1 with warehousing and in-house component fabrication (i.e., cutting EPS foam). The Factory 2 is 132,960 square feet.

On May 2, 2023 we amended the lease agreement for Factory 1 to expand the space leased by the Company for purposes of establishing our third manufacturing facility (“Factory 3”). The agreement term is forty-eight months, and adds 114,613 square feet of additional floor space.

Factory 1 is now fully operational and produces our first-generation Casita Box. Factories 2 and 3 are necessary to transition to production of Casita Box second-generation and volume ramp up. Factory 2 is operational, producing components to support Factory 1 Casita production and warehousing. The first pieces of equipment have been installed in Factory 3. Due to the closer proximity of Factory 3 to Factory 1 all sub-component production will transition to Factory 3 from Factory 2. Factory 2 will become warehouse space supporting both Factory 1 and 3. For details see The Company’s Properties

We believe that our factories will create approximately 300 new direct jobs when fully staffed. Many more indirect jobs will be created on the building sites by our customers when they use our modules to build.

With the move into Factory 3, we are also making some significant improvements including production efficiencies and reduced costs. During the second half of 2023, we plan to complete approximately $15,000,000 on equipment upgrades. These include equipment such as a new automated panel lamination system, CNC cutting equipment, a conveyor system that moves houses down our assembly line, and a new paint booth system.

Cumulatively we have produced over 560 homes as of December 31, 2023. We are expecting to substantially increase our production capacity after fully transitioning from Casita Generation 1 to Casita Generation 2, jointly with the installation of new automation equipment expected for the second quarter of 2024.

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Additional Factory

We have allocated funds from our capital-raising activities for research and development expenditure relating to the planning for expansion into additional production facilities with similar capacity to our Las Vegas facility. This strategy will allow us to increase capacity in the short/medium term. BOXABL is currently considering seeking available sites.

Boxzilla Factory

We have allocated funds from our capital-raising activities for research and development expenditures relating to the planning for expansion into additional production facilities. In this regard, BOXABL is currently in the planning stages to launch a new factory that will be significantly larger and more advanced than the current operations. We believe we have proven the basic principles of the Company in our current manufacturing facility and are ready to take things to the next level of scale. The anticipated “Boxzilla” factory will require approximately $1 billion in funding; we believe it could be the world’s largest and most advanced mass production of housing ever attempted.

Our Customers

In 2019, BOXABL delivered the first prototype at the International Builders’ Show in Las Vegas and received an overwhelming response. Builders were ecstatic to see the development of a solution to many issues they struggle with. We received the equivalent of 6,000,000+ sq. ft. of “reservations” from hundreds of professional builders. These reservations were simply an indication of interest and we did not take any customer deposits. Furthermore, they are not a guarantee of future revenues.

After the Show, we ordered basic manufacturing equipment and continued to perfect the system and address feedback we received from the builder community. We were invited back to the 2020 show through a sponsorship with Professional Builder Magazine. Once we decided our initial building product focus would be the ADU market, we built three more units for the show. In January 2020, we debuted the “Casita” at the Builders’ Show and again received a high level of interest from potential customers.

Rather than just making available “reservations”, we began taking deposits for positions on our waitlist. We currently have two options to complete a pre-order on our waitlist: 1) free and 2) $200 deposits. As of December 31, 2023, we had over 175,000 names on our customer waitlist, with many of those potential customers indicating they want to purchase more than 1 Casita. Although most of the names on this waitlist have not paid a deposit, we currently have payments from over 8,000 unique persons to purchase one or more Casitas.

While it is unlikely that we will receive these orders or revenue from most of these potential customers, even the ones who have placed deposits, it shows the excitement and interest in the Casita. Conversion of even a small percentage of these potential customers will allow for full production of our planned production facility.

Competition

Our competition can be broken into the following categories:

●	Stick built: Traditional home building method, accounts for the majority of the market. Raw materials are brought to site and built by hand into finished buildings. This market is made up of many small builders. We think this group represents our likely customer base, as we provide them with a better solution.

●	Manufactured: Manufactured homes are standardized homes built in a factory and shipped to site. These homes are generally built to a lower baseline standard of construction and attempt to come in at the lowest cost possible. The defining factor with this product is that they are generally deemed personal property and not real property. Only a few large companies dominate this category.

●	Modular: Modular homes are factory-built homes required to be built to the same or higher building code standards of stick-built homes. These homes are generally more customizable than a manufactured home.

●	Panelized systems: Wall panels with different levels of finish are built in a factory and then assembled onsite, usually by those doing stick-built construction.

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Initial Purchase Orders and Sales

We intend to generate production and final sales volume from our retail and home builder potential customers once we have obtained the required state certifications and are able to build at our desired production levels.

In December 2020, the Company received two purchase orders from ADS, Inc., to deliver 156 Casitas to the federal government. These purchase orders and related agreements are included as Exhibit 6.2 to this offering statement.

BOXABL received $9,245,574 from ADS, the full amount due under the terms of the contract, as final delivery has been completed. This initial order allowed us to continue development of our manufacturing procedures and obtain end user feedback which we intend to utilize for further developments to the Casita product.

On September 6, 2022 BOXABL received two purchase orders for a total amount of $13.2 million from a Customer in Arizona for 227 Casita Boxes. So far, we have delivered 51 units from this order during 2022. Also, during 2022 we delivered 8 Casita Boxes to fulfill 3 additional orders (Hillier Enterprises, Gateway Science, and Spring Mountain Resort).

During 2023 we delivered 2 Casitas Boxes to Michael Fortune and FabMac Homes. During 2023, we started the transition from Casita Generation 1 to Casita Generation 2, which included preparing the manufacturing equipment to support the next generation; We expect that the launch of Generation 2 will result in significant increase in volume.

Inventory

We have manufactured 260 Casitas during 2023. Our inventory of manufactured Casitas was originally intended to be delivered pursuant to a sales agreement in Arizona. However, our deliveries under that agreement were put on hold while we and our partners remedy issues that need to be addressed pursuant to the Arizona Department of Housing. See, below, Legal Proceedings – Arizona Department of Housing Settlement. In the meantime, we intend to resume sales to customers in states where there is no state modular program as well as for projects that are under a different classification such as park model RV’s or government projects. We believe the Company can sell park model RVs in forty-five states. Nevertheless, these new sales may face delays due to the time needed to prepare the site for installation of the Casitas, arranging capital for payment of amounts due to the Company by the purchaser, and other preparatory steps that need to be taken in order to fulfill the delivery and installation of the units.

Also, BOXABL is now scheduling delivery of Casitas to people on its waitlist. We have hired a sales manager and implemented a sales process where we sort through our waitlist to determine which customers and projects are viable.

Employees

As of December 31, 2023, the Company had 80 direct hourly employees, 52 indirect salaried employees, 41 indirect hourly employees, and 0 direct salaried employees. This number experiences some fluctuation, and we expect to increase hiring as we continue to scale up production at our facilities. BOXABL provides employees a share incentive plan to be awarded at the discretion of the Board of Directors (the “Board”). For details, see Compensation of Directors and Officers – Equity Incentive Plan.

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LEGAL PROCEEDINGS

Arizona Department of Housing Settlement

On January 23, 2023, the Office of Administration of the Arizona Dept. of Housing brought an administrative complaint against BOXABL, alleging that BOXABL did not comply with certain requirements prior to shipping housing units into Arizona, and seeking penalties up to suspension or revocation of its license, an administrative penalty, or probation.

On February 9, 2023, Boxabl filed its verified Answer, explaining inter alia that Boxabl had acted in good faith and in accordance with its reasonable interpretation of the Department’s instructions regarding the shipments into Arizona, and that shipments were only made after requesting and obtaining the Department’s written consent and authorization in November 2022. This administrative complaint was resolved by settlement agreement on April 21, 2023. Boxabl paid an administrative penalty to Arizona Dept. of Housing in the amount of $48,000 on April 26, 2023, and has satisfied all of its obligations to the Arizona Department of Housing under the settlement agreement.

In a separate settlement between the Parties, dated May 30, 2023, regarding the costs of the reconstruction of the Casitas, Freeport has assumed responsibility to pay reconstruction costs, but the Company will be responsible for 10% of any costs in excess of $1,000,000. The Company will also incur 50% of shipping costs in the event the contract is canceled and the Casitas removed. The Company accrued a $570,000 warranty for such costs and any costs related to the 10-year limited warranty offering to Pronghorn.

Litigation Against Former Employees

On or about June 13, 2023, the Company filed two lawsuits against former employees alleging claims including breach of contract, violations of the Computer Fraud & Abuse Act, violations of the Defend Trade Secrets Act, conversion, unjust enrichment, breach of covenant of good faith and fair dealing, and demand for temporary and permanent injunctive relief. These litigation matters remain pending. Management does not anticipate these matters will have a material impact on the Company’s results of operations or financial condition. See also Risk Factors – As we grow our business, we may not be able to manage our growth successfully, including development of our internal controls.

On or about March 2023, the Company discovered through one of its compliance programs that a former employee had issued fraudulent securities. An internal investigation was commenced and the matter was reported to the Federal Bureau of Investigation. Shortly thereafter, the Company filed a lawsuit against this former employee for breach of contract, violations of the Computer Fraud and Abuse Act, violations of the Defend Trade Secrets Act, Conversion, Unjust Enrichment, Breach of the Covenant of Good Faith and Fair Dealing and for a temporary and permanent injunction. The matter remains pending in the U.S. District Court for the District of Nevada.

On September 2, 2022, BOXABL received notice of a charge of employment discrimination had been filed with the Equal Employment Opportunity Commission (“EEOC”) against BOXABL under Title VII of the Civil Rights Act of 1964 (Title VII). The circumstances of the alleged discrimination are alleged to have occurred on or about May 1, 2022. On October 3, 2022, BOXABL (through counsel) filed a position statement refuting the allegations and providing supporting documentation of BOXABL’s position. The matter is pending before the EEOC.

On or about September 25, 2023, BOXABL received notice of a charge of unfair labor practices had been filed with the National Labor Relations Board against BOXABL under Section 7 of the NLRA. The circumstances of the alleged charge are alleged to have occurred between March 2023 and September 2023. On or about October 12, 2023, BOXABL (through counsel) filed a position statement refuting the allegations and providing supporting documentation of BOXABL’s position. The matter is pending before the NLRB.

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Other Litigation

On June 13, 2023, the Company filed a lawsuit against a person, not affiliated with the Company, alleging claims based on business disparagement and defamation of the Company. Management does not anticipate the matter will have a material impact on the Company’s results of operations or financial condition. See also Risk Factors – Public perception is important as a public company engaged in equity crowdfunding, potentially making BOXABL susceptible to negative postings, and false allegations about the Company and its products.

On November 19, 2021, a former employee, who served as Chief Operating Officer during the seven-month period from March 2021 until September 27, 2021, at which time he was terminated, filed a complaint against the Company and its directors in the Eighth Judicial District Court of Clark County, Nevada, claiming breach of contract and wrongful termination. While the legal action has proceeded to discovery, the Company denies the merit of the allegations and will continue to defend against them.

On or about October 5, 2023, Leader Capital High Quality Income Fund, a series of Leader Funds Trust, a Delaware statutory trust, commenced an action against BOXABL and other defendants in the District Court for Nevada asserting claims for breach of duty to register a transfer of a security (NRS 104.8401), Conversion, Intentional Interference with Prospective Economic Advantage. Plaintiff claims that it requested the removal of a restrictive legend to shares held by Plaintiff and that BOXABL refused and/or delayed approval of the removal and caused Plaintiff to suffer damages. BOXABL denies the merit of the allegations and damages sought and will continue to defend against them.

We know of no other existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

The Company is party to various legal proceedings and claims from time to time. A liability will be accrued when a loss is both probable and can be reasonably estimated. Management believes that the probability of a material loss is remote. However, litigation is inherently uncertain, and it is not possible to predict the ultimate disposition of these proceedings.

THE COMPANY’S PROPERTIES

Our principal office and initial manufacturing facility are located at 5345 East North Belt Road, North Las Vegas, Nevada, which also serves as our mailing address. Leasing information is described below.

Initial Manufacturing Facility (Factory 1)

On December 29, 2020, we entered into a lease for industrial space which we made into our initial manufacturing facility. We took possession on May 1, 2021 on a sixty-five-month lease. The address of the facility is 5345 E Centennial Pkwy, Building 1, North Las Vegas, NV 89115.

Material Lease Terms

Premises:	Building 1 located at 5345 East North Belt Road, North Las Vegas, NV 89115

Square Feet:	173,720 rentable square feet

Commencement Date:	May 1, 2021

Term:	65 months commencing on May 1, 2021 and ending August 31, 2026; the Company’s first five months of rent were abated by the landlord. The Company began making monthly rent payments on October 1, 2021.

Security Deposit:	$525,000

Monthly Base Rent:	Lease Months	Monthly Base Rent
	01 – 12	$87,996.25
	13 – 24	$90,636.14
	25 – 36	$93,355.22
	37 – 48	$96,155.88
	49 – 60	$99,040.55
	61 – 65	$102,011.77

Triple Net Lease:	All costs, expenses, and obligations relating to the facility during the term of the lease, including operating expenses, repairs, insurance, and taxes, are the responsibility of BOXABL.

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Second Manufacturing Facility (Factory 3, formerly known as Factory 2)

On June 13, 2022, we entered into a lease for additional industrial space which will support and enhance our operations at our initial manufacturing facility. We took possession on February 1, 2023, which is when the property had been made ready under the terms of the lease. The address of the facility is 5553 N. Belt Road, North Las Vegas, NV.

Material Lease Terms

Address:	5553 N. Belt Road, North Las Vegas, NV 89115

Square Feet:	132,960 rentable square feet

Commencement Date:	January 27, 2023

Term:	73 months commencing on after completion of the Landlord’s Work.

Security Deposit:	$611,616

Monthly Base Rent:	Lease Months	Monthly Base Rent
	01 – 12	$103,708.80
	13 – 24	$107,857.15
	25 – 36	$112,171,44
	37 – 48	$116,658.30
	49 – 60	$121,324.63
	61 - 72	$126,177.61
	73+	$131,224.72

Triple Net Lease:	All costs, expenses, and obligations relating to the facility during the term of the lease, including operating expenses, repairs, insurance, and taxes, are the responsibility of BOXABL.

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Third Manufacturing Facility (Factory 2 formerly known as Factory 3)

On May 2, 2023, we amended the lease agreement for the initial manufacturing facility to add space to be used as our third manufacturing facility for a term of forty-eight months. We anticipate beginning operations in this facility in August 2023. The address of the warehouse is 5445 East North Belt Road, North Las Vegas, NV 89115.

Material Lease Terms

Premises:	Building 3 located at 5445 East North Belt Road, North Las Vegas, NV 89115

Square Feet:	114,613 rentable square feet

Commencement Date:	June 1, 2023

Term:	48 months commencing on June 1, 2023 and ending May 31, 2027. The Company began making monthly rent payments on June 1, 2023.

Security Deposit:	$0

Letter of Credit	$3,714,190

Monthly Base Rent:	Lease Months	Monthly Base Rent
	01 – 12	$115,759.13
	13 – 24	$120,389.50
	25 – 36	$125,205.08
	37 – 48	$130,213.28

Triple Net Lease:	All costs, expenses, and obligations relating to the facility during the term of the lease, including operating expenses, repairs, insurance, and taxes, are the responsibility of BOXABL.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes included elsewhere herein and in our consolidated financial statements.

In addition to our consolidated financial statements, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. See above Forward-Looking Statements and Risk Factors for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

We are in the process of scaling our factories and production of Casitas to meet the demand for our products, and our results to date reflect these efforts. In addition to Factory 1, which we took possession of in May 2021, we expanded our production capacity by signing a lease for Factory 2 in June 2022 and Factory 3 in May 2023. While our growth has mainly been funded by our capital raising activities as described below in “Liquidity,” we anticipate our increased manufacturing capacity will allow us to build more Casitas more quickly, and, in doing so generate more revenue in the future. We are exploring the use of financing options in addition to equity raises.

In 2023, we manufactured 260 Casitas primarily planned to fulfill an order with one of our customers in Arizona but have not made any deliveries to customers. Various permits from state and local governments are required in order to sell and install the Casitas as modular houses. The permitting process has caused delays in the delivery of the product and has affected the timing or amount of the Company’s revenues. Currently, the Company is in the process of obtaining various permits related to the Casitas. Since the Arizona order has been postponed until further notice, the units that were previously reserved for that project can now be sold for other projects. We sent a survey to those on our waitlist requesting information regarding who is able to receive delivery and whether that potential customer would install their unit or units in a jurisdiction with significant permitting or other regulatory requirements. Accordingly, we plan to resume sales to customers in states where there is no state modular program as well as for projects that are under a different classification such as park model RVs or government projects. Nevertheless, these new sales may face delays due to the time needed to prepare the site for installation, arrange capital for payment of amounts due to the Company by the purchaser, and other preparatory steps that need to be taken in order to arrange delivery and installation of the units.

In December 2023, BOXABL completed the requested third-party inspection for the State of Arizona and received a report recommending Factory and Casita certification which was approved by the State. The Company expects to resume sales of Casitas in Arizona in 2024.

The Company retained multiple third-party inspection agencies to assist in achieving certification in multiples states with modular housing legislation simultaneously. The Company does not expect that this regulatory process will cause further delays in our ability to generate revenue with respect to our current or future production.

BOXABL has approved plans in several jurisdictions that do not have modular housing legislation (Oklahoma, Utah, Tribal Lands). The Company is also approved to sell Casitas as a Park Model RV configuration. We believe the Company can sell Park Model RVs in forty-five states. The Company anticipates that the incoming demand from the aforementioned jurisdictions plus customers under Park Model RV categories will support the Company’s operations.

In addition to production changes, we have seen increased stability in terms of employee turnover. As of September 2023, our turnover has fallen to approximately 2.2%, which assists productivity because we need to spend less time training new employees in our manufacturing process. However, there is no guarantee that our efforts will resolve all of the challenges we face in ramping up production of Casitas sufficient to meet demand. See Risk Factors – The Company has incurred much higher production costs during 2021, 2022, and during the first nine months of 2023 than the expected costs once we fully ramp-up production.

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We are also working to secure the supply of materials that are essential to our production process, such as sheet steel, EPS foam, and PVC extrusions. We do expect a reduction in the supply of goods and materials from our Chinese suppliers, who currently supply the magnesium oxide board that will be removed in Generation 2.0 of the product. We will continue to follow the various government policies and advice, in reference to the materials used in our Boxes and, in parallel, we will do our utmost to continuously improve our operations in the best and safest way possible.

The Company maintains short-term liquidity of $57,304,271 as of September 30, 2023, including $27,483,666 of cash and cash equivalents and $29,820,605 as short-term investments in U.S. Treasury Notes. Currently the Company’s average negative operating cashflow needed to maintain operations is below $3,000,000 per month. Accordingly, the Company’s liquidity is sufficient to fund approximately 19-months of operations in case of no revenues.

The Company does not have financial debt and has recorded $6,891,912 in deposits in advance related to production equipment to secure our operational ramp-up expected for Q1 2024. The Company maintains a commitment to pay an additional $12,048,011 for this equipment upon delivery. If the Company needed to pay the committed $12,048,011, it still has enough liquidity to fund the next 15 months, in case of no revenues.

The Company expects to generate funds from the sale of its current inventory in Q1 2024, sale of future inventory resulting from manufacturing, expects to file Regulation A within the next 3 months and, if needed, could also look for financing opportunities related to our equipment.

Results of Operations

Operating Results

Three Months Ended September 30, 2023 Compared with the Three Months Ended September 30, 2022

The Company incurred a net loss of $9,539,176 and $11,434,937 for the three-month periods ended September 30, 2023 and 2022, respectively. The Company hasn’t been able to sell its core product due to initial quality improvements from customer feedback and regulatory issues now addressed in Arizona State approval. See Trend Information for more details.

Revenues

Gross revenue from sales for the three months of the period ending September 30, 2023 and 2022 were $62,830 and $170,000, respectively. For the three-months ended September 30, 2023, we also generated $36,500 in service revenues from on-sight training provided to potential contractors. As discussed above, the permitting process has caused delays in the delivery of the product and has affected the timing or amount of the Company’s revenues. Currently, the Company is in the process of obtaining various permits related to the Casitas. For more details, please see – Planned Timeline, below.

Cost of Goods Sold

Cost of goods sold offset the Company’s revenue for the three-month periods ending September 30, 2023 and 2022 by $3,476,331 and $5,920,404, respectively. Costs of goods sold include raw materials and assembly costs, shipping, labor and manufacturing overhead costs. As of September 30, 2023, the cost to produce the Casita is down approximately 21% for direct material and 30% for direct labor from a year before. We were able to achieve these cost-per-unit efficiencies through improvements in our production procedures that reduced direct labor cost and reduced scrap costs. This does not include improvements coming from our next generation design and automated manufacturing equipment expected next year. In September 2023, the cost to produce a Casita was approximately $32,000 for direct material and $11,830 direct labor cost. As the Company begins to ramp up production, the Cost of Goods Sold contains a portion of manufacturing overhead such as stock-based compensation which were not capitalized.

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Operating Expenses

General and Administrative

During the three-month period ending September 30, 2023 and 2022, general and administrative has been our largest operating expense at $3,133,966 and $2,999,553, respectively. General and administrative expenses generally consist of salaries, payroll costs from hiring positions on the factory floor, and company administration. As we expand production capacity, we expect these expenses to continue to grow. We also expect further increases in rent, shop supplies, utilities, and payroll expenses as we continue to ramp up operations.

Sales and Marketing

During the three-month period ending September 30, 2023 and 2022, our expenses related to sales and marketing increased to $1,667,104 from $1,654,245. Sales and marketing expenses generally consist of advertising and promotions.

Research and Developments

Our expenses related to research and development increased to $2,138,835 for the three-month period ended September 30, 2023, compared to $1,030,735 for the same period 2022. As R&D is essential to the testing and development of our product, we expect this expense to continue to increase. For a more detailed discussion of the main cost drivers of R&D, please see Fiscal Quarter Ended September 30, 2023 Compared with the Quarter Ended September 30, 2022 – Operating Expenses, below.

Other Expense (Income)

As a result of its previous fundraising, we have been able to set aside funds for future use that have been invested into U.S. treasury notes. As a result, for the three months ended September 30, 2023 and 2022, we recorded interest income of $749,738 and $0, respectively. We also recorded other income for the three-month period ended September 30, 2023, of $27,992 and $0 for the three months period ended September 30, 2023 and 2022, respectively.

Nine Months Ended September 30, 2023 Compared with the Nine Months Ended September 30, 2022

Revenues

Our gross revenues from sales for the nine-month period ended September 30, 2023 were $160,094 compared to $7,818,746 in revenues for the nine-month period ended September 30, 2022. Revenue for the first nine months of 2023 and 2022 were generated from our core business activity of manufacturing and delivering our Casita Boxes and related services, with a limited about of service revenue generated in 2023.

Revenues in the first nine months of 2022 were driven by completion of the order to ADS, Inc., and a limited number of additional units. Those results are not necessarily reflective of our long-term intention of being able to deliver smaller orders to individual purchasers. That type of selling activity has been delayed due to state permitting processes, which we believe we will be able to overcome.

Cost of Goods Sold

Cost of goods sold for the nine-month period ended September 30, 2023 was $7,525,107 compared to $18,415,106 for the nine-month period ended September 30, 2022.

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Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, shipping, the related labor, stock compensation expense and overhead charges associated with that production. The cost of goods sold for the nine-months ended September 30, 2023, and 2022, consist of the following:

	September 30,
	2023	2022
Direct Material/Shipping	$59,803	$10,575,432
Direct labor	12,107	3,420,744
Manufacturing Overhead	4,483,467	3,958,400
Stock Compensation	2,969,730	460,530
Cost of Goods Sold	$7,525,107	$18,415,106

Also included in the costs of goods sold in 2022 and the first part of 2023 was a 1% royalty on sale of Casita Boxes paid to Build IP LLC, a company formerly controlled by our founder and CEO, Paolo Tiramani, under the terms of our exclusive license agreement to utilize the patented technology necessary to produce and deliver our Boxes. On June 15, 2023, BOXABL merged with 500 Group, Inc., a Nevada corporation that was controlled by Paolo Tiramani and parent to Build IP (“500 Group”). As a result of this merger, all of the intellectual property held by Build IP now belongs to BOXABL and the licensing agreement is now void. As such, going forward, we will not be obligated to pay the 1% royalty.

Operating Expenses

General and administrative

During the nine-month period ending September 30, 2023 and 2022, general and administrative has been our largest operating expense at $10,180,733 and $7,314,244, respectively. General and administrative expenses generally consist of salaries, payroll costs from hiring positions on the factory floor, and company administration. As we expand production capacity, we expect these expenses to continue to grow. We also expect further increases in rent, shop supplies, utilities, and payroll expenses as we continue to ramp up operations.

Sales and marketing

During the nine-month period ending September 30, 2023 and 2022, our expenses related to sales and marketing decreased to $4,779,434 from $4,965,438. Sales and marketing expenses generally consist of advertising and promotions.

Research and development

Our expenses related to research and development increased to $5,104,363 for the nine-month period ended September 30, 2023, compared to $2,708,984 for the same period 2022. As R&D is essential to the testing and development of our product, we expect this expense to continue to increase.

Other Expense (Income)

Interest Income

As a result of its previous fundraising, we have been able to set aside funds for future use that have been invested into U.S. treasury notes. As a result, for the nine months ended September 30, 2023 and 2022, we recorded interest income of $2,395,651 and $0, respectively.

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Other Income

We also recorded other income generated from activities unrelated to the Company’s core business for the nine-month period ended September 30, 2023, of $49,530 and $0 for the three months period ended September 30, 2023 and 2022, respectively. See Note 8.

Loss in Disposal of Assets

During the nine-months ended September 30, 2023, the Company recorded a loss on disposal of assets of $107,648. This was due to an equipment upgrade and the urgent need to remove the old equipment.

Extinguishment of Debt and Interest Expense

On April 1, 2022, in connection with the Company’s launch of their Regulation A offering, all convertible promissory notes were converted into 779,483,823 shares of Series A-1 Preferred stock, representing $44,800,271 of face value and $2,044,430 of accrued interest. Of the converted shares, 3,414,730 shares of Series A-1 Preferred stock, representing $210,000 of face value and $5,811 of accrued interest, were paid for by and issued to a related party.

The Company recorded interest expense of $910,635 related to the accrual of interest and a loss of $577,325,408 related to the extinguishment of debt and the related conversion, during the nine months ended September 30, 2022. As a result of delays in the launch of the Company’s Regulation A offering, during which time the per share offering price increased, Management determined that the conversion price of the convertible notes shall be modified to a conversion price which closely resembled Management’s estimate of the fair value of the security at the time when the convertible notes were issued. Consequently, the Company accounted for the transaction as an extinguishment of debt as the conversion terms enacted were significantly different than the stated conversion rates per the convertible promissory notes. Thus, the Company recorded the transaction at its fair market value. As a result, the Company recognized extinguishment of debt expense of $577,325,408 during the nine months ended September 30, 2022. For details, see Note 6 to the Consolidated Financial Statements for the fiscal years Ended December 31, 2022 and 2021.

Deemed Dividends

On June 15, 2023, the Company engaged in an all-stock statutory merger with 500 Group, Inc., a Nevada corporation (“500 Group”) and its subsidiary Build IP. The Company exchanged 37,500,000 shares of its Non-Voting Series A-2 Preferred Stock for 500 Group’s 100 outstanding shares of 500 Group’s common stock in a transaction valued at $30,000,000, or $0.80 per share. Due to the common control of the Company, 500 Group and Build IP by the Company’s Chief Executive Officer, this transaction was accounted for under the common control accounting standards. In addition, 500 Group and Build IP didn’t have substantial assets, liabilities or operations. Thus, the Company treated the transaction as an asset acquisition, recording $272,493 as intangible assets, which represented the patents at its historical carrying value, and the remaining consideration of $29,724,541 as a deemed dividend. The deemed dividend was offset against the Series A-2 Preferred Stock account as the Company currently has an accumulated deficit.

Based on the foregoing, we incurred an operating loss of $27,393,043, a net loss of $25,055,510, and a net loss attributed to common stockholders of $54,780,051 for the nine months ended September 30, 2023, compared to an operating loss of $25,585,026, a net loss of $603,771,903, and a net loss attributed to common stockholders of $603,771,903 for the nine months ended September 30, 2022.

Fiscal Year Ended December 31, 2022 Compared with the Year Ended December 31, 2021

Revenues

Our FYE 2022 gross revenues were $10,867,746 compared to FYE 2021 gross revenues of $1,955,795. Revenue in 2022 was generated by sales of our Casitas, including recognizing 124 units delivered to ADS, Inc. and 60 units delivered to other customers. We are continuing to work to scale to meet demand through the development of our factories and manufacturing processes. Revenue in FYE 2021 resulted from recognition of revenue received under the Company’s contract for delivery of Casitas to ADS, Inc.

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Cost of Goods Sold

Gross revenues for FYE 2022 and 2021 were offset by cost of goods sold of $23,667,821 and $5,313,969, respectively. Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, shipping, the related labor, stock compensation expense and overhead charges associated with that production. The cost of goods sold for the years ended December 31, 2022 and 2021, consist of the following:

	December 31,
	2022	2021
Direct Material/Shipping	$10,961,651	$1,753,487
Direct labor	6,125,693	1,346,179
Manufacturing Overhead	5,759,677	2,214,303
Stock Compensation	820,800	-
Cost of Goods Sold	$23,667,821	$5,313,969

Some of the factors that contributed to the increase of production costs include inefficiencies due to the training required for operation of the new machinery, building new products and related procedures. We also experienced supply chain delivery issues in response to which the Company opted to source material from more expensive local vendors. We also experienced increased compensation costs related to the tight labor market. Additionally, due to the timing of our ADS contract, we hired outside labor, paid overtime and double time shifts in an effort to meet delivery requirements. We expect to continue incurring costs related to research and development activities intended to streamline our manufacturing and production process, substitute new materials, and upgrade equipment to allow for automated production. As we continue to refine and scale up operations, we anticipate our costs of goods coming in line with revenues in order to achieve positive net revenues.

During 2022 the Company started developing and implementing strategic cost-saving initiatives to reduce the cost of goods sold. In particular:

1.	Direct raw materials cost per unit decreased from more than $50,000 at the start of 2022 to less than $33,000 in May 2023. The cost reductions were achieved by implementing multiple design engineering changes of the BOXABL Casita, vertical integration of EPS foam production, and supplier negotiations. The Company also implemented an ERP system to better manage warehousing operations and the overall supply chain to reduce freight cost and optimize inventory levels to meet production demand.
2.	Direct labor cost per unit decreased by 32% to $10,739 per unit. The cost reductions were achieved by implementing the manufacturing strategy particularly:

a.	Developing standard work and standard headcount for all operations
b.	Ongoing root cause analysis of production and quality issues
c.	Implementing a MES (manufacturing execution system) to gather process data and drive improvements.
d.	Implementing a layered shop floor management system, management GEMBA walks, and fostering employee engagement.
e.	Implementing standard job and wage classifications

The current manufacturing concept has reached its limitations as the process is very manual and labor intensive. During the second half of 2023 the Company started upgrading the manufacturing concept and install more automated equipment to produce its next design generation. We believe this will allow the Company to ramp up production and reduce the cost per unit further significantly. However, there is no certainty that we will be able to realize any gains from efficiencies.

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For 2021 and 2022, our costs of goods sold included as part of Manufacturing Overhead a 1% royalty paid to Build IP, a company controlled by our founder and CEO, Paolo Tiramani, under the terms of our exclusive license agreement to utilize the patented technology necessary to produce and deliver our Boxes. Going forward, the Company will no longer pay royalties to Build IP. In June 2023, the Company acquired Build IP and its parent, 500 Group, both of which were owned by the Company’s CEO, for consideration of $30 million paid in Non-Voting Series A-2 Preferred Stock. For details, see Interest of Management and Others in Certain Transactions.

Operating Expenses

In FYE 2022, we also saw a significant increase in operating expenses to $20,291,140 compared to $8,900,992 in FYE 2021 reflecting a significant increase in operating activity. In FYE 2022, our operating expenses were $10,390,540 for general and administrative expenses, $6,523,339 for sales and marketing, and $3,377,261 for research and development. In FYE 2021 increased operating expenses were related to increased payroll costs resulting from hiring key positions on the factory floor and for company administration, in addition to marketing efforts related to an offering of securities under Regulation D, which all contributed to the total general and administrative expense of $5,497,972 in 2021. We anticipate that general and administrative expenses will continue to increase as we undertake activities to begin production of our Casita Boxes. We also recorded $3,377,261 and $2,631,752 in research and development expenses for FYE 2022 and FYE 2021, respectively, resulting from advancing, developing, and testing our products, and the flow of production. As we continue to ramp up operations, we expect incremental increases in line with increased production for shop supplies, equipment, utilities, raw materials and payroll expenses.

Advertising and marketing are very important for BOXABL’s capital-raising strategy. We have undertaken advertising campaigns specific to the product, as well as advertising directly to investors. The investor-focused advertising has allowed for investors to learn more about the Company. As a result of these efforts, in 2022, BOXABL raised over $100M from over 30,000 investors and has achieved some of the most successful crowdfund campaigns under Regulation Crowdfunding and Regulation A. In addition to our investor marketing, advertising the Company has resulted in indications of interest to purchase a BOXABL unit from 170,000 people. Our marketing has also resulted in more than 270 million social media impressions, which has also generated interest in the Company from prospective employees, potential partners and suppliers. We also recorded close to six million visits from unique users to our website in 2022.

Research and Development is essential to test and develop the BOXABL product further. The main cost drivers in 2022 were:

1. Conducting major research used to develop and upgrade panels manufactured in our factory in order to obtain certifications from various domestic and international construction trade organizations, as well as local and state agencies in anticipation of sales of our product to individual consumers;

2. Performing destructive testing of units, panels, materials and other components of Casitas in order to improve and enhance the safety of manufactured units;

3. Continuing to upgrade, develop and revise engineering, in order to obtain independent third-party certification for our factory and product to facilitate certification by local and state agencies for our ultimate goal of sales to the consumers;

4. Testing alternative materials and procedures not only to increase the safety and attractiveness of the products but also cost saving;

5. Develop engineering plans and structural testing for the next generation of our products such as the two-story, single-family home which first was exhibited in February 2023 at the International Builder’s Show (IBS), receiving positive reviews from prestigious publications such as New York Times among others;

6. Refining and developing plans to stack and connect our units to be used for the construction of apartment buildings;

7. Cooperating in the development and testing of transportation mechanisms in order to be able to sell and deliver the units in all USA; and

8. Continuing to develop and redesign sub-products such as cabinets, showers and others to enhance the usage of space.

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Compensation Expense

The Company’s Equity Incentive Plan provides for the issuance of Stock Options and Restricted Stock Units (“RSUs”) among other types of equity incentives. The RSUs granted by the Board vest depending upon future events and so have not been recorded as compensation expense. As of December 31, 2022 and 2021, there were 17,857,140 and 17,857,140 RSUs outstanding, none of which have vested. As of December 31, 2022, the future expected compensation expense to be recorded is approximately $1.3 million. Subsequent to December 31, 2022, the Company authorized the issuance of RSUs for 36,642,958 shares of the Company’s Common Stock to employees and directors. For details regarding Stock Options and Restricted Stock Units granted under the Plan, see Compensation of Directors and Officers – Equity Incentive Plan.

Extinguishment of Debt

Overall, we incurred a net loss of $610,748,564 in FYE 2022 compared to a net loss of $13,854,157 in FYE 2021. The primary reason for the significant change in net loss between FYE 2022 and 2021 was due to the recording of $577,325,408 as an extinguishment of debt due to the conversion of our Convertible Promissory Notes. For details, see above – Extinguishment of Debt and Interest Expense.

Critical Accounting Estimates

Revenue Recognition

The Company recognizes revenue when its performance obligations have been satisfied through the transfer of our Casita(s) to the Company’s customers. Transfers are deemed to have taken place upon shipment of the Casita and when the title has passed to our customer, including transfer of legal title, physical possession, the risk and rewards of ownership and customer acceptance. Acceptance occurs upon shipment of the product.

Deposits for Casitas are treated as a liability until the criteria for revenue recognition has been met, at which time the deposit will be treated as revenue. The customer can request a refund of the deposit until a sale agreement has been executed, and therefore is reflected on our consolidated financial statements as a deposit as opposed to a sales contract.

Right of Use Leases

As of September 30, 2023, the future annual maturities of the Company’s operating lease liabilities are as follows:

Fiscal Year
2023	$938,470
2024	3,854,330
2025	3,997,077
2026	3,839,155
2027	2,102,298
2028	1,509,281
2029	257,403
Total Lease Payments	16,498,014
Less: Imputed Interest	(1,908,610)
Total Lease Liabilities	$14,589,404

As of September 30, 2023, the weighted average remaining lease term is 4.3 years. The weighted average incremental borrowing rate is 5.00%.

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Liquidity and Capital Resources

Sources of Liquidity

To date, our operations have been financed by our exempt offerings of securities made in reliance on Regulation A, Regulation CF and both Rule 506(c) and Rule 506(b) of Regulation D. For details regarding our securities offerings, see below Sales of Securities.

Cash and Cash Equivalents

As of September 30, 2023, the Company held $27,483,666 in cash and cash equivalents and $29,820,605 in investments in short-term treasury notes, compared to $9,024,802 in cash and cash equivalents, and $74,384,612 held in short-term treasury notes as of December 31, 2022.

Inventory

Our physical assets increased significantly with inventory of $17,795,382 as of September 30, 2023, which is primarily finished goods, compared to $8,242,947 as of December 31, 2022, which was primarily raw materials. As we continue producing Casita Boxes, the amount of inventory consisting of finished goods has increased compared to the amount of raw materials as inventory.

Property, Plant and Equipment

Property, Plant and Equipment increased to $11,090,398 as of September 30, 2023, from $7,738,093 at December 31, 2022 resulting from additional capital improvements to our manufacturing facility.

In addition to installed capital equipment, as of September 30, 2023, we recorded $6,891,912 in deposits related to production equipment, compared to $3,901,537 as of December 31, 2022. As of November 20, 2023, we have a commitment to pay an additional $12,048,011 for this equipment.

Sales of Securities

Sales of Capital Stock

Beginning November 23, 2021, the Company commenced an exempt offering of Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. The Company closed the offering August 31, 2023, having sold 45,010,800 shares for gross proceeds of $33,836,584.

On March 31, 2022, the Company’s offering under Regulation A was qualified to sell Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert. The Regulation A offering closed on January 12, 2023, with the Company selling 81,064,147 shares of Series A-2 Preferred Stock for gross proceeds of $64,850,262. The Selling Shareholders (Paolo Tiramani and Galiano Tiramani) sold 12,488,400 shares of Common Stock, directly to investors, for gross proceeds of $9,990,720.

From August 25, 2022 through February 20, 2023, the Company conducted an offering of its Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, in reliance on Regulation Crowdfunding. The Company sold 5,913,887 shares for gross proceeds of $4,731,110.

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Beginning February 17, 2023, the Company commenced a Canadian exclusive offering, through FrontFundr, of its Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert. This offering is subject to applicable exemptions under Canadian securities laws and is strictly limited to investors from specific Canadian provinces, which is verified by FrontFundr. As of December 31, 2023, the Company has sold 388,082 shares for gross proceeds of $310,466.

On June 15, 2023, the Company engaged in a statutory merger with an affiliated corporation, 500 Group, in which the Company exchanged 37,500,000 shares of Non-Voting Series A-2 Preferred Stock in exchange for 500 Group’s 100 outstanding shares of Common Stock in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. For details, see Interest of Management and Others in Certain Transactions.

Beginning September 1, 2023, the Company commenced an exempt offering of Non-Voting Series A-3 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. As of December 31, 2023, the Company sold 8,343,400 shares for gross proceeds of $4,184,141.

From September 18 through October 9, 2023, the Company conducted an offering of its Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, in reliance on Regulation Crowdfunding. The Company sold 4,078,982 shares for gross proceeds of $3,263,186.

The Company also anticipates seeking an additional $700,000,000 in debt financing to advance its business objectives.

Convertible Promissory Notes

Between November 17, 2020, and April 1, 2022, the Company sold $44,800,271 in Convertible Promissory Notes in an exempt offering made in reliance on Rule 506(c) of Regulation D. On April 1, 2022, all of the Convertible Promissory Notes converted into 779,483,823 shares of Non-Voting Series A-1 Preferred Stock representing the principal amount due plus $2,044,430 of accrued interest. As discussed above, our income statement includes a net loss of $610,748,564 for FYE 2022, of which $577,325,408 represents the extinguishment of debt through the conversion of our Convertible Promissory Notes. See above – Extinguishment of Debt and Interest Expense and Note 6 to the Consolidated Financial Statements for the fiscal years ending December 31, 2022 and 2021.

The extinguishment of debt also impacted our balance sheet such that the Company has an accumulated deficit of $626,313,828 at FYE 2022 compared to $15,565,264 for FYE 2021. Additionally, our income statement includes a net loss of $610,748,564 for FYE 2022, of which $577,325,408 represents the extinguishment of debt through the conversion of our Convertible Promissory Notes.

Material Commitments and Obligations

Expense Commitments

As of September 30, 2023, we reported current lease liabilities of $3,108,030 compared to $1,000,225 as of December 31, 2022. Our long-term lease liability increased to $11,481,374 as of September 30, 2023, from $3,090,823 as of December 31, 2022.

Customer Deposits

Our main non-lease liability is the Company’s obligation to customers who have placed deposits on the purchase of a Casita. As of September 30, 2023, the Company held Customer deposits in the amount of $4,087,324, a decrease from $4,257,424 as of December 31, 2022. See – Trend Information.

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Deferred Revenue

As of September 30, 2023, our balance sheet carried $2,572,005 deferred revenue related to purchase orders from Oklahoma (see Trend Information) and the Purchase Agreement with Pronghorn Services LLC (included as Exhibit 6.9). The Company notes that while the agreement was never executed, the parties have been acting under the terms of the agreement, with the Company receiving the full payment of the purchase orders ahead of shipping units). Pursuant to our method for recognizing revenue (see Critical Accounting Policies below), deferred revenue reflects the amount that had not yet been delivered as of the date of the consolidated financial statements.

Cash Flows

Historical Cash Flows

	Year Ended December 31
	2022	2021

Net Cash Used in Operation Activities	$(33,276,399)	$(11,403,240)
Net Cash Used in Investing Activities	$(83,008,851)	$(5,379,577)
Net Cash Provided by Financing Activities	$103,894,546	$34,521,982

At December 2022, our principal source of liquidity was cash and cash equivalents and short- and long-term investments, which we achieved through our offerings of securities as discussed above. We believe that our current liquidity together with cash generated from sales of additional securities will be sufficient to meet our immediate cash needs for at least near future. This assumption may prove to be incorrect and our liquidity could be exhausted much sooner.

Operating Activities

Cash used in operating activities included net loss adjusted for several non-cash items such as depreciation & amortization, stock-based compensation, extinguishment of debt and other non-cash expenses, in addition to the change in working capital.

Investing Activities

Primary investing activities included purchase of Property, equipment, leasehold improvement, Payment of security deposit for our factory and other facility, and acquisition and sales of short-term and long-term investments.

Financial Activities

Primary sources of our financial activities included net proceeds from issuance and sales of securities and convertible promissory notes.

Trend Information

In total, we have received interest from more than 175,000 potential customers wishing to reserve their place in line for a Casita Box. Each of these potential customers has agreed to our Room Module Order Agreement. Of that number, we currently have deposits from over 8,300 potential customers ranging from $100, $200, $1,200 or $5,000 for over 15,000 Casitas. We are currently only accepting deposits of $200. While there is no assurance that any of these reservations will result in binding orders or revenue, we believe that the volume of reservations demonstrates significant interest in our product, which necessitates our efforts to focus on scaling up production capacity.

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Inflation

The Company is aware of inflationary pressures in the construction industry, affecting the price of construction components and labor to build homes and buildings. We have not yet been materially impacted by those pressures because of the key differentiators in our building components compared to traditional, stick-built homes, as well as our manufacturing process in the factory setting compared to construction in the field. If the Company encounters significant increases in the cost of manufacture due to inflation, we believe we would be able to pass on those costs to end consumers as they would likely encounter greater inflationary impacts in traditionally built homes. Recent inflationary pressures have not materially impacted the Company’s operations.

Planned Timeline

With the success of our initial fundraising through our offerings under Regulation A, Regulation D, and Regulation CF, we have continued to advance our planned timeline beyond initial testing of Casitas, delivery of orders, and developing Factory 3. As of December 31, 2023, we see our next 12-month timeline as follows:

Month 1-3:	●	Upgrade Factory 1 equipment including: CNC equipment, Lamination Line, Paint Line, and Casita Assembly Conveyor System and complete setup of Factory 2 and continue with the integration into our production process. The expected capital expenditure is $11,500,000.
	●	Complete the partial rework to improve completed Generation 1.0 Casitas. Total expected rework cost is $1,010,000.
	●	Obtain plant and Generation 1.0 Casita certification in Arizona and continue certification process in other states (California and Nevada). Begin delivery of initial orders.

Month 3-6:	●	Begin production of our next generation Casita
	●	Obtain Generation 2.0 Casita certification in several states including Arizona, California and Nevada. Total expected cost is approximately $300,000 (based on $100,000 per State).

Month 7-9:	●	Begin ramp up of production to achieve our desired production at scale for our facilities in Nevada.

Month 10+:	●	Complete ramp up of production to achieve our desired production at scale for our facilities in Nevada.

The Company believes the above referenced activities are achievable with its current cash and cash equivalents as referenced in Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview.

On the regulatory side of our business, we have received Generation 1.0 state modular approvals required for our Casitas in Arizona, being finalized in December 2023. We still anticipate achieving Generation 1.0 state modular approvals for our Casitas in California and Nevada, followed by Generation 2.0 state modular approvals for our Casitas and our 2-bedroom units in California, Arizona, and Nevada later in 2024.

There is no assurance that we will be able to meet this timeline. It is provided to identify our intentions for moving forward during the next 12 months of operation.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In connection with a 2023 exercise to improve the Company’s corporate governance standards and apply additional independent oversight of the Company’s policies and operations, five directors have been duly appointed to serve a one-year term as of June 16, 2023 until June 15, 2024. The Company has charged the directors with adopting governance policies to comply with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and Securities and Exchange Commission (“SEC”) rules relating to Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and other corporate governance matters as described more fully in Director Independence and Corporate Governance, below.

As of February 1, 2024, our directors, executive officers and significant employees were as follows:

Name	Position	Age	Term in Office	Fulltime with the Company
Executive Officers
Paolo Tiramani	Founder and CEO	63	Since December 2017	Yes
Galiano Tiramani	Director of Marketing	36	Since December 2017	Yes
Martin Noe Costas	Chief Financial Officer	46	Since October 2023	Yes

Directors *
Paolo Tiramani	Director	63	Since June 2020
Galiano Tiramani	Director	36	Since June 2020
David R. Cooper II	Director	53	Since June 2023
Veronica Nkwodimmah Stanaway	Director	53	Since June 2023
Gregory F. Ugalde	Director	63	Since June 2023
Christopher J. Valasek	Director	41	Since June 2023
Zvi Yemini	Director	73	Since June 2023

Significant Employees
Kyle Denman	Senior Engineer	30	Since December 2017	Yes

Directors, Officers and Significant Employees

Paolo Tiramani, Founder and Chief Executive Officer, Director

An industrial designer and mechanical engineer, Paolo has over 150 patent filings which have generated more than $1 billion in retail sales. Paolo founded BOXABL in 2017 and has funded BOXABL to date through his intellectual property investment company 500 Group Inc., which has been in operation since 1986. Paolo also founded Supercar System in 2014. Paolo moved operations to Las Vegas, Nevada five years ago for its strategic location, business and tax climate to develop the BOXABL project into an operating company. Paolo and Galiano Tiramani are father and son.

Galiano Tiramani, Founder and Director of Marketing, Director

Galiano is a serial entrepreneur who has founded several successful startups. Notably, a cryptocurrency exchange and bitcoin ATM network that was founded in 2014 and later sold. He also founded and operated a large green farming and processing facility in Northern California before moving to Las Vegas to pursue BOXABL full time. Galiano holds a bachelor’s degree in business. Paolo and Galiano Tiramani are father and son.

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Martin Noe Costas, Chief Financial Officer

Martin Costas is a highly accomplished and visionary leader with an exceptional decade-long track record of strategic and operational excellence. With a solid foundation from over 8 years with public accounting with PwC and over 15 years with Fortune 500 companies, Martin has consistently demonstrated his strategic prowess and operational acumen. His most recent position was as CFO with Honeywell Process Solutions, a $4 billion+ global business pioneer in automation control, instrumentation, and services, where he served as CFO from 2022 until October 2023. Prior to this role, he served 3 years (2019 – 2022) as CFO at Nexans Amercable, a global leader in jacketed electrical power, control, and instrumentation cable. From 2017 to 2019 Martin led a Fortune 100 finance transformation as Global Process Owner with Sysco. Prior to that time, he spent over 9 years with SLB (formerly Schlumberger) where he led the finance function of a $6billion+ global Business as the Drilling Solutions Global Controller. Martin has a robust academic foundation, including an MBA from Universität de Barcelona and a bachelor’s degree from Universidad Argentina De La Empresa (UADE), combines academic rigor with practical expertise. His global perspective, fluency in multiple languages, and commitment to excellence continue to make him a trailblazing leader in the business world.

David R. Cooper II, Director

David is a self-styled “super connector” in the global industrialized construction sector who has built a multimedia highway of case studies featuring industry leaders who drive business forward. He has spent the last four years touring smart cities, net zero master planned communities, manufacturing facilities, skills training academies, job sites and more seeking out emerging building products, technology and advanced building processes across the United States, Europe and the United Kingdom. Since February 2020, David has served as host of Dave Cooper Live, LLC, an online talk show about technology, innovation and evolution of construction business. From November 2010 to October 2020, David was Managing Director at Connecticut Valley Homes, a New England based builder using volumetric modular construction for custom homes and commercial projects. David believes that changes for the greater good of the building manufacturing industry and those working in it will have a significant impact on our environment and people everywhere.

Veronica Nkwodimmah Stanaway, Director

Veronica is a financial professional with a solid track record in accounting, finance, and tax. She is an innovative thinker with strong leadership skills, excellent communication skills and a history of working with all organizational levels to implement change and improve operational performance and company value. Since February 2023, Veronica has served as Interim CFO with Oakcliff Capital Partners LP, an investment management fund that invests in publicly traded securities, where she managed all financial accounts and operations of the fund. Veronica shifted focus to family and social causes beginning in 2014 and has volunteered her time, raising funds, and providing other services with the following organizations: Bronxworks from 2016 to present; Croton PTA, Schools and Community Organizations from September 2019 to present, Harry Chapin Memorial Run Against Hunger volunteer and Board Member from March 2022 to present. Veronica also has depth of leadership experience based on her service as Senior Manager of Financial Services in Ernst & Young’s Bangalore offices between January 2010 and July 2012, during which time she managed a staff of over 250; conducted recruitment, training, yearly budget and staffing projections, review of compensation, and was recognized for “Exceptional Client Service” in her first year of leading the India practice.

Gregory F. Ugalde, Director

Gregory is the President and Chief Legal Officer of T&M Building Co, Inc., based out of Torrington, CT, where he is responsible for company operations related to home building and land development, a role he has held since April 1994. He has specific experience with legal issues associated with home building and the formation of community developments. His prior experience includes founding legal practices associated with all aspects of land use and development. Gregory is also founder and owner of GFU Investments, LLC, a multifaceted builder and developer of minority-owned businesses concentrating on urban development and affordable housing in Connecticut’s cities. In addition to service as Chairman of the National Association of Home Builders (“NAHB”) in 2019, he has served the NAHB in numerous capacities, including NAHB Immediate Past Chairman 2020-2021, NAHB Board of Directors since 2003, Legal Action Committee and Legal Action Network for Development Strategies from 2000 - 2020, Green Building Task Force 2010-2013, and NAHB Budget and Finance Committee Chair and Vice Chair during 2017 chairman and 2014, respectively.

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Christopher J. Valasek, Director

Chris currently serves as Senior Director of Product Security at Cruise LLC, an American self-driving car company headquartered in San Francisco, CA, a position he commenced in March 2023. Prior to that, Chris served at Cruise as Director of Product Security between October 2020 and March 2023; Director of Security, Autonomous Vehicle, between July 2020 and October 2020; and Principal Autonomous Vehicle Security Architect/Engineering Manager between August 2017 and July 2020. Chris is best known for his automotive security research, including a critically acclaimed remote attack of a well-known vehicle brand via its “UConnect” media system. He has also publicly demonstrated many security vulnerabilities in various applications, with a particular focus on Microsoft Windows heap exploitation. Mr. Valasek has experience in all aspects of technical security involving information technology. He was adjunct faculty between January 2013 and June 2020 at Carnegie Mellon University in the Heinz College of Information Systems and Public Policy.

Zvi Yemini, Director

Zvi is an entrepreneur, industrialist, inventor and community activist from Israel, and the founder of The ZAG Industries, Ltd., Hydro Industry and Polymer Logistics. Zvi has experience with many public companies, including as chairperson of TechCare Ltd, a company formerly listed on the New York Stock Exchange, between September 2021 to the present. He also began serving on the board of Skenkar Design College beginning in January 2012, and served as chairperson between September 2014-September 2017, as well as on the board of YMY Industries Ltd. on December 1998. Zvi also served as a director of The Peres Center for Peace from September 2000-September 2017. He also has served on the board of Nanomedic Technology Ltd. since November 2018. He serves as partner and investor to several additional companies that are involved in innovative developments in the fields of medicine, electronics, nanoparticles and ignition.

Kyle Denman, Founder and Senior Engineer

Kyle is the senior engineer spearheading development of the BOXABL technology, and joined BOXABL in 2017 following first working with Paolo at Supercar System, where he started in 2016. A graduate in Mechanical Engineering from Stonybrook University, he holds over 20 civil engineering and automotive mechanical patents. Kyle has been swinging a hammer since he was 12 years old for his family-owned construction company and brings a deep understanding of all field issues with the industry combined with substantial engineering skills.

Involvement in Certain Legal Proceedings

By complying with all requirements of his probation and state law, on August 21, 2023, the Superior Court in the County of Lake agreed to dismiss the convictions and vacated the pleas of Galiano Tiramani’s nolo contendere. On July 10, 2019, Mr. Tiramani, who currently serves as Director of Marketing and as a Director on the Company’s Board of Directors, entered a “Nolo Plea” in the Superior Court of California (County of Lake) resulting in a conviction of a misdemeanor for possession of marijuana for sale under California’s Health and Safety Code Section 11359 (“HS 11359”).

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DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

On June 16, 2023, the Company’s controlling stockholders elected five new and independent members to the Board of Directors, each identified in our table of executive officers and directors in Directors, Executive Officers and Significant Employees (above). The Board is now comprised of a majority of independent directors as determined under the listing standards of the Nasdaq Listing Rule 5605(a) – (e). As described in more detail below, our independent directors also serve on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Paolo Tiramani, Galiano Tiramani, Zvi Yemini, and Gregory F. Ugalde. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	Identifying individuals qualified to become directors consistent with criteria approved by the Board and recommend to the Board the qualified candidates for directorships to be filled by the Board or by the stockholders;
●	Overseeing the evaluation of the Board and key management;
●	Developing and recommending to the Board a set of corporate governance principles applicable to the Company;
●	Oversight of the Company’s practices and strategy as it pertains to the following (each of which may be considered an ESG mandate:

○	Workforce health and safety;
○	Human capital management;
○	Energy efficiency and the environmental impact of the Company’s homebuilding process;
○	Home affordability, business ethics and compliance; and
○	Data privacy and protection.

Compensation Committee

Our Compensation Committee is comprised of David R. Cooper II, Veronica Nkwodimmah Stanaway, Gregory F. Ugalde, Christopher J. Valasek, and Zvi Yemini. The Compensation Committee is responsible for, among other things:

●	Determining corporate goals and objectives relevant to the non-independent directors and other executive officers;
●	Determining the compensation of all executive officers and non-independent directors based upon their performance relative to the established goals and objectives;
●	Monitoring incentive and equity-based compensation plans; and
●	Preparation of any required annual report on executive compensation.

Audit Committee

Our Audit Committee is comprised of David R. Cooper II, Veronica Nkwodimmah Stanaway, and Gregory F. Ugalde. The Audit Committee is responsible for, among other things:

●	Assisting the Board in fulfilling its oversight responsibilities relating to:

○	The integrity of the Company’s consolidated financial statements;
○	The Company’s compliance with legal and regulatory requirements;
○	The qualifications and independence of the Company’s Independent Auditor; and
○	The performance of the Company’s internal audit function and independent auditor; and

●	Preparation of any required annual report of the Audit Committee.

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COMPENSATION OF DIRECTORS AND OFFICERS

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

For the fiscal years ended December 31, 2023, and 2022 the Company compensated our three highest-paid executive officers as follows:

Name and principal position	Year		Salary ($)		Bonus ($)	Stock awards ($)		Option awards ($)	Non-equity incentive plan compen- sation ($)	Non-qualified deferred compen-sation earnings ($)	All other compen- sation ($)(1)			Total ($)
Paolo Tiramani,	2023		$595,000		$297,500							$0		$892,500
Chief Executive Officer	2022		$399,633		385,767							$0		$785,400
Galiano Tiramani,	2023		$595,000		$297,500							$58,275	(2)	$950,775
Director of Marketing	2022		$451,912		$333,488							$159,570	(3)	$944,970
Martin Noe Costas, Chief Financial Officer	2023	(4)	$81,250	(4)	$162,500	$5,714,286	(5)				$			5,958,036

(1)	Excludes all amounts paid by the Company to Build IP, LLC as part of its licensing agreement. Build IP, LLC became a subsidiary of BOXABL on June 15, 2023, and the licensing agreement is now void.

(2)

Composed of $48,955 costs for security equipment and installation for the Director of Marketing and his family to address safety concerns due to specific threats arising directly as a result of his position with the Company, and $9,320 costs related to use of the Company’s vehicle (see note 3, below).

(3)	Reflects expense related to the cost of the Company’s vehicle, including sales tax.

(4)	Reflects compensation to Mr. Costas during 2023, which employment commenced October 2, 2023. For a complete description of his employment agreement, see Employment Agreements with Key Executives.

(5)	Represents the aggregate grant date fair value of 7,142,857 Restricted Stock Units (“RSUs”) computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information see the table Outstanding Equity Awards at Fiscal Year End (below).

Principal Elements of Compensation

The compensation of the Company’s executive officers comprises of the following major elements: (a) base salary; (b) an annual, discretionary cash bonus; (c) long-term equity incentives, consisting of stock options, restricted stock awards, performance compensation awards and/or other applicable awards granted under the Company’s equity incentive plan (the “Equity Incentive Plan”) and any other equity plan that may be approved by the Board from time to time, and (d) perquisites. These principal elements of compensation are described below.

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Base Salaries

Base salary is provided as a fixed source of compensation for our executive officers. Adjustments to base salaries will be reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.

Annual Bonuses

Annual bonuses may be awarded based on qualitative and quantitative performance standards and will reward performance of our executive officers individually. The determination of an executive officer’s performance may vary from year to year depending on economic conditions and conditions in the housing industry and may be based on measures such as stock price performance, the meeting of financial targets against budget, the meeting of acquisition objectives and balance sheet performance.

Perquisites

In approving perquisites to our executive officers, the Board considers a number of factors, including the use of the perquisite in connection with the Company’s marketing efforts via social media in addition to the executive officer’s personal use.

Employment Agreements with Key Executives

Effective January 1, 2023, the Company entered into employment agreements with our CEO, Paolo Tiramani, and Director of Marketing, Galiano Tiramani. Under the terms of the agreements, each will receive an annual base salary of $595,000, which may be modified at the discretion of the Board. They will both be eligible for an annual bonus determined in the sole discretion of the Board and based, in part, on the performance of the executive and of the Company during the calendar year. The bonus is not earned until paid, and if terminated prior to payment will not be pro-rated. The agreements also provide for vacation at the discretion of the executive subject to the Company’s demands, reimbursement of business expenses, and use of Company employees for tasks outside the course and scope of that employee’s employment with a provision for reimbursement of the Company at the employee’s current hourly rate. Other benefits include personal security services, including assignment of security personnel, for the executives and their immediate families, and an automobile for the executive’s personal and business use with maintenance, insurance and gas paid for by the Company. The agreements also provide for the executives to field test Company products and product components in their personal homes. The agreements provide for at-will employments and will terminate upon death or upon fourteen days written notice from the Company in the event of disability.

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Mr. Costas has an at-will employment agreement under which he receives a salary of $325,000 per year and a stock grant (subject to vesting period and other terms and conditions described below), and a relocation benefit of $27,500. The $5,714,286 stock grant to Mr. Costas consists of a total of 7,142,857 Restricted Stock Units (“RSUs”) granted under the Company’s Amended 2021 Stock Incentive Plan. The RSUs will fully vest on October 2, 2026, and, become subject to monetization, upon the first to occur of (i) a time at which the Company tenders for and successfully acquires the RSUs, (ii) the date of the closing of a transaction (or series of transactions) that results in a “change of control” of the Company; or (iii) the first trading day that is on or after the expiration of the “lock up” period after the effective date of the initial underwritten sale of the Company’s equity securities to the public on an established securities market (collectively, a “Qualifying Transaction”). The RSUs will be settled in shares of the Company’s Common Stock and a cash payment made in a single sum within fifteen business days after the closing of a Qualifying Transaction. If Mr. Costas’ employment terminates for any reason prior to a Qualifying Transaction, such termination will result in the immediate cancellation and lapse of the RSUs. In the event of termination for cause after a Qualifying Transaction but prior to payment, he will not be entitled to payment. For details see Exhibits 6.19 and 6.20 to the Offering Statement of which this Offering Circular forms a part.

Equity Incentive Plan

On October 4, 2021, the Board authorized, and the stockholders approved, the Company’s Amended 2021 Stock Incentive Plan (the “Plan”), which allows for the award of Options to purchase Common Stock, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (“RSUs”), and Stock Grants. Pursuant to a 10-for-1 stock split in November 2021, the Plan had 150 million shares available for issuance. During the years ended December 31, 2023 and 2022, the Board had granted 1,357,142 and 18,307,129 stock options to purchase shares of Common Stock, respectively, of which 938,600 vested immediately upon issuance. The remainder vest over periods ranging from 28 to 36 months and expire ten years from the date of grant.

As of September 30, 2023, the Board granted 44,714,381 RSUs. No RSUs were granted during fiscal year 2022. As of September 30, 2023, 57,071,503 RSUs were outstanding. For fiscal year 2022, 17,857,140 RSUs were outstanding. None of the RSUs have vested. Subsequent to December 31, 2023, the Company has authorized the issuance of 2,857,144 RSUs to employees and directors.

As of February 1, 2024, 593,188 shares remain available for issuance under the Plan.

The Plan provides continual motivation for our officers, employees, consultants and directors (the “Participants”) to achieve our business and financial objectives and align their interests with the long-term interests of our shareholders. The Plan also provides an incentive to attract, retain and reward certain employees, non-employee directors, and consultants to the Company or an Affiliate. The Plan is administered by the Board of Directors, and awards are made by the Board in its sole discretion.

Stock option grants will have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years from the grant date unless an earlier time is set in the award agreement. The Board also has discretion to set terms for vesting, performance goals or other conditions precedent to the exercise of the stock option. If the Participant’s employment or services is terminated for cause all unexercised stock options immediately lapse even if vested; otherwise, participants have three months following termination of employment to exercise vested options. Holders of 10% or more of the Company’s combined voting power of all classes of the Company’s securities will have an exercise price not less than 110% of the fair market value on the date of grant and shall be exercisable for no more than five years from the date of grant.

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Compensation of Directors

In June 2023, five new, independent directors were elected by the majority stockholders. During the remainder of fiscal year 2023 and through June 2024, we expect our directors to receive the following compensation under the terms of their board participation agreements:

Director Compensation for June 2023 through June 2024

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Paolo Tiramani	$0	$0	$0	$0	$0	$0	$0
Galiano Tiramani	$0	$0	$0	$0	$0	$0	$0
David R. Cooper II	$40,000	$45,714	$0	$0	$0	$0	$85,714
Veronica Nkwodimmah Stanaway	$40,000	$45,714	$0	$0	$0	$0	$85,714
Gregory F. Ugalde	$40,000	$45,714	$0	$0	$0	$0	$85,714
Christopher J. Valasek	$40,000	$45,714	$0	$0	$0	$0	$85,714
Zvi Yemini	$40,000	$45,714	$0	$0	$0	$0	$85,714

(1)	This is an annual fee payable in increments of $10,000 per quarter.

(2)	Represents initial grants of 57,143 Restricted Stock Units (“RSUs”) under the Company’s Amended 2021 Stock Incentive Plan. Vesting occurred upon issuance of the stock grants. Upon the date the RSUs become vested and unrestricted, the Director will receive one (1) underlying share of Common Stock for each RSU. However, the underlying Common Stock shall not be issued, but deferred until the “Distribution Date,” which is defined as the earlier of five (5) business days following the date on which the Grantee ceases to be a Director of the Company or the date of the consummation of a Qualifying Transaction. The portion of any unvested RSUs will be forfeited upon termination of service as a Director to the Company, and such portion shall be cancelled by the Company. Upon termination of service as a Director of the Company by reason of death or disability, the portion of RSUs awarded that is not vested and unrestricted as of that date shall immediately vest and become unrestricted.

Under the terms of the directors’ participation agreements, awards of Restricted Stock Units will be revisited as terms of service mature. Each non-employee director is entitled to reimbursement for reasonable expenses relating to his or her service on the Board and any committee, including travel, meals, and other related expenses.

Compensation Committee Interlocks and Insider Participation

From January through June 2023, the Company did not have a compensation committee or any other committee performing equivalent functions of a compensation committee. Paolo Tiramani, our Chief Executive Officer, and Galiano Tiramani, Director of Marketing, each in his capacity as a director serving on the Board, participated in deliberations of the Board concerning executive officer compensation and were employed by the Company.

Beginning in June 2023, the five new independent directors (see above) elected to the Board commenced serving as members of the Company’s Compensation Committee. We are aware of not interlocking compensation committee relationships between our directors and executive officers and the directors and executive officers of any other public company.

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Outstanding Equity Awards at Fiscal Year-End

Stock Options					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (1)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Paolo Tiramani	-	-	-	-	-	-	-	-		-
Galiano Tiramani	-	-	-	-	-	-	-	-		-
Martin Noe Costas	-	-	-	-	-	-	-	7,142,857	(3)	$5,714,286

(1)	All equity awards reported in this table were granted pursuant to the Company’s Amended 2021 Stock Incentive Plan.

(2)	The Company does not have an active trading marketing for its securities. Accordingly, value reported in this column is based on grant date value in accordance with FASB ASC Topic 718.

(3)	Mr. Costas was granted Restricted Stock Units (“RSUs”) on October 2, 2023, which vest on October 2, 2026. After vesting, the RSUs become subject to monetization upon the occurrence of a “Qualifying Transaction,” defined as the first to occur of (i) a time at which the Company tenders for and successfully acquires the RSUs, (ii) the date of the closing of a transaction (or series of transactions) that results in a “change of control” of the Company; or (iii) the first trading that is on or after the expiration of the “lock up” period after the effective date of the initial underwritten sale of the Company’s equity securities to the public on an established securities market. The RSUs will be settled in shares of the Company’s Common Stock and a cash payment made in a single sum within fifteen business days after the closing of a Qualifying Transaction. If Mr. Costas’ employment terminates for any reason prior to a Qualifying Transaction, such termination will result in the immediate cancellation and lapse of the RSUs.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of December 31, 2023, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 5% of any class of our capital stock entitled to vote, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 5% of any class of our capital stock entitled to vote:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Paolo Tiramani(1)	2,213,755,800 shares of Common Stock (2)	-	73.7919%
Common Stock	Galiano Tiramani(1)	779,389,600 shares of Common Stock (3)(4)	-	25.9797%
Common Stock	Officers and Directors as a Group	2,993,145,400 shares of Common Stock (5)	—	99.7715%

(1) C/O BOXABL INC., 5345 E. No. Belt Rd., North Las Vegas, NV, 89115.

(2) Includes 1,087,800,000 shares of Common Stock owned by the Paolo Tiramani 2020 Family Gift Trust.

(3) Includes 397,800,000 shares of Common Stock owned by the Galiano Tiramani 2020 Family Gift Trust and 2,500,000 shares of Common Stock owned by the Dechomai Asset Trust.

(4) Includes 5,633,800 Non-Qualified Stock Options owned by spouse that are fully vested, have an exercise price of $0.071 and expire October 4, 2031.

(5) Does not include 10,000 shares of Common Stock underlying Restricted Stock Units that vested for each of the five new directors on July 1, 2023, amounting to a total of 50,000 shares of Common Stock. For details regarding vesting terms, see Compensation of Directors and Officers – Compensation of Directors.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following transactions were approved by the full Board of Directors that were serving at the time of approval. The Board is aware of the other commitments and interests of its members when determining whether to approve of any related party transaction.

Intellectual Property License Agreement and Merger of BOXABL with Affiliated Company

On June 16, 2020, and subsequently amended in November 2021, BOXABL entered into an exclusive license agreement with Build IP, a subsidiary of 500 Group, which is controlled by BOXABL’s founder and CEO, Paolo Tiramani. Pursuant to the license agreement, BOXABL will pay a license fee of 1% of the net selling price generated from the sale of its Casitas to Build IP. As of December 31, 2022 and 2021, $110,177 and $19,558 were recorded as royalty expense in BOXABL’s consolidated financial statements accompanying this Offering Statement. On June 15, 2023, the Company engaged in an all-stock statutory merger with 500 Group in which the Company exchanged 37,500,000 shares of its Non-Voting Series A-2 Preferred Stock for 500 Group’s 100 outstanding shares of Common Stock in a transaction valued at $30,000,000. As a result of this merger, 500 Group and Build IP are wholly owned by BOXABL, and their assets, including the intellectual property held by Build IP, are now owned by BOXABL. Accordingly, the license agreement between BOXABL and Build IP is now void. For details, see Exhibit 6.8 to the Offering Statement of which this Offering Circular forms a part.

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Supercar System, Inc. Services Agreement

Effective as of January 1, 2023, the Company and Supercar System entered into a services agreement under which the Company will provide, or will cause third parties to provide, employee services in connection with Supercar System’s business. Supercar System will be required to reimburse the Company for the value of the time spent by a BOXABL employee rendering services to Supercar System based on that employee’s wages at the Company and for the fair market value of any goods or materials consumed in the course of performing such services. The Company can decline requests by Supercar System for any good faith reason. Supercar System is controlled by the Company’s CEO, Paolo Tiramani. For more details, see also Exhibit 6.15 filed with the Offering Statement of which this Offering Circular forms a part. As of June 21, 2023, Supercar System does not have any amounts due to BOXABL.

Supercar System, Inc. Lease Agreement

Pursuant to an agreement dated April 12, 2023, but effective as of January 1, 2023, the Company will lease to Supercar System 11,970 square feet located in the Company’s main property located at 5435 E. N. Belt Road, Las Vegas, Nevada for $7,409.23 per month. The agreement terminates December 31, 2026 unless otherwise amended in writing by the parties, and the Company retains the right to unilaterally terminate the agreement upon thirty days written notice. Supercar System is controlled by the Company’s CEO, Paolo Tiramani. See Exhibit 6.16.

Lease Agreement for Casitas

Pursuant to a lease agreement dated March 12, 2023, Galiano Tiramani, who is the Director of Marketing and currently serves on the Company’s Board, will lease three Casitas for his personal use for a period of twenty-four months. The consideration for the lease constitutes written and/or verbal feedback to the Company regarding the livability, comfort, amenities, and any suggestions for improvement to the Casitas. Subsequently, the Company and Galiano Tiramani decided not to implement the agreement.

Consulting Agreement with a Member of the Board of Directors

The Company’s former director, Hamid Firooznia, provided consulting services to the Company during the fiscal year ended December 31, 2022. There was no written agreement for the services provided in 2022. Mr. Firooznia was compensated in the amount of $210,000 for those consulting services.

Provision of Professional Services to our CEO and Majority Stockholder

Pursuant to Paolo Tiramani’s employment agreement, BOXABL occasionally provides professional services to the majority shareholder and CEO for work outside of BOXABL’s core business. The labor cost is invoiced by the Company at a markup and recorded as Other Income. The amount paid to the Company totaled $39,728, and the Company recognized $18,639 as Other Income for the nine months ended September 30, 2023.

Credit Card Arrangement

At times the Company utilizes credit cards for operational purposes. The credit card was initially established by creating a business account under the Company’s Chief Executive Officer’s credit umbrella for which the structure remains. All amounts on the Company’s credit cards are guaranteed by the Chief Executive Officer. As consideration for the guarantee, all points accumulated on the credit cards are credited to the Chief Executive Officer’s personal credit card account. As of September 30, 2023, the balance on the credit card was $235,361. For details, see Note 8 to the unaudited Consolidated Financial Statements for the nine-month period ended September 30, 2023.

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SECURITIES BEING OFFERED

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Fifth Amended and Restated Articles of Incorporation, our Bylaws and our Fourth Amended and Restated Stockholders Agreement. For a complete description of our capital stock, you should refer to our Fifth Amended and Restated Articles of Incorporation, our Bylaws, our Fourth Amended and Restated Stockholders Agreement, and applicable provisions of the Nevada corporation law.

As of February 1, 2024, our authorized capital stock consists of 20,000,000,000 shares. Of that amount, 6,600,000,000 shares are designated as Common Stock, $0.00001 par value per share, with 3,000,000,000 outstanding as of February 1, 2024. 13,400,000,000 shares are designated as Preferred Stock, $0.00001 par value per share, and as of February 1, 2024:

●	250,000,000 are designated as Non-Voting Series A Preferred Stock, and 194,422,511 shares are outstanding;
●	1,100,000,000 are designated as Non-Voting Series A-1 Preferred Stock, and 850,380,223 shares are outstanding;
●	2,050,000,000 are designated as Non-Voting Series A-2 Preferred Stock, and 173,955,898 shares are outstanding; and
●	8,750,000 are designated as Non-Voting Series A-3 Preferred Stock, and 8,343,400 shares are outstanding.

Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock

Voting Rights

Holders of Non-Voting Series A, Non-Voting Series A-1, Non-Voting Series A-2, and Non-Voting Series A-3 Preferred Stock (together, the “Preferred Stock”) will have no voting rights on matters put to the stockholders for a vote.

Dividends

Other than dividends on shares of the Company’s Common Stock payable in shares of Common Stock, the holders of the then outstanding Preferred Stock shall first receive, or simultaneously receive, a dividend in an amount equal to the dividend payable to holders of our Common Stock.

Right to Receive Liquidation Distributions

In any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed first among the holders of Non-Voting Series A, Non-Voting Series A-1, Non-Voting Series A-2, and Non-Voting Series A-3 Preferred Stock together, and then to the holders of Common Stock. The Non-Voting Series A Preferred Stock issued in our concurrent offerings under Regulation Crowdfunding and Regulation D include a preferred liquidation preference in an amount equal to $0.017 per share held (the “Preferred Payment” following the 10-for-1 forward split). This Preferred Payment represents a bonus to those holders, as they paid the equivalent of $0.014 per share and are eligible for a Preferred Payment of $0.017 per share. The Preferred Payment for the Non-Voting Series A-1 Preferred Stock is $0.079 per share. The Preferred Payment for the Non-Voting Series A-2 Preferred Stock is $0.80 per share, which is equal to the per share price in the Company’s Regulation A offering. The Preferred Payment for the Non-Voting Series A-3 Preferred Stock is $0.80 per share, which is the Series A-3 Original Issue Price as defined in Article 4.B.2. of our Fifth Amended and Restated Articles of Incorporation. Investors who received their shares of Non-Voting Series A-1 Preferred Stock in the Company’s offering under Regulation Crowdfunding at $0.071 per share will have the same Preferred Payment of $0.079 per share, representing a bonus to those holders as well.

69

If there are insufficient assets for the Preferred Payment, then the holders of the Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock will receive their pro rata share of available assets upon liquidation of the Company. By way of example, if in the event of liquidation the Company were only to have distributable assets of $0.50 for every dollar invested by the preferred stockholders, each holder of Non-Voting Series A Preferred Stock would receive $0.0085 per share held, the Non-Voting Series A-1 Preferred Stock holders would receive $0.0395 per share held, the Non-Voting Series A-2 Preferred Stock holders would receive $0.40 per share held, and the holders of Common Stock would receive nothing. As of October 19, 2023, no shares of Non-Voting Series A-3 Preferred Stock have been issued or sold, but to the extent the Company undertakes future sales of this class of Preferred Stock, those holders would be entitled to the same liquidation preference as the holders of the Non-Voting Series A-2 Preferred Stock.

Conversion Rights

Upon the occurrence of firm underwriting registered offering (an “IPO”), the Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock will automatically convert into voting Common Stock of the Company.

Rights and Preferences

Holders of the company’s Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock.

Common Stock

Voting Rights

Holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of the Stockholders and written actions in lieu of meetings, including the election of directors. There is no cumulative voting.

Dividends

The dividend rights of holders of our Common Stock are subject to, and qualified by, the dividend rights of our Preferred Stock.

Right to Receive Liquidation Distributions

Subject to any rights of the holders of the Non-Voting Preferred Stock, in any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of Common Stock on a pro-rata basis by the number of shares held by each holder.

Rights and Preferences

Holders of the Company’s Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Common Stock.

70

Fifth Amended and Restated Articles of Incorporation – Forum Selection Provision

Our Articles of Incorporation includes a forum selection provision that requires any claims against us by stockholders involving, with limited exceptions:

●	brought in the name or right of the Corporation or on its behalf;
●	asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the company to the company or the company’s stockholders;
●	arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the Nevada Revised Statutes or any provision of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws;
●	interpret, apply, enforce or determine the validity of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws; or
●	asserting a claim governed by the internal affairs doctrine.

Any of the above actions are required to be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Note, this provision does not apply to any suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction.

Fourth Amended and Restated Stockholders Agreement

All holders of the Company’s Common Stock and Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock will be subject to our Stockholders Agreement. The following summary is qualified in its entirety by the terms and conditions of the Stockholders Agreement itself. Certain provisions described below may have the effect of delaying, deferring or preventing a change in control of the Company. For details, please see the Stockholders Agreement filed as Exhibit 3.1 to the Offering Statement of which this Offering Circular forms a part.

Directors and Management of the Company

Under the Stockholders Agreement, each of Paolo Tiramani and Galiano Tiramani have the sole right to appoint one director, as well as jointly appoint a third director. Additionally, Paolo and Galiano have sole discretion whether to increase or decrease the number of directors on the Board. In the event Paolo and Galiano decide it is in the Company’s best interest to increase the size of the Board, then the new director(s) shall be voted upon and elected by a majority of the stockholders at the next annual meeting. No other stockholder currently has any right to appoint directors to the Company’s board of directors. Moreover, only holders of the Company’s Common Stock have the right to vote their shares, including in an election of the directors as described above. This means that investors will have no control over the management of the Company, or policy setting role of the board of directors. Instead, investors must rely on the efforts of Paolo Tiramani and Galiano Tiramani.

Under the Company’s Fourth Amended and Restated Stockholders Agreement, in the event of a transfer of more than 50% of the Common Stock held by Paolo or Galiano to more than one Permitted Transferees (defined as an affiliate, family member or trust of Paolo or Galiano), then Paolo or Galiano (as applicable) may, but are not required to, assign their right to designate directors to the Permitted Transferees or terminate his portion of such director designation rights. If either Paolo or Galiano no longer own any shares of Common Stock, then such director designation rights shall automatically cease.

Director Designation Rights by 15% Stockholders

In the event a stockholder, other than Paolo or Galiano, acquires 15% or more of the Company’s then-outstanding shares of Common Stock (the “Designating Stockholder”), the Board shall expand by one (1) seat and the Designating Stockholder shall have the right to designate the new director. Once the Designating Stockholder no longer owns at least 15% of the outstanding shares of Common Stock, the right to designate and director shall cease, the term of the director designated by the Designating Stockholder shall expire, and the remaining directors shall decrease the size of the Board to eliminate the vacant seat.

71

Voting Agreements

Each stockholder holding shares of Common Stock agrees to vote all shares under the stockholder’s control to elect to the Board any individual designated by Paolo, Galiano or a Designating Stockholder (defined above as any holder or 15% or more of the Company’s then-outstanding Common Stock).

Each of Paolo, Galiano and any Designating Stockholder have the right at any time to remove, with or without cause, any director designated by them for election to the Board, and each shall vote all shares of Common Stock owned by Paolo, Galiano and any Designating Stockholder to remove from the Board any individual designated by Paolo, Galiano or any Designating Stockholder. Unless Paolo, Galiano or a Designating Stockholder consent in writing, no other stockholder shall take any action to cause the removal of any directors designated by them.

Supermajority Approval

The Stockholder Agreement further provides for supermajority approval of the voting holders of Common Stock of the Company for the Company to undertake specified actions, including, but not limited to, amending the Articles of Incorporation or Bylaws, appointing or removing the Company’s independent accountant or changing accounting methods or policies other than as required by GAAP, effectuating a change of control of the Company, or elect or remove (with or without cause) any officer of the Company.

Restriction on Transfer

Other than shares of the Company’s Common Stock and Preferred Stock purchased by a stockholder in an offering made in reliance on Regulation A, Tier 2, of the Securities Act, or acquired under the Company’s Amended Stock Incentive Plan, holders of the Common Stock and Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock are restricted from transferring their shares acquired, except under limited circumstances following approval of the Board of Directors of the Company. The purpose of this provision is to grant a measure of control to the Board of Director to ensure that any transfer does not result in ownership interests by competitors of the Company, or would create significant burdens or obligations for the Company to comply with federal or state laws. For any transfer approved by the Board of Directors, the transferee will be required to become party to the Stockholders Agreement as well.

Right of First Refusal

In the event a stockholder of the Company receives an offer to from a third-party purchaser to sell all or any portion of their shares, that stockholder must first offer to sell their shares to the Company, and then to Paolo or Galiano upon the same terms.

Release of Obligations Upon Transfer

As the Stockholders Agreement applies to senior management of the Company as well as investors in this offering, it includes obligations that may not be applicable to all investors because of their circumstances. For instance, the Stockholders Agreement includes a requirement to maintain the confidentiality of non-public information about the Company. However, an investor who does not serve the Company in the capacity of an employee, executive officer or director would likely only have access to public information, and never encounter an instance in which the investor would incur any liability to the Company for sharing of such information. Other provisions, like the representation about the capacity or authority to enter into the Stockholders Agreement, if breached by the investor, may require corrective actions to be taken, which create liability to the Company by the investor. Further, as noted above, the Stockholders Agreement includes certain restrictions on transfer which must be complied with, otherwise corrective actions would need to be taken, creating a liability to the Company by the investor.

That said, investors will only be subject to the provisions of the Stockholders Agreement while holding the shares of the Company. Should an investor transfer of all the shares held by the investor, in compliance with the Stockholders Agreement, the investor will have no further obligations under the Stockholders Agreement and not be liable to the Company for any action that may be considered a breach of the Stockholders Agreement.

72

Drag-Along Provision

In the event one or more stockholders intend to sell in the aggregate more than 50% of the Company’s total outstanding shares to a third party, and the third-party conditions such sale on the third party’s ability to purchase all of the Company issued and outstanding share, then the selling stockholders have the right to require each of the other stockholders to sell all of their shares to the third-party purchaser on the same terms and conditions.

Termination of Stockholders Agreement

The Stockholders Agreement will terminate upon the earliest of (1) the consummation of an IPO pursuant to an effective registration statement; (2) a merger or business combination resulting in the Company being traded on a national securities exchange; (3) the date that there are no holders of the Company’s equity securities; (4) dissolution or winding up of the Company; or (5) by unanimous agreement of the stockholders of the Company.

Forum Selection Provision

The Stockholders Agreement requires that any suit or action based on contract or tort, or otherwise to enforce any provision of the Stockholders Agreement be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Judicial District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits that may be brought to enforce contractual rights and obligations under the Stockholders Agreement and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The Stockholders Agreement also provides that investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the Stockholders Agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

73

Spousal Consent

The Company requires that a married investor provide a spousal consent pursuant to the Stockholders Agreement. Furthermore, certain married investors will be required to confirm the consent of their spouse pursuant to the Stockholders Agreement. Married investors in “community property states” (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin) are required to confirm the consent of their spouse to purchase the Company’s securities. A spousal consent is important to the Company because in the event of dissolution of a marriage, or death of the investor with the spouse inheriting the securities in this Offering, the spouse taking possession of the shares will be bound by the terms of the Stockholders Agreement, providing certainty to the Company for the enforcement of the agreement. The Company requires that the spousal consent be provided to the Company within 15 days of confirmation of an investment in the Company. While non-receipt of a spousal consent may result in equitable remedies pursuant to the Stockholders Agreement, it is not a condition of the investment or being a stockholder of the Company. This means that investors whose shares are transferred by reason of dissolution of marriage or death of the investor may be in breach of the Stockholders Agreement if no spousal consent was provided to the Company.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We are currently required to file and make available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports. Our website address is http://www.BOXABL.com. Information contained on the website does not constitute part of our Offering Circular. We have included our website address in this Offering Circular solely as an inactive textual reference.

Our SEC filings will also be available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

If this offering extends beyond 12 months from qualification, at least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

You should read all the available information before investing.

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PART III. FINANCIAL STATEMENTS

F-1

Boxabl Inc.

Consolidated Balance Sheets

as of September 30, 2023, and December 31, 2022

(Unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$27,483,666	$9,024,802
Short-term investment in U.S. treasury notes	29,820,605	74,384,612
Accounts receivable	59,438	-
Inventory	17,795,382	8,242,947
Deposits on inventory	672,158	264,067
Prepaid expenses	144,161	178,584
Deposits in escrow	3,235	60,838
Total current assets	75,978,645	92,155,850

Property, equipment and other assets:
Long-term investments in U.S. treasury notes	1,508,022	1,461,244
Property and equipment, net	11,090,398	7,738,093
Intangible assets, net	322,493	-
Right of use assets	14,296,269	3,685,561
Deposits on equipment	6,891,912	3,901,537
Deposits	1,140,116	1,140,116
Total property, equipment, and other assets	35,249,210	17,926,551
Total assets	$111,227,855	$110,082,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,980,248	$1,281,734
Accrued expenses	822,089	1,095,753
Customer deposits	4,087,324	4,257,424
Deferred revenue	2,572,005	1,505,491
Lease liability- current	3,108,030	1,000,225
Subscription liability	245,832	-
Other current liabilities	19,750	31,265
Total current liabilities	13,835,278	9,171,892

Long-term liabilities:
Lease liability - long-term	11,481,374	3,090,823
Total liabilities	25,316,652	12,262,715

Commitments and contingencies	-	-

Stockholders’ equity:
Series A Preferred Stock $0.00001 par, 250 million shares authorized, 194,422,430 shares issued and outstanding as of both September 30, 2023 and December 2022	2,671,074	2,671,074
Series A-1 Preferred Stock $0.00001 par, 1.1 billion shares authorized, 848,322,763 shares issued and outstanding as of both September 30, 2023 and December 2022,	628,604,726	628,604,726
Series A-2 Preferred Stock $0.00001 par, 2.05 billion shares and 1.15 billion shares authorized, 168,363,334 and 120,868,572 shares issued and outstanding as of September 30, 2023 and December 2022, respectively	96,792,820	89,468,793
Series A-3 Preferred Stock $0.00001 par, 8.75 billion shares authorized, 0 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-
Common Stock $0.00001 par, 6.6 billion shares authorized, 3.00 and 3.00 billion shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	300,000	300,000
Additional paid-in capital	8,911,921	3,088,921
Accumulated deficit	(651,369,338)	(626,313,828)
Total stockholders’ equity	85,911,203	97,819,686
Total liabilities and stockholders’ equity	$111,227,855	$110,082,401

See accompanying notes to consolidated financial statements

F-2

Boxabl Inc.

Consolidated Statements of Operations

For the three and nine months ended September 30, 2023, and 2022

(Unaudited )

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Sales revenues	$160,094	$7,818,746	$62,830	$170,000
Service revenues	36,500	-	36,500	-
Cost of goods sold	7,525,107	18,415,106	3,476,331	5,920,404
Gross loss	7,328,513	10,596,360	3,377,001	5,750,404

Operating expenses:
General and administrative	10,180,733	7,314,244	3,133,966	2,999,553
Sales and marketing	4,779,434	4,965,438	1,667,104	1,654,245
Research and development	5,104,363	2,708,984	2,138,835	1,030,735
Total operating expenses	20,064,530	14,988,666	6,939,905	5,684,533

Loss from operations	(27,393,043)	(25,585,026)	(10,316,906)	(11,434,937)

Other expense/(income):
Interest, Unrealized Gains and Other Investment Income	(2,395,651)	-	(749,738)	-
Other income	(49,530)	-	(27,992)	-
Loss on disposal of assets	107,648	-	-	-
Extinguishment of debt	-	577,325,408	-	-
Forgiveness of debt	-	(49,166)	-	-
Interest expense	-	910,635	-	-
Total expense/income:	(2,337,533)	578,186,877	(777,730)	-

Provision for income taxes	-	-	-	-
Net loss	$(25,055,510)	$(603,771,903)	$(9,539,176)	$(11,434,937)

Deemed Dividends	$29,724,541	$-	$-	$-

Net loss Attributed to Common Stockholders	$(54,780,051)	$(603,771,903)	$(9,539,176)	$(11,434,937)

Weighted average common shares outstanding - basic and diluted	3,000,000,000	3,000,000,000	3,000,000,000	3,000,000,000
Net loss per common share - basic and diluted	$(0.02)	$(0.20)	$(0.00)	$(0.00)

See accompanying notes to consolidated financial statements

F-3

Boxabl Inc.

Consolidated Statements of Changes to Stockholders’ Equity

For the nine months ended September 30, 2023, and 2022

(Unaudited)

	Series A-2 Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Three months ended September 30, 2022
Balance as of June 30, 2022	57,168,315	$42,366,996	848,024,163	$628,395,743	189,280,530	$2,600,179	3,000,000,000	$300,000	$1,468,921	$(607,902,230)	$67,229,609
Issuance of Series A Preferred Stock	-	-	-	-	4,570,200	63,725	-	-	-	-	63,725
Issuance of Series A-1 Preferred Stock	-	-	298,600	238,880	-	-	-	-	-	-	238,880
Issuance of Series A-2 Preferred Stock	54,695,290	43,094,304	-	-	-	-	-	-	-	-	43,094,304
Offering Costs	-	(2,628,883)	-	(29,897)	-	(834)	-	-	-	-	(2,659,614)
Stock based compensation	-	-	-	-	-	-	-	-	813,000	-	813,000
Net Loss	-	-	-	-	-	-	-	-	-	(11,434,937)	(11,434,937)
Balance as of September 30, 2022	111,863,605	$82,832,417	848,322,763	$628,604,726	193,850,730	$2,663,070	3,000,000,000	$300,000	$2,281,921	$(619,337,167)	$97,344,967

Three months ended September 30, 2023
Balances at June 30, 2023	166,249,934	$95,291,371	848,322,763	$628,604,726	194,422,430	$2,671,074	3,000,000,000	$300,000	$5,958,921	$(641,830,162)	$90,995,930
Issuance of Series A-2 preferred stock	2,113,400	1,578,403	-	-	-	-	-	-	-	-	1,578,403
Offering costs	-	(76,954)	-	-	-	-	-	-	-	-	(76,954)
Stock-based compensation	-	-	-	-	-	-	-	-	2,953,000	-	2,953,000
Net loss	-	-	-	-	-	-	-	-	-	(9,539,176)	(9,539,176)
Balances at September 30, 2023	168,363,334	$96,792,820	848,322,763	$628,604,726	194,422,430	$2,671,074	3,000,000,000	$300,000	$8,911,921	$(651,369,338)	$85,911,203

Nine months ended September 30, 2022
Balance as of January 1, 2022	-	$-	68,097,240	$4,498,515	188,508,830	$2,589,375	3,000,000,000	$300,000	$1,378,921	$(15,565,264)	$(6,798,453)
Issuance of Series A Preferred Stock	-	-	-	-	5,341,900	74,529	-	-	-	-	74,529
Issuance of Series A-1 Preferred Stock	-	-	741,700	593,360	-	-	-	-	-	-	593,360
Conversion of convertible notes	-	-	779,483,823	623,587,058	-	-	-	-	-	-	623,587,058
Issuance of Series A-2 Preferred Stock	111,863,605	88,018,076	-	-	-	-	-	-	-	-	88,018,076
Offering Costs	-	(5,185,659)	-	(74,207)	-	(834)	-	-	-	-	(5,260,700)
Stock based compensation		-	-	-	-	-	-	-	903,000	-	903,000
Net Loss	-	-	-	-	-	-	-	-	-	(603,771,903)	(603,771,903)
Balance as of September 30, 2022	111,863,605	$82,832,417	848,322,763	$628,604,726	193,850,730	$2,663,070	3,000,000,000	$300,000	$2,281,921	(619,337,167)	$97,344,967

Nine months ended September 30, 2023
Balances at January 1, 2023	120,868,572	$89,468,793	848,322,763	$628,604,726	194,422,430	$2,671,074	3,000,000,000	$300,000	$3,088,921	$(626,313,828)	$97,819,686
Issuance of Series A-2 preferred stock	9,994,762	7,583,716	-	-	-	-	-	-	-	-	7,583,716
Common control transaction	37,500,000	30,000,000	-	-	-	-	-	-	-	-	30,000,000
Deemed Dividend	-	(29,724,541)	-	-	-	-	-	-	-	-	(29,724,541)
Offering costs	-	(535,148)	-	-	-	-	-	-	-	-	(535,148)
Stock-based compensation	-	-	-	-	-	-	-	-	5,823,000	-	5,823,000
Net loss	-	-	-	-	-	-	-	-	-	(25,055,510)	(25,055,510)
Balances at September 30, 2023	168,363,334	$96,792,820	848,322,763	$628,604,726	194,422,430	$2,671,074	3,000,000,000	$300,000	$8,911,921	$(651,369,338)	$85,911,203

See accompanying notes to consolidated financial statements

F-4

Boxabl Inc.

Consolidated Statements of Cash Flows

For the nine months ended September 30, 2023, and 2022

(Unaudited )

	Nine Months Ended
	September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,055,510)	$(603,771,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Forgiveness of PPP loan	-	(49,166)
Depreciation and amortization	1,257,160	809,705
Stock based compensation expense	5,823,000	903,000
Unrealized gain on investments	(479,449)	-
Loss on extinguishment of convertible notes payable		577,328,258
Loss on disposal of Assets	107,648	-
Changes in operating assets and liabilities:
Accounts receivable	(59,438)	419,689
Deposit on Inventory	(408,091)	606,636
Inventories	(9,552,435)	(2,801,673)
Prepaids	34,423	(28,758)
Accounts payable	1,698,514	(427,573)
Deferred revenue	1,066,514	(4,278,332)
Accrued interest on convertible notes		314,425
Customer deposits	(112,497)	(1,184,099)
Accrued liabilities	(273,664)	(30,176)
Other current liabilities	(11,515)	(39,533)
Right of use assets/Liabilities	(112,352)	(9,291)

Net cash used in operating activities	(26,077,692)	(32,238,791)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment and deposits	(7,757,488)	(4,047,810)
Deposits	-	(611,616)
Sale of investments	44,996,677	-
Net cash used in investing activities	37,239,189	(4,659,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable, net of discount	-	14,405,261
Escrow receivable	-	-
Offering costs	(535,148)	(5,308,690)
Proceeds from sale of preferred stock	7,586,683	88,685,965
Accrual of Subscription Liability	245,832

Net cash provided by financing activities	7,297,367	97,782,536

Change in cash and cash equivalents	18,458,864	60,884,319
Cash and cash equivalents, beginning of year	9,024,802	21,415,506
Cash and cash equivalents, end of period	$27,483,666	$82,299,825

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non cash investing and financing activities:
Right-of-use asset and liability	$11,019,563	$-
Acquisition of patents with Series A-2	$272,493	$-
Deemed dividend	$(29,724,541)	$-
Series A-1 Preferred Stock issued in connection with conversion of convertible notes and accrued interest	$-	$46,857,860

See accompanying notes to consolidated financial statements

F-5

Boxabl Inc.

Notes to the Consolidated Financial Statements

(Unaudited )

NOTE 1- BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited consolidated financial statements of Boxabl Inc. (the Company) have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company’s management, all adjustments considered necessary for a fair statement have been included in the accompanying unaudited financial statements. All intercompany transactions and balances have been eliminated in consolidation. The consolidated financial statements include the accounts of 500 Group from June 15, 2023. Operating results for the nine-month period ended September 30, 2023 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2023. The December 31, 2022 balance sheet information has been derived from the Company’s 2022 audited financial statements. For further information, refer to the Consolidated Financial Statements and notes thereto included in the Company’s Second Amendment to its Registration Statement on Form 10 filed October 31, 2023. with the Securities and Exchange Commission on August 18, 2023.

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates form the basis for judgements the Company makes about the carrying value of its assets and liabilities, which are not readily apparent from other sources. These estimates are based on information available as of the date of the consolidated financial statements, including historical information and various other assumptions that the Company believes are reasonable under the circumstances. GAAP requires the Company to make estimates in several areas, including, but not limited to, those relevant to revenue recognition, valuation of stock-based compensation including warrants, warranty liabilities, and the estimated useful lives of property and equipment, reserves on inventory. These judgements, estimates and assumptions are inherently subjective in nature and actual results may differ from these estimates and assumptions, and the differences could be material.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the US and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, government policies. These adverse conditions could affect the Company’s financial condition, results of its operations and cash flows.

F-6

Various permits from state and local governments are required in order to sell and install the Casitas. Delays in the permitting process or inability to obtain a permit could delay or prohibit the delivery of the product, which would affect the timing or amount of the Company’s revenues. Currently, the Company is in the process of obtaining various permits related to the Casitas, including modular certifications. From 2023 through the date of filing, the Company has not delivered any Casitas. After November 20, 2023, Boxabl plans to resume sales to customers in states where there is no state modular program as well as for projects that are under a different classification such as park model RVs or government projects. See Note 4 – Inventory.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability.

There are three levels of inputs that may be used to measure fair value:

● Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

● Level 2 – Include other inputs that are directly or indirectly observable in the marketplace.

● Level 3 – Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2023, and December 31, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Cash and Cash Equivalents

Cash and cash equivalents are readily convertible to known amounts of cash.

Short-term investment in U.S. treasury notes

Short-term investments in U.S. treasury notes include U.S Treasury notes with maturities of less than 12 months. The realized and unrealized gains and losses on short-term investments in US treasury notes are determined using the specific identification method. If a US treasury note has an unrealized loss and we either intend to sell the security or it is more likely than not that we will be required to sell the security before its anticipated recovery, we record an impairment charge to investment and other income (expense), net for the entire amount of the unrealized loss and adjust the amortized cost basis of the security.

Long-term investment in U.S. treasury notes

Long-term investments in U.S. treasury notes include U.S Treasury notes with maturities of 12 months or more. The realized and unrealized gains and losses on long-term investments in US treasury notes are determined using the specific identification method. If a US treasury note has an unrealized loss and we either intend to sell the security or it is more likely than not that we will be required to sell the security before its anticipated recovery, we record an impairment charge to investment and other income (expense), net for the entire amount of the unrealized loss and adjust the amortized cost basis of the security.

Equity Method and Non-marketable Equity Investments

Equity investments for which we have significant influence, but not control, over the investee and are not the primary beneficiary of the investee’s activities are accounted for under the equity method. Our share of gains and losses in equity method investments are recorded in investment and other income (expense), net. We eliminate unrealized profit or loss related to transactions with equity method investees in relation to our ownership interest in the investee, which is recorded as a component of equity in net earnings (losses) in investees in investment and other income (expense), net. Non-marketable equity investments (for which we do not have significant influence or control) are investments without readily determinable fair values that are recorded based on initial cost minus impairment, if any, plus or minus adjustments resulting from observable price changes in orderly transactions for identical or similar securities, if any. All gains and losses on investments in non-marketable equity securities, realized and unrealized, are recognized in investment and other income (expense), net. We monitor equity method and non-marketable equity investments for events or circumstances that could indicate the investments are impaired, such as a deterioration in the investee’s financial condition and business forecasts and lower valuations in recently completed or anticipated financings, and recognize a charge to investment and other income (expense), net for the difference between the estimated fair value and the carrying value. For equity method investments, we record impairment losses in earnings only when impairments are considered other-than temporary.

Accounts Receivable

Accounts receivables are stated at the amount management expects to collect on balances outstanding at the balance sheet date. The Company uses the allowance method for uncollectable accounts receivable. The Company has a policy to reserve for credit losses based on management’s evaluation of outstanding accounts receivable at the balance sheet date. As of September 30, 2023, and December 31, 2022, there is no provision for credit losses.

F-7

Customer Deposits

As part of our waitlist program for the Casita, we have allowed for potential customers to reserve a place in line or make small deposits towards the purchase of a Casita. As of September 30, 2023, and December 31, 2022, the Company had recorded $4,087,324 and $4,257,424 in customer deposits as a liability to the Company.

	September 30,	December 31,
	2023	2022
Customer deposits – beginning balance	$4,257,424	$1,767,424
Additional deposits	435,100	3,337,395
Refunded deposits	(605,200)	(847,395)
Customer deposits – ending balance	$4,087,324	$4,257,424

Inventory

Inventory consists of raw materials, work in progress, and finished goods and is valued at the lower of cost or net realized value with the cost determined using the weighted average method. On an annual basis, the Company analyzes its inventory levels and records allowances for inventory that has become obsolete and inventory that has a cost basis in excess of the expected net realizable value. Damaged and obsolete inventory are valued based on management’s best estimate and any difference charged to expense. As of September 30, 2023, and December 31, 2022, for finished Casitas, the Company capitalized costs at the amount for which the Casita could be sold less the estimated cost to sell or less.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance, repairs, and minor improvements are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation and amortization are removed from the respective accounts, and any gain or loss is included in operations. Major improvements with economic lives greater than one year are capitalized. Leasehold improvements are depreciated over the lesser of the lease term or the estimated useful life. Depreciation is computed using the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Furniture and fixtures	7 years
Machinery and equipment	5 – 10 years
Buildings	25 years

Intangible Assets

Intangible assets are amortized over the respective estimated lives on a straight-line basis unless the lives are determined to be indefinite and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. As of September 30, 2023, intangible assets consist of the domain acquired and patent from 500 Group. The intangible assets are amortized over their estimated useful life of 15 years, which represents the estimated protection life of the asset.

Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for impairment whenever events or changes in circumstances, such as discontinuance or technological obsolescence, indicate that the carrying amount of the assets may not be recoverable. No impairment charges were recorded for the nine months ended September 30, 2023, and 2022.

F-8

Revenue Recognition

The Company determines revenue recognition through the following steps in accordance with ASC Topic 606, Revenue from Contracts with Customers:

- Identification of a contract with a customer.

- Identification of the performance obligations in the contract.

- Determination of the transaction price.

- Allocation of the transaction price to the performance obligations in the contract.

- Recognition of revenue when or as the performance obligations are satisfied.

Revenues are recognized when performance obligations are satisfied through the transfer of promised goods to the Company’s customers. Control transfers upon shipment of product and when the title has been passed to the customers. This includes the transfer of legal title, physical possession, the risk and rewards of ownership, and customer acceptance. Revenue is recorded net of sales tax collected from customers on behalf of taxing authorities, allowance for estimated returns, chargebacks, and markdowns based upon management’s estimates and the Company’s historical experience. The Company records a liability for deposits for future products. The liability is relieved, and revenue is recognized once the revenue recognition criteria is met.

Pursuant to our method for recognizing revenue, deferred revenue reflects payment in advance received from our customers for Boxes, spare parts and services related active sales orders that had not yet been delivered and/or rendered as of the date of the consolidated financial statements.

Deferred Revenue Activity

	September 30,	December 31,
	2023	2022
Deferred revenue – beginning period	$1,505,491	$5,467,332
Additions	1,189,696	4,499,491
Revenue Recognized	(123,182)	(8,461,332)
Deferred Revenue – end of period	$2,572,005	$1,505,491

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, shipping, the related labor, stock compensation expense and overhead charges associated with that production. The cost of goods sold for the nine months ended September 30, 2023, and 2022, consist of the following:

	September 30,	December 31,
	2023	2022
Direct Material/Shipping	$59,803	$10,575,432
Direct labor	12,107	3,420,744
Manufacturing Overhead	4,483,467	3,958,400
Stock Compensation	2,969,730	460,530
Cost of Goods Sold	$7,525,107	$18,415,106

Advertising and Promotion

Advertising and promotion are expensed as incurred. Advertising and promotion expenses for the nine months ended September 30, 2023, and 2022 amounted to approximately $1,826,237 and $4,875,922, respectively, which is included in sales and marketing expense.

Research and Development

Research and development costs consisting of design, materials, consultants related to prototype and process improvements and developments are expensed as incurred. Total research and development costs for the nine months ended September 30, 2023, and 2022 are $5,104,363 and $2,708,984, respectively.

F-9

Warranty Provision

The Company offers its customers warranties on products sold for a period of up to 10 years. Management records an expense to operations for the costs of warranty repairs at the time of sale. Management’s estimate for warranties is based on sales levels and historical costs of providing warranties. The Company has not had a history of product malfunctions; however, from time-to-time products may fail. As of September 30, 2023, and December 31, 2022, Company’s reserve for warranty totaled $570,000 and $570,000, respectively, and is reflected in accrued expenses in the accompanying consolidated balance sheets.

Concentration of Risk

Cash and Cash Equivalents:

Financial instruments that potentially expose the Company to a concentration of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained at high quality financial institutions. During the nine months ended September 30, 2023, and 2022, the Company exceeded the Federal Deposit Insurance Corporation (FDIC) limit. The Company has not experienced any losses with respect to its cash balances. Based upon assessment of the financial condition of these institutions, management believes that the risk of loss of any uninsured amounts is minimal.

Inventory:

The Company imports a substantial part of its materials from overseas vendors, from China. Consequently, the Company’s ability to purchase and the costs of its products are subject to political, social, and economic situations, both in the United States and abroad. The Company maintains that the loss of one or more vendors would not have a material impact on the Company’s operations as replacements could be identified.

Customers:

Revenues from one customer were approximately 95% of the Company’s revenues for the nine months ended September 30, 2022. As the Company does not expect to have recurring customers prospectively, the loss of an individual customer is not expected to impact on the Company’s operations.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Tax positions initially must be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions initially and subsequently are to be measured at the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the position and relevant facts.

Deferred Offering Costs

Incremental costs directly associated with the offering of securities are deferred and charged against the gross proceeds of the offering upon completion.

F-10

Basic and Diluted Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. Diluted net loss per share reflects the actual weighted average of common shares issued and outstanding during the period plus potential common shares. Stock options and convertible instruments are considered potential common shares and are included in the calculation of diluted net loss per share when their effect is dilutive. As all potentially dilutive securities are anti-dilutive as of September 30, 2023, and 2022, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive securities outstanding consist of the following:

	September 30,
	2023	2022
Series A-2 preferred stock (convertible to common stock)	168,363,334	111,863,605
Series A-1 preferred stock (convertible to common stock)	848,322,763	848,322,763
Series A preferred stock (convertible to common stock)	194,422,430	193,850,730
Stock options	56,748,684	63,384,209
Restricted stock units	57,071,503	17,857,140
Total potentially dilutive shares	1,324,928,714	1,235,278,447

Stock-Based Compensation

The Company uses ASC 718 for Stock-Based Compensation. Compensation for all stock-based awards, including stock options and restricted stock, are measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. The Company recognizes compensation expense for stock options and restricted stock awards on a straight-line basis over the associated service or vesting periods.

Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.

Leases

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its consolidated balance sheets. Due to the FASB extension in June 2020, the guidance is effective for annual and quarterly periods beginning after December 15, 2021. The Company adopted the lease standard effective January 1, 2021. The consolidated financial statements reflect the adoption of the standard.

The application of the new lease standard (ASU Topic 842) requires significant judgments and certain key estimations to be made including identifying whether a contract (or part of a contract) included a lease, determining whether variable payments are in-substance fixed, establishing whether there are multiple leases in an arrangement, estimating the lease term, determining the appropriate rate to discount lease payments, determining whether it is reasonably certain that an extension or termination option will be exercised, determining the stand-alone selling price of lease and non-lease components, and assessing whether a right-of-use asset is impaired.

Unanticipated changes in these judgments or estimates could affect the identification and determination of the value of lease liabilities and right-of-use assets at initial recognition, as well as the subsequent measurement of lease liabilities and right-of-use assets. These items could potentially result in changes to amounts reported in the consolidated statements of income and consolidated balance sheets in each period.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

F-11

NOTE 2 – GOING CONCERN AND Management’s plan

The Company incurred a net loss of $25,055,510 and $603,771,903 during the nine months ended September 30, 2023, and 2022, respectively, and currently has limited revenues.

The continuing viability of the Company and its ability to continue as a going concern is dependent on the Company being successful in its continued efforts in growing its revenue and/or accessing additional sources of capital. Management’s plan to address this need includes, (a) continued exercise of tight controls to conserve cash, and (b) obtaining additional equity financing. The Company anticipates current capital on hand and expected future funding will be sufficient to fund the Company’s operations in excess of twelve months. There are no assurances that our plans will be successful. The Company plans to phase out the production of the Generation 1.0 Casita by the first half of 2024. The Company intends to complete sales of all existing units and units produced from the date of this filling to the date of production of the Generation 2.0 Casita.

NOTE 3 – INVESTMENTS

As of September 30, 2023, investment in securities consists of US Treasury Notes priced at fair value, consisting of the following:

	September 30,	December 31,
	2023	2022
Three Months or Less from Date of Purchase	$9,193,078	$19,029,989
Greater than three Months from Date of Purchase	20,627,527	55,354,623
Short-term investment in U.S. treasury notes	$29,820,605	$74,384,612

Greater than twelve months from date of purchase	1,508,022	1,461,244
Long-term investment in U.S. treasury notes	$1,508,022	$1,461,244

The cost basis of investments sold is determined by the Company using the specific identification method.

Gains and losses on sale of investments, interest and unrealized gains are all reported within Interest, Unrealized Gains, and Other Investment Income on the Statement of Operations.

As of September 30, 2023, the Company earned interest income of $2,395,651 including realized interest of $1,916,203 and unrealized interest of $479,448.

NOTE 4 – INVENTORY

As of September 30, 2023, and December 31, 2022, inventory consists of the following:

	September 30,	December 31,
	2023	2022
Raw materials	$2,904,532	$4,550,403
Work-in progress	231,934	182,544
Finished goods	14,658,916	3,510,000
Total inventory	$17,795,382	$8,242,947

As a consequence of the feedback received from our initial sales, the Company is currently working in improvements to be done in 325 of our completed units in our inventory. The Company is current conducting an initial cost analysis of the project and estimates the potential costs at approximately $1,760 in materials and $1,320 in labor per unit. The Company expects to complete this analysis by the fourth quarter of 2023.

F-12

NOTE 5 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of the following amounts as of September 30, 2023, and December 31, 2022:

	September 30,	December 31,
	2023	2022
Machinery, equipment, and furniture	$9,959,042	$6,193,480
Leasehold improvements	2,355,324	1,929,834
Technology equipment and software	733,151	598,580
Buildings	741,724	511,791
Property and equipment, gross	$13,789,241	$9,233,685
Less: Accumulated depreciation	(2,698,843)	(1,495,592)
Property and equipment, net	$11,090,398	$7,738,093

As of September 30, 2023, and December 31, 2022, the Company recorded $6,891,912 and $3,901,537, respectively, for deposits on equipment.

As of September 30, 2023, the company anticipates paying an additional $12,559,858 related to deposits on equipment over the next twelve months.

During the nine months ended September 30, 2023, and 2022, the Company recognized $1,257,160 and $809,705, respectively, in depreciation and amortization expense.

During the nine months ended September 30, 2023, the Company recognized a $107,648 loss on disposal of obsolete equipment.

NOTE 6 – DEBT

On November 17, 2020, the Company commenced an offering of convertible promissory notes pursuant to Rule 506(c) Regulation D, seeking to raise up to $50,000,000 of convertible promissory notes. Simple interest will accrue at an annual rate of 10.0% per annum. If the Company issues securities, under the anticipated Regulation A offering, the convertible promissory notes and accrued interest will automatically convert into shares offered under that offering at a conversion price ranging from 50-90% of the per share price paid by the purchasers of such equity securities in the offering. The conversion discount rates are based on timing and amount of the convertible promissory notes. If the debt notes have not been previously converted, principle and unpaid accrued interest will be due and payable at March 31, 2023. In addition, costs incurred in connection with obtaining the convertible promissory notes were insignificant and recorded as interest expense. As of December 31, 2021, the gross amount of convertible promissory notes was $30,925,075. During 2022, the total amount of proceeds under convertible promissory increased to $44,800,271 due to additional borrowings, an increase of $13,875,196. As of December 31, 2021, the Company had accrued interest of $1,133,795 for all outstanding convertible notes. From January 1, 2022, through April 1, 2022, accrued interest for all convertible notes increased to $2,044,430, an increase of $910,635.

On April 1, 2022, in connection with the Company’s launch of their Regulation A offering, all convertible promissory notes were converted into 779,483,823 shares of Series A-1 Preferred stock, representing $44,800,271 of face value and $2,044,430 of accrued interest. Of the converted shares, 3,414,730 shares of Series A-1 Preferred stock, representing $210,000 of face value and $5,811 of accrued interest, were paid for by and issued to a related party. The Company recorded interest expense of $910,635 related to the accrual of interest and an extinguishment of debt loss of $577,325,408 during the nine months ended September 30, 2022, related to this conversion. The Company accounted for the transaction as an extinguishment of debt as the conversion terms enacted were significantly different than the stated conversion rates per convertible promissory notes. Thus, the Company recorded the transaction at its fair market value. As a result, the Company recognized extinguishment of debt expense of $577,325,408 during the nine months ended September 30, 2022.

Due to the delays in the launch of the Company’s Regulation A offering whereby management increased the per share offering price during that time, management determined that the conversion price of the convertible notes would be modified to a conversion price which closely resembled management’s estimate of the fair value of the security at the time when the convertible notes were issued.

Initial conversion rates:

Convertible Category	Convert Rate	Price Per Share	Category Criteria
10% Discount Note	90%	$0.07110	$0 - $99,999 Principal
20% Discount Note	80%	$0.06320	$100,000 - $999,999 Principal
30% Discount Note	70%	$0.05530	$1,000,000+ Principal
25% Discount Note	75%	$0.05925	Original Terms - General
50% Discount Note	50%	$0.03950	Original Terms - Strategic

F-13

NOTE 7 – RIGHT OF USE LEASES

On December 29, 2020, the Company signed a 65-month lease for their 173,000 sq. ft. factory facility, commencing on May 1, 2021. As of December 31, 2020, a $525,000 security deposit, first month’s rent, $87,229, and first-month’s Tenant’s Percentage of Operating Expense Fees (“CAM”) $19,109, have been paid to the landlord. The monthly CAM will vary from month to month. The first month of CAM began on May 1, 2021. The Company’s first five (5) months have been abated by the landlord and the Company began making monthly rent payments on October 1, 2021. Rents increase by 3% annually. After March 31, 2023, the Company amended the lease agreement to obtain additional space in a neighboring warehouse for four years, with the first month’s base rent of $115,759, increasing by 4% annually. In addition, the Company was required to obtain a letter of credit related to the expansion of premises of $3,714,190.

On June 10, 2022, the Company signed a 73-month lease for a 132,960 sq. ft warehouse, commencing the earlier of (a) 30 days after substantial completion of tenant work by the landlord or (b) tenant commencing operation in the building. The lease commencement date was determined to be February 1, 2023, and thus has been accounted for subsequent to year end. During 2022, the Company paid $611,616 as security deposit and the first month’s rent, including CAM in the amount of $122,323. The lease allows one-month free rent subject to no default during the lease term. The initial base rent is $103,709 and CAM is $18,614. The base rent will increase 4% every year.

Pursuant to an agreement dated April 12, 2023, but effective as of January 1, 2023, the Company will lease to Supercar System four support squares located in the Company’s main property located at 5435 E. N. Belt Road, Las Vegas, Nevada for $7,409 per month. The agreement terminates December 31, 2026, unless otherwise amended in writing by the parties, and the Company retains the right to unilaterally terminate the agreement upon thirty days’ written notice. Supercar System is controlled by the Company’s CEO, Paolo Tiramani.

Pursuant to FASB Topic 842 accounting standards, we recognize both the right-of-use of our leases and a right-of-use asset and a lease liability on our balance sheet. We recorded a right-of-use asset related to our occupancy of leases manufacturing facilities of $14,296,269 as of September 30, 2023, compared to $3,685,561 as of December 31, 2022. These are offset by short term lease liabilities of $3,108,030 as of September 30, 2023, and $1,000,225 as of December 31, 2022, along with long term lease liabilities of $11,481,374 as of September 30, 2023, and $3,090,823 as of December 31, 2022.

During the nine months ended September 30, 2023, and 2022, rent expenses totaled $2,303,969 and $930,867, respectively.

As of September 30, 2023, the weighted average remaining lease term is 3.4 years. The weighted average incremental borrowing rate is 5.0%.

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company has a contract with the majority shareholder and CEO to share certain costs related to office space, support staff, and consultancy services. Rental payments received were $66,683 and $48,150 as part of this contract for the nine months ended September 30, 2023, and 2022, respectively.

During the nine months ended September 30, 2023, and 2022, the Company recorded $0 and $76,487 as royalty expense paid to 500 Group. This represents 1% of the Company’s gross sales of Casitas. Upon the merger with 500 Group, the license agreement with Build IP became void.

Occasionally, Boxabl provides professional services to the majority shareholder and CEO for work outside of Boxabl’s core business. The labor cost is invoiced by the Company at a markup and recorded as Other Income. The amount paid to the Company totaled $39,728, and the Company recognized $18,639 as Other Income for the nine months ended September 30, 2023.

F-14

During the nine months ended September 30, 2023, and 2022 the Company incurred expenses totaling $63,215 and $90,000, respectively, to a former member of the Board of Directors for professional fees. As of September 30, 2023, and December 31, 2022 the amount payable to the former member of the Board of Directors was $0 and $60,000.

As of September 30, 2023 and December 31, 2022, 26,725,658 shares of Series A Preferred Stock, representing an initial cost of $427,100 were held by certain related parties including the spouse and in-laws to the Director of Marketing. As of September 30, 2023 and December 31, 2022, 5,883,735 shares of Series A-1 Preferred Stock, representing an initial cost of $371,852 were held by certain related parties including the in-laws to the Director of Marketing and a former Director of the Company. As of September 30, 2023 and December 31, 2022, 12,834,434 Nonqualified Stock Options representing an initial grant date fair value of $919,999 were held by certain related parties including the spouse to the Director of Marketing and a former Director of the Company.

At times, the Company utilizes credit cards for operational purchases. The credit card was initially established by creating a business account under the Company’s Chief Executive Officer credit umbrella for which the structure remains. All amounts on the Company’s credit cards are guaranteed by the Chief Executive Officer. As consideration for the guarantee, all points accumulated on the credit cards are credited to the Chief Executive Officer’s personal credit card account. As of September 30, 2023 and December 31, 2022, the balance on the credit card was $235,361 and $36,400, respectively, which is recorded within accounts payable on the accompanying consolidated balance sheet.

NOTE 9 – STOCKHOLDERS’ EQUITY

Preferred and Common Stock

The Company was converted to a C-Corporation in the state of Nevada on June 16, 2020. In conjunction with the conversion, the Company authorized the issuance of 4.25 billion shares of common stock with a par value of $0.00001 and 750 million shares of preferred stock with a par value of $0.00001. The Company initially designated all shares of preferred stock as “Series A Preferred Stock”, see below for rights and preferences.

On February 24, 2021, the Company filed an amendment to the articles of incorporation which increased the number of authorized preferred shares to 850 million, for which 202,516,980 and 647,483,020 shares were classified as Series A Preferred Stock and Series A-1 Preferred Stock, respectively.

On November 19, 2021, the Board of Directors decided to increase the number of shares to the following: 6.6 billion shares of Common Stock of $0.00001 par value, 250 million shares of Series A Preferred Stock of $0.00001 par value, 1.1 billion shares of Series A-1 Preferred Stock of $0.00001 par value, 2.05 billion shares of Series A-2 Preferred Stock of $0.00001 par value, and 900 million shares of unclassified Preferred Stock of $0.00001 par value. Total authorized shares is 10 billion.

Preferred Stock Liquidation Preference

The following table summarizes the liquidation preferences as of September 30, 2023, in order of liquidation:

			Liquidation
	Shares	Shares Issued	Preference
	Authorized	and Outstanding	Balance
Series A-2 preferred stock	2,050,000,000	168,363,334	134,690,667
Series A-1 preferred stock	1,100,000,000	848,322,763	67,017,498
Series A preferred stock	250,000,000	194,422,430	3,305,181
	3,400,000,000	1,211,108,527	205,013,346

Sales of Preferred Stock

During the nine months ended September 30, 2023, the Company sold 9,994,762 Preferred Series A-2 shares for gross proceeds for $7,583,716.

The Company incurred offering costs of $535,148 and $5,260,700, respectively, for the nine months ended September 30, 2023, and 2022.

As of September 30, 2023, the Company had $245,832 in a subscription liability pertaining to proceeds received, but the shares were not yet issued.

On September 1, 2022, 1,929,600 shares of Series A-1 Preferred Stock of $27,000 were paid for by and issued to a related party who was a spouse to the Director of Marketing.

F-15

Stock Incentive Plan

In 2021, the Company’s board of directors authorized the 2021 Stock Option Plan which allows for the issuance of options to purchase 150,000,000 shares of the Company’s common stock.

During the nine months ended September 30, 2023, the Company issued 44,714,381 Restricted Stock Units (RSU’s). The RSU’s issued during this period vest in 36 months from grant date.

On July 12, 2022, 17,544 Nonqualified Stock Options representing an initial grant date fair value of $10,000 were granted to a related party who was a former Director of the Company.

A summary of RSU activity for the nine months September 30, 2023, is as follows:

	RSU’s	Remaining Contractual Term (in years)	Intrinsic Value
Outstanding as of December 31, 2022	17,857,140	-	-
Granted	44,714,381		3,792,867
Exercised	-
Forfeited	(5,500,018)
Outstanding as of September 30, 2023	57,071,503	-	-

During the nine months ended September 30, 2023, the Company granted stock options to purchase 1,357,142 shares. The options vest over 36 months from grant date. The options expire 10 years from the date of issuance.

A summary of Stock Option activity for the nine months September 30, 2023, is as follows:

	Options	Weighted Average Exercise Price	Remaining Contractual Term (in years)	Intrinsic Value
Outstanding as of December 31, 2022	61,288,154	0.17	8.95	$-
Granted	1,357,142	0.70
Exercised		-
Forfeited	(5,896,612)	0.31
Outstanding as of September 30, 2023	56,748,684	0.19	8.22	$337,469
Exercisable as of September 30, 2023	27,730,070	0.09	8.04	$61,501

During the nine months ended September 30, 2023, the Company valued the options using the Black-Scholes pricing model on the date of grant using the following assumptions:

September 30,
2023
Risk-free interest rate	3.50%
Expected term (in years)	6.5
Expected volatility	41.60%
Expected dividend yield	0.00%
Weighted average fair value of options granted	0.65

(1) Estimated based on historical experience

(2) Based on US Treasury constant maturity interest rate whose term is consistent with expected life of the stock options.

(3) Based on historical experience over a term consistent with the expected life of the stock options

F-16

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The Company uses the following inputs when valuating stock-based awards. The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeiture rates.

During the nine months ended September 30, 2023, the Company recognized $5,823,000 of stock compensation expense related to stock options and RSU’s which $2,969,730, $1,805,130, $582,300, and $465,840 is included within cost of sales, general and administrative expenses, sales and marketing expenses, and research and development expenses, respectively. During the nine months ended September 30, 2022, the Company recognized $903,000 of stock compensation expense related to stock options which $460,530, $279,930, $90,300, and $72,240 is included within cost of sales, general and administrative expenses, sales and marketing expenses, and research and development expenses, respectively.

During the three months ended September 30, 2023, the Company recognized $2,953,000 of stock compensation expense related to stock options and RSU’s which $1,506,030, $915,430, $295,300, and $236,240 is included within cost of sales, general and administrative expenses, sales and marketing expenses, and research and development expenses, respectively. During the three months ended September 30, 2022, the Company recognized $813,000 of stock compensation expense related to stock options which $416,630, $252,030, $81,300, and $65,040 is included within cost of sales, general and administrative expenses, sales and marketing expenses, and research and development expenses, respectively.

Future stock option compensation expense related to these options as of September 30, 2023, to be recognized is approximately $3.4 million, which is expected to be expensed over the remaining vesting period of 2.39 years. The amount of future stock-based compensation expense could be affected by any future option grants or by any forfeitures.

During the nine months ended September 30, 2023, the Company granted 44,714,381 restricted stock units (“RSU”). The vesting of the RSUs is 36 months. As of September 30, 2023, and December 31, 2022, the Company had 57,071,503 and 17,857,140 of RSUs outstanding. As of September 30, 2023, the future expected compensation expense to be recorded is approximately $13 million.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company entered a settlement with the state of Arizona related to the delivery of Casita units prior to receiving certification from the state. The Company paid $48,000 and agreed to reconstruct the units already delivered, and make sure any subsequent delivered units adhere to the regulations.

In connection with the Casita’s delivered in Arizona, the Company entered a settlement with a customer related to the costs of reconstruction of the Casita units. Under the terms of the settlement agreement, the customer has agreed to pay the first $1,000,000 in costs, and 90% of any costs more than the $1,000,000. The Company will only incur 50% of shipping costs should the contract be cancelled, and the units returned. The Company accrued a $570,000 warranty for such costs and any costs related to the 10-year limited warranty offered to the customer.

The Company received certification from ICC Evaluation Service related to the structural panels of the Casitas, which assist with procuring “plan approval” from various state regulatory agencies.

The Company is party to various legal proceedings and claims from time to time. A liability will be accrued when a loss is both probable and can be reasonably estimated. Management believes that the probability of a material loss is remote. However, litigation is inherently uncertain, and it is not possible to predict the ultimate disposition of these proceedings.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 27, 2024, the issuance date of these consolidated financial statements.

Preferred Stock

Beginning November 23, 2021, the Company commenced an exempt offering of Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. Subsequent to September 30, 2023, the Company has sold 1,095,200 shares for gross proceeds of $843,464.

Beginning September 1, 2023, the Company commenced an exempt offering of Non-Voting Series A-3 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. During Q4 2023, the Company converted 2,440,817 shares of series A-2 Preferred shares into Series A-3 Preferred shares which were previously sold for gross proceeds of $1,817,664. Subsequent to September 30, 2023, the Company sold 8,343,400 shares for gross proceeds of $4,184,141 including the amounts converted from A-2 into A-3.

From September 18 through October 9, 2023, the Company conducted an offering of its Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, in reliance on Regulation Crowdfunding. The Company sold 4,078,982 shares for gross proceeds of $3,263,186.

Beginning February 17, 2023, the Company commenced a Canadian exclusive offering, through FrontFundr, of its Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert. This offering is subject to applicable exemptions under Canadian securities laws and is strictly limited to investors from specific Canadian provinces, which is verified by FrontFundr. As of March 22, 2024, the Company has sold 388,082 shares for gross proceeds of $310,466.

Restricted Stock Units

Subsequent to September 30, 2023, the Company granted 9,642,863 newly issued RSU shares, and forfeited 9,785,729 RSU shares as of March 22, 2024. Subsequent to September 30, 2023, the Company issued no new NQSO/ISOs, and forfeited 3,947,798 NQSO/ISOs.

Warrants

In connection with the issuance of certain A-3 shares, the Company issued 10,460,652 Warrants that are exercisable at a price of $0.80 per share. Warrants are exercisable for three years from the date of purchase (the “Exercise Period”); provided, however, that the Company may call the Warrants, in its sole discretion, at any time upon 30 days written notice to the Shareholders. All unexercised Warrants will expire and are subject to certain transfer restrictions as further discussed herein. Warrants shall not be awarded for Bonus Shares received.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Boxabl Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Boxabl Inc. and subsidiary (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Prior Year Restatement

As discussed in Note 2 to the financial statements, the Company has elected to change the adoption date of Accounting Standards Codification 842 Leases to the earliest period presented within the financial statements.

dbbmckennon

PCAOB #3501

We have served as the Company’s auditor since 2020.

San Diego, California

August 9, 2023

F-18

Boxabl Inc.

Consolidated Balance Sheets

as of December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
		(Restated)
ASSETS

Current Assets:
Cash and Cash Equivalents	$9,024,802	$21,415,506
Short-Term Investment in U.S. Treasury Notes	74,384,612	-
Accounts Receivable	-	488,949
Inventory	8,242,947	4,916,235
Deposits on Inventory	264,067	858,818
Prepaids	178,584	119,617
Deposits in Escrow	60,838	519,756

Total Current Assets	92,155,850	28,318,881

Property, Equipment, and Other Assets:
Long-Term Investments in U.S. Treasury Notes	1,461,244	-
Property and Equipment - Net	7,738,093	5,109,604
Right of Use Assets	3,685,561	4,595,197
Deposits on Equipment	3,901,537	651,041
Deferred Offering Costs	-	13,000
Security Deposit	1,140,116	525,000

Total Property, Equipment, and Other Assets	17,926,551	10,893,842

Total Assets	$110,082,401	$39,212,723

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$1,281,734	1,309,172
Accrued Expenses	1,095,753	242,955
Customer Deposits	4,257,424	1,767,424
Deferred Revenue	1,505,491	5,467,332
Lease Liability - Current	1,000,225	938,933
Other Current Liabilities	31,265	135,595

Total Current Liabilities	9,171,892	9,861,411

Long-Term Liabilities:
Convertible Promissory Notes	-	30,925,075
Accrued Interest on Convertible Promissory Notes	-	1,133,795
Lease Liability - Long-Term	3,090,823	4,090,895

Total Long-Term Liabilities	3,090,823	36,149,765

Total Liabilities	12,262,715	46,011,176

Commitments and contingencies (Note 10)

Stockholders’ Equity (Deficit):
Series A Preferred Stock $0.00001 par, 250 million shares authorized, 194,422,430 and 188,508,830 shares issued and outstanding as of 12/31/22 and 12/31/21, respectively	2,671,074	2,589,375
Series A-1 Preferred Stock $0.00001 par, 1.1 billion shares authorized, 848,322,763 and 68,097,240 shares issued and outstanding as of 12/31/22 and 12/31/21, respectively	628,604,726	4,498,515
Series A-2 Preferred Stock $0.00001 par, 2.05 billion shares authorized, 120,868,572 and 0 shares issued and outstanding as of 12/31/22 and 12/31/21, respectively	89,468,793	-
Common Stock $0.00001 par, 6.6 billion shares authorized, 3 billion shares issued and outstanding as of 12/31/22 and 12/31/21	300,000	300,000
Additional Paid-In Capital	3,088,921	1,378,921
Accumulated Deficit	(626,313,828)	(15,565,264)

Total Stockholders’ Equity (Deficit)	97,819,686	(6,798,453)

Total Liabilities and Stockholders’ Equity (Deficit)	$110,082,401	$39,212,723

See accompanying notes to the consolidated financial statements.

F-19

Boxabl Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021

Revenues	$10,867,746	$1,955,795

Cost of Goods Sold	23,667,821	5,313,969

Gross Loss	(12,800,075)	(3,358,174)

Operating Expenses:
General and Administrative	10,390,540	5,497,972
Sales and Marketing	6,523,339	771,268
Research and Development	3,377,261	2,631,752

Total Operating Expenses	20,291,140	8,900,992

Operating Loss	(33,091,215)	(12,259,166)

Other (Income)/Expense:
Interest, Unrealized Gains and Other Investment Income	(529,528)	-
Forgiveness of PPP Loan	(49,166)	-
Extinguishment of Debt	577,325,408	-
Interest Expense	910,635	1,324,991

Total Other (Income)/Expense	577,657,349	1,324,991

Net Loss	$(610,748,564)	$(13,584,157)

Net Loss per Common Share - Basic and Diluted	$(0.20)	$(0.00)

Weighted Average Common Shares - Basic and Diluted	3,000,000,000	3,000,000,000

See accompanying notes to the consolidated financial statements.

F-20

Boxabl Inc.

Consolidated Statements of Changes to Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2022 and 2021

	Series A-2 Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance as of December 31, 2020	-	$-	-	$-	170,864,790	$2,289,425	3,000,000,000	$300,000	$588,921	$(1,981,107)	$1,197,239

Stock Based Compensation	-	-	-	-	-	-	-	-	790,000	-	790,000
Issuance of Series A Preferred Stock	-	-	-	-	17,644,040	299,950	-	-	-	-	299,950
Issuance of Series A-1 Preferred Stock	-	-	68,097,240	4,834,904	-	-	-	-	-	-	4,834,904
Offering Costs	-	-	-	(336,389)	-	-	-	-	-	-	(336,389)
Net Loss	-	-	-	-	-	-	-	-	-	(13,584,157)	(13,584,157)

Balance as of December 31, 2021	-	$-	68,097,240	$4,498,515	188,508,830	$2,589,375	3,000,000,000	$300,000	$1,378,921	$(15,565,264)	$(6,798,453)

Stock Based Compensation	-	-	-	-	-	-	-	-	1,710,000	-	1,710,000
Issuance of Series A Preferred Stock	-	-	-	-	5,913,600	82,533	-	-	-	-	82,533
Issuance of Series A-1 Preferred Stock	-	-	741,700	593,360	-	-	-	-	-	-	593,360
Conversion of Convertible Notes	-	-	779,483,823	623,587,058	-	-	-	-	-	-	623,587,058
Issuance of Series A-2 Preferred Stock	120,868,572	94,967,634	-	-	-	-	-	-	-	-	94,967,634
Offering Costs	-	(5,498,841)	-	(74,207)	-	(834)	-	-	-	-	(5,573,882)
Net Loss	-	-	-	-	-	-	-	-	-	(610,748,564)	(610,748,564)

Balance as of December 31, 2022	120,868,572	$89,468,793	848,322,763	$628,604,726	194,422,430	$2,671,074	3,000,000,000	$300,000	$3,088,921	$(626,313,828)	$97,819,686

See accompanying notes to the consolidated financial statements.

F-21

Boxabl Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
		(Restated)
Cash Flows From Operating Activities:
Net Loss	$(610,748,564)	$(13,584,157)
Adjustments to Reconcile Net Loss to Net Cash Used in Operations
Forgiveness of PPP Loan	(49,166)	-
Depreciation and Amortization	1,200,113	265,367
Stock Based Compensation	1,710,000	790,000
Extinguishment of Debt	577,325,408	-
Unrealized Gains on Investment Securities	(448,165)	-

Changes in Operating Assets and Liabilities:
Accounts Receivable	488,949	(488,949)
Deposits on Inventory	594,751	(858,818)
Inventory	(3,326,712)	(4,916,235)
Other Current Assets	(58,967)	7,221
Right-of-Use Asset and Liability	(29,144)	434,631
Accounts Payable	(110,492)	1,109,831
Deferred Revenue	(3,961,841)	3,120,439
Customer Deposits	2,429,162	1,391,249
Accrued Liabilities	852,798	242,955
Accrued Interest on Convertible Notes	910,635	1,133,795
Other Current Liabilities	(55,164)	(50,569)

Net Cash Used in Operating Activities	(33,276,399)	(11,403,240)

Cash Flows From Investing Activities:
Purchase of Short and Long-Term Investments	(94,583,603)	-
Proceeds From Sale and Maturities of Investments	19,185,912	-
Purchase of Property and Equipment and Deposits	(6,996,044)	(5,380,577)
Deposits	(615,116)	1,000

Net Cash Used in Investing Activities	(83,008,851)	(5,379,577)

Cash Flows From Financing Activities:
Proceeds from PPP Loan	-	49,166
Payments on Loans Payable - Related Parties	-	(563,268)
Proceeds from Convertible Promissory Notes Payable	14,405,261	30,457,583
Offering Costs	(5,560,882)	(336,389)
Proceeds from Sale of Preferred Stock	95,050,167	4,914,890

Net Cash Provided by Financing Activities	103,894,546	34,521,982

Net Increase (Decrease) in Cash and Cash Equivalents	12,390,704	17,739,165

Cash and Cash Equivalents - Beginning of Year	21,415,506	3,676,341

Cash and Cash Equivalents - End of Year	$9,024,802	$21,415,506

Supplemental Cash Flow Information:
Interest Paid	$-	$13,958
Income Taxes Paid	$-	$-

Non-Cash Investing and Financing Activities:
Deposits in Escrow	$60,838	$519,756
Purchase of Software with a Note Payable	$-	$84,598
Purchase of Equipment in Accounts Payable	$155,063	$72,009
Right-of-Use Asset and Liability	$-	$4,595,197
Conversion of Convertible Notes Payable and Accrued Interest to Preferred Stock	$46,857,860	$-

See accompanying notes to the consolidated financial statements.

F-22

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 1- INCORPORATION AND NATURE OF OPERATIONS

Boxabl Inc., is an early stage Nevada (“C”) corporation originally organized as a Nevada limited liability company, on December 2, 2017. The corporation converted from a Nevada limited liability company to a Nevada corporation on June 16, 2020. The consolidated financial statements of Boxabl Inc., (which may be referred to as the “Company”, “Boxabl”, “we”, “us” or “our”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s headquarters are in Las Vegas, Nevada.

Boxabl Inc., (which may refer to its product as “boxes”, “Casita”, “ADU” or “Alternative Dwelling Unit”) is building a new type of modular box with the help of modern manufacturing processes. Its product will result in superior, higher quality residential and commercial buildings in half the time and half the cost, by resolving the problems of labor shortages and using approximately 80% less building material. The Company has also developed patented pending shipping technology, which will help it serve large geographic areas from one factory. This innovation allows the Company to serve the entire USA and even international markets.

Basis of Consolidation

The consolidated financial statements presented include the accounts of the Company. All significant intercompany accounts and transactions are eliminated in consolidation.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with GAAP and expressed in US dollars. The Company’s fiscal year end is December 31.

Prior Period Restatement

On December 29, 2020, the Company entered into a lease agreement for a factory facility. Effective January 1, 2021, the Company has elected to adopt Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842, Leases. The first lease commenced in May 2021. The Company has elected to use the modified retrospective approach for comparative purposes. Under the modified retrospective approach, the Company has recorded a “right of use” asset and liability of $5,189,897 as of May 1, 2021, the earliest comparative period, and the date of the initial qualifying lease. The December 31, 2021, financial statements have been restated to reflect the adoption of this standard. The impact on the December 31, 2021 financial statements, was an increase in right of use assets and liabilities for the amounts currently reflected on the balance sheet and statement of cash flows.

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates form the basis for judgements the Company makes about the carrying values of its assets and liabilities, which are not readily apparent from other sources. These estimates are based on information available as of the date of the consolidated financial statements, including historical information and various other assumptions that the Company believes are reasonable under the circumstances. GAAP requires the Company to make estimates in several areas, including, but not limited to, those relevant to revenue recognition, valuation of stock-based compensation including warrants, warranty liabilities, and the estimated useful lives of property and equipment, reserves on inventory. These judgements, estimates and assumptions are inherently subjective in nature and actual results may differ from these estimates and assumptions, and the differences could be material.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the US and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise; government policies. These adverse conditions could affect the Company’s financial condition, results of its operations and cash flows.

F-23

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Various permits from state and local governments are required in order to sell and install the Casitas. Delays in the permitting process or inability to obtain a permit could delay or prohibit the delivery of the product, which would affect the timing or amount of the Company’s revenues. Currently, the Company is in the process of obtaining various permits related to the Casitas, including modular certification. Since the Arizona order has been postponed until further notice due to modular certification requirements, the units that were previously reserved for that project can now be sold for other projects. During 2023 through the date of filing, the Company has not delivered any Casitas. Subsequent to this filing, Boxabl plans to resume sales to customers in states where there is no state modular program as well as for projects that are under a different classification such as park model RVs or government projects.

The inputs into certain of our judgments, assumptions, and estimates considered the economic implications of the COVID-19 pandemic, including the associated impact of supply constraints, on our critical and significant accounting estimates. The COVID-19 pandemic caused raised prices and supply chain issues that slowed down our production and caused us to have to request a new delivery date on the ADS order which was granted. To date, there have been no other serious impacts. As the COVID-19 pandemic continues, many of our estimates could require increased judgment and carry a higher degree of variability and volatility.

Decreased demand in the housing industry would adversely affect our business. Demand for new housing construction is tied to the broader economy and factors outside the Company’s control. Should factors such as the COVID-19 pandemic result in continued loss of general economic activity, we would experience a slower growth rate in demand for our Boxes.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability.

There are three levels of inputs that may be used to measure fair value:

●	Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 – Include other inputs that are directly or indirectly observable in the marketplace.

●	Level 3 – Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2022 and 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity (at the time of purchase) of three months or less to be cash equivalents. As of December 31, 2022, the Company holds various U.S. treasuries that are reflected as cash and cash equivalents as they are readily convertible.

F-24

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Short-term investment in U.S. treasury notes

Short-term investments in U.S. treasury notes include U.S Treasury notes with maturities of less than 12 months. The realized and unrealized gains and losses on short-term investments in US treasury notes are determined using the specific identification method. If a US treasury note has an unrealized loss and we either intend to sell the security or it is more likely than not that we will be required to sell the security before its anticipated recovery, we record an impairment charge to investment and other income (expense), net for the entire amount of the unrealized loss and adjust the amortized cost basis of the security.

Long-term investment in U.S. treasury notes

Long-term investments in U.S. treasury notes include U.S Treasury notes with maturities of 12 months or more. The realized and unrealized gains and losses on long-term investments in US treasury notes are determined using the specific identification method. If a US treasury note has an unrealized loss and we either intend to sell the security or it is more likely than not that we will be required to sell the security before its anticipated recovery, we record an impairment charge to investment and other income (expense), net for the entire amount of the unrealized loss and adjust the amortized cost basis of the security.

Equity Method and Non-marketable Equity Investments

Equity investments for which we have significant influence, but not control, over the investee and are not the primary beneficiary of the investee’s activities are accounted for under the equity method. Our share of gains and losses in equity method investments are recorded in investment and other income (expense), net. We eliminate unrealized profit or loss related to transactions with equity method investees in relation to our ownership interest in the investee, which is recorded as a component of equity in net earnings (losses) in investees in investment and other income (expense), net. Non-marketable equity investments (for which we do not have significant influence or control) are investments without readily determinable fair values that are recorded based on initial cost minus impairment, if any, plus or minus adjustments resulting from observable price changes in orderly transactions for identical or similar securities, if any. All gains and losses on investments in non-marketable equity securities, realized and unrealized, are recognized in investment and other income (expense), net. We monitor equity method and non-marketable equity investments for events or circumstances that could indicate the investments are impaired, such as a deterioration in the investee’s financial condition and business forecasts and lower valuations in recently completed or anticipated financings and recognize a charge to investment and other income (expense), net for the difference between the estimated fair value and the carrying value. For equity method investments, we record impairment losses in earnings only when impairments are considered other-than temporary.

F-25

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Accounts Receivable

Account receivable are stated at the amount management expects to collect on balances outstanding at the balance sheet date. The Company uses the allowance method for uncollectable accounts receivable. The Company has a policy to reserve for credit losses based on management’s evaluation of outstanding accounts receivable at the balance sheet date. As of December 31, 2022 and 2021, there is no provision for credit losses.

Inventory

Inventory consists of raw materials, work in progress, and finished goods and is valued at the lower of cost or net realized value with the cost determined using the weighted average method. On an annual basis, the Company analyzes its inventory levels and records allowances for inventory that has become obsolete and inventory that has a cost basis in excess of the expected net realizable value. Damaged and obsolete inventory are valued based on management’s best estimate and any difference charged to expense. As of December 31, 2022, for finished Casitas, the Company capitalized costs to the amount for which the Casita could be sold less the estimated cost to sell.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance, repairs, and minor improvements are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation and amortization are removed from the respective accounts, and any gain or loss is included in operations. Major improvements with economic lives greater than one year are capitalized. Leasehold improvements are depreciated over the lesser of the lease term or the estimated useful life. Depreciation is computed using the straight-line method over the following estimated useful lives:

Software	3 years
Technology	3 years
Furniture and fixtures	7 years
Machinery and Equipment	5 – 10 years

Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances, such as discontinuance or technological obsolescence, indicate that the carrying amount of the assets may not be recoverable. No impairment charges were recorded for the years ended December 31, 2022 and 2021.

Revenue Recognition

The Company determines revenue recognition through the following steps in accordance with ASC Topic 606, Revenue from Contracts with Customers:

-	Identification of a contract with a customer.
-	Identification of the performance obligations in the contract.
-	Determination of the transaction price.
-	Allocation of the transaction price to the performance obligations in the contract.
-	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are recognized when performance obligations are satisfied through the transfer of promised goods to the Company’s customers. Control transfers upon shipment of product and when the title has been passed to the customers. This includes the transfer of legal title, physical possession, the risk and rewards of ownership, and customer acceptance. Revenue is recorded net of sales tax collected from customers on behalf of taxing authorities, allowance for estimated returns, chargebacks, and markdowns based upon management’s estimates and the Company’s historical experience. The Company records a liability for deposits for future products. The liability is relieved, and revenue is recognized once the revenue recognition criteria is met.

The Company collects customer deposits to reserve for the purchase of a Casita. The Company has received $4,257,424 and $1,767,424 in customer deposits for over 7,700 and 3,360 Boxabl units as of December 31, 2022 and 2021, respectively. The amounts are reflected as customer deposits as the deposit does not guarantee a sales contract and is tandem to a reservation. The customer can request a refund of the deposit until a sale agreement is executed.

F-26

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, shipping, the related labor, and overhead charges associated with that production.

In the second half of October 2021, the Company began production of Casitas. From October 2021 through December 31, 2022, the Company incurred much higher production costs due to various factors, including the following:

●	Inefficiencies due to new machinery and newness of product and procedures which required significant training of the workforce.
●	In order to catch up with its delivery obligation under the sales contract, the Company hired additional outside labor and paid overtime and double time shifts.
●	Tight skilled labor market which caused higher labor rate.
●	Supply chain delivery issues which caused the purchase of several items of material from local vendors with a substantially higher price.
●	The Company is still undertaking major research and development activities to streamline its production, substitute new material, and upgrade its equipment in order to automate its production.
●	The regular one shift production capacity of the factory is two per day. The actual units produced in the last quarter of 2021 was 35 units and only 259 units were produced during 2022 – due to the above factors, even with substantial overtime payments.

In 2022, the Company began to address these items and implement cost cutting measures. In 2022, the Company was able to reduce the cost of direct materials as well as other costs such as direct labor. The Company continues to make improvements to its processes to allow for greater cost reductions.

Advertising and Promotion

Advertising and promotion are expensed as incurred. Advertising and promotion expense for the years ended December 31, 2022 and 2021 amounted to approximately $5,445,848 and $582,000, respectively, which is included in sales and marketing expense.

Research and Development

Research and development costs consisting of design, materials, consultants related to prototype and process improvements and developments are expensed as incurred. Total research and development costs for the years ended December 31, 2022 and 2021 are $3,377,261 and $2,631,752, respectively.

Warranty Provision

The Company offers its customers warranties on products sold for a period of up to 10 years. Management records an expense to operations for the costs of warranty repairs at the time of sale. Management’s estimate for warranties is based on sales levels and historical costs of providing warranties. The Company has not had a history in product malfunctions; however, from time-to-time products may fail. As of December 31, 2022 and 2021, Company’s reserve for warranty totaled $570,000 and $0, respectively, and is reflected in accrued liabilities in the accompanying consolidated balance sheets.

Concentration of Credit Risk

Cash and Cash Equivalents:

Financial instruments that potentially expose the Company to a concentration of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained at high quality financial institutions. During the years ended December 31, 2022 and 2021, the Company exceeded the Federal Deposit Insurance Corporation (FDIC) limit. The Company has not experienced any losses with respect to its cash balances. Based upon assessment of the financial condition of these institutions, management believes that the risk of loss of any uninsured amounts is minimal.

Inventory:

The Company imports a substantial part of its materials from overseas vendors, mainly from China. Consequently, the Company’s ability to purchase and the costs of its products are subject to political, social, and economic situations, both in the United States and abroad. The Company maintains that the loss of one or more vendors would not have a material impact on the Company’s operations as replacements could be identified.

F-27

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Customers:

Revenues from two customers were approximately 95% and 100% of the Company’s revenues for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2021, receivables from one customer represented 100% of the Company’s accounts receivable. As the Company does not expect to have recurring customers prospectively, the loss of an individual customer is not expected to impact the Company’s operations.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Tax positions initially must be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions initially and subsequently are to be measured at the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the position and relevant facts.

As of December 31, 2022 and 2021, the Company evaluated its net deferred tax asset of $9,454,424 and $2,616,470, respectively. The net deferred tax assets increased $6,837,954 and $2,616,470 during the years ended December 31, 2022 and 2021, respectively, consisting primarily of net operating loss carry forwards. The Company has determined a full valuation allowance of $9,454,424 and $2,616,470 was appropriate as of December 31, 2022 and 2021, respectively.

As of December 31, 2022 and 2021, the Company’s gross net operating loss (“NOL”) carry forward was $45,074,292 and $12,512,604, respectively, which originated from losses from June 15, 2020, forward. NOLs originating in 2020 and subsequent can be carried forward indefinitely. The difference between the statutory rate of 21% and the effective tax rate is due to a full valuation allowance on deferred tax assets and permanent differences due to non-deductible interest expense, loss on modification of debt and stock-based compensation expense.

As of December 31, 2022 and 2021, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. The Company’s tax returns from 2019 forward are open to federal and state tax examination. As of December 31, 2022, there were no ongoing tax examinations.

Deferred Offering Costs

Incremental costs directly associated with the offering of securities are deferred and charged against the gross proceeds of the offering upon completion. During the years ended December 31, 2022 and 2021, costs associated with the Company’s offerings totaled $5,573,882 and $336,839, respectively, which are netted against the related proceeds within stockholders’ equity (deficit), respectively.

Basic and Diluted Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. Diluted net loss per share reflects the actual weighted average of common shares issued and outstanding during the period plus potential common shares. Stock options and convertible instruments are considered potential common shares and are included in the calculation of diluted net loss per share when their effect is dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2022 and 2021, diluted net loss per share is the same as basic net loss per share for each year. As of December 31, 2021, the Company’s potentially dilutive instruments included convertible promissory notes for which a conversion price had not been established. As of December 31, 2022 and 2021, the Company had 194,994,130 and 188,508,830 shares of Series A preferred stock outstanding, respectively, which is contingently convertible to common shares on a one-to-one basis. As of December 31, 2022 and 2021, the Company had 848,322,763 and 68,097,240 Series A-1 preferred stock outstanding, respectively, which is contingently convertible to common shares on a one-to-one basis. As of December 31, 2022 and 2021, the Company had 120,868,572 and 0 Series A-2 preferred stock outstanding, respectively, which is contingently convertible to common shares on a one-to-one basis. During the years ended December 31, 2022 and 2021, the Company had options and RSUs outstanding of 78,355,819 and 70,184,330, respectively.

F-28

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Stock-Based Compensation

The Company uses ASC 718 for Stock-Based Compensation. Compensation for all stock-based awards, including stock options and restricted stock, are measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. The Company recognizes compensation expense for stock options and restricted stock awards on a straight-line basis over the associated service or vesting periods.

Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.

Leases

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its consolidated balance sheets. Due to the FASB extension in June 2020, the guidance is effective for annual and quarterly periods beginning after December 15, 2021. The Company adopted the lease standard effective January 1, 2021. The consolidated financial statements reflect the adoption of the standard.

The application of the new lease standard (ASU Topic 842) requires significant judgments and certain key estimations to be made including identifying whether a contract (or part of a contract) included a lease, determining whether variable payments are in-substance fixed, establishing whether there are multiple leases in an arrangement, estimating the lease term, determining the appropriate rate to discount lease payments, determining whether it is reasonably certain that an extension or termination option will be exercised, determining the stand-alone selling price of lease and non-lease components, and assessing whether a right-of-use asset is impaired.

Unanticipated changes in these judgments or estimates could affect the identification and determination of the value of lease liabilities and right-of-use assets at initial recognition, as well as the subsequent measurement of lease liabilities and right-of-use assets. These items could potentially result in changes to amounts reported in the consolidated statements of income and consolidated balance sheets in a given period. See Note 6 for further discussion of leases.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3 – INVESTMENTS

As of December 31, 2022, investment in securities consists of US Treasury Notes priced at fair value, consisting of the following:

	Three Months or Less from Date of Purchase	Greater than Three Months from Date of Purchase
Cash and Cash Equivalents	$1,399,809	$-
Short-Term Investments	-	74,384,612
Long-Term Investments	-	1,461,244
Total U.S. Treasury Notes	$1,399,809	$75,845,856

F-29

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

The Long-Term Investment will mature in January of 2024.

The cost basis of investments sold is determined by the Company using the specific identification method.

Gains and losses on sale of investments, interest and unrealized gains are all reported within Interest, Unrealized Gains, and Other Investment Income on the Statement of Operations.

NOTE 4 – INVENTORY

As of December 31, 2022 and 2021, inventory consists of the following:

	December 31, 2022	December 31, 2021
Raw Materials	$4,550,403	$4,668,455
Work-in Progress	182,544	144,538
Finished Goods	3,510,000	103,242
Total Inventory	$8,242,947	$4,916,235

NOTE 5 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of the following amounts for the years ended December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Machinery, Equipment, and Furniture:
Balance – January 1	$3,525,416	$83,336
Acquisitions During the Year	3,179,855	3,442,080
Balance – December 31	6,705,271	3,525,416
Less Accumulated Depreciation	(845,806)	(177,233)

Net Machinery, Equipment, and Furniture – December 31	5,859,465	3,348,183

Leasehold Improvements:
Balance – January 1	1,671,686	-
Acquisitions During the Year	258,148	1,671,686
Balance – December 31	1,929,834	1,671,686
Less Accumulated Depreciation	(439,104)	(83,584)

Net Leasehold Improvements – December 31	1,490,730	1,588,102

Technology and Software:
Balance – January 1	207,983	-
Acquisition During the Year	390,597	207,983
Balance – December 31	598,580	207,983
Less – Accumulated Depreciation	(210,682)	(34,664)

Net Technology and Software – December 31	387,898	173,319

Total Net Assets – December 31	$7,738,093	$5,109,604

As of December 31, 2022 and 2021, the Company paid $3,901,537 and $651,041, respectively, for deposits on equipment. The total amount is recorded as Deposits on Equipment on the consolidated balance sheets. As of December 31, 2022, the remaining amount of purchase commitments was approximately $6,239,000.

During the years ended December 31, 2022 and 2021, the Company recognized $1,200,114 and $265,367, respectively, in depreciation expense.

F-30

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 6 – DEBT

Loan Payable to Officers

The Company executed a promissory note to the Company’s majority shareholder and CEO in January 2021 to formalize the terms. The proceeds, for which all were received in 2020, were used for operations and manufacturing three Casita prototypes. The principal balance outstanding bears a simple interest rate at the annual “prime rate” published by the Wall Street Journal (3.25% as of December 31, 2020) plus one percent (1.0%). Interest shall accrue on the entire principal sum of this promissory note beginning January 1, 2021. The note was paid in full in August 2021.

PPP Loan

In March 2021, the Company obtained a PPP loan in the amount of $49,166. The loan was forgiven in 2022.

Convertible Notes Payable

On November 17, 2020, the Company commenced an offering of convertible promissory notes pursuant to Rule 506(c) Regulation D, seeking to raise up to $50,000,000 of convertible promissory notes. Simple interest will accrue on an annual rate of 10.0% per annum. If the Company issues securities, under the anticipated Regulation A offering, the convertible promissory notes and accrued interest will automatically convert into shares offered under that offering at a conversion price ranging from 50-90% of the per share price paid by the purchasers of such equity securities in the offering. The conversion discount rates are based on timing and amount of the convertible promissory notes. If the debt notes have not been previously converted, principle and unpaid accrued interest will be due and payable at March 31, 2023. In addition, costs incurred in connection with obtaining the convertible promissory notes were insignificant and recorded as interest expense. As of December 31, 2021, the gross amount of convertible promissory notes was $30,925,075. During 2022, the total amount of proceeds under convertible promissory increased to $44,800,271 due to additional borrowings, an increase of $13,875,196.

As of December 31, 2021, the Company had accrued interest of $1,133,795 for all outstanding convertible notes. From January 1, 2022, through April 1, 2022, accrued interest for all convertible notes increased to $2,044,430, an increase of $910,635.

On April 1, 2022, in connection with the Company’s launch of their Regulation A offering, all convertible promissory notes were converted into 779,483,823 shares of Series A-1 Preferred stock, representing $44,800,271 of face value and $2,044,430 of accrued interest. Of the converted shares, 3,414,730 shares of Series A-1 Preferred stock, representing $210,000 of face value and $5,811 of accrued interest, were paid for by and issued to a related party. The Company recorded interest expense of $910,635 related to the accrual of interest and an extinguishment of debt loss of $577,325,408 during the year ended December 31, 2022, related to this conversion. The Company accounted for the transaction as an extinguishment of debt as the conversion terms enacted were significantly different than the stated conversion rates per the convertible promissory notes. Thus, the Company recorded the transaction at its fair market value. As a result, the Company recognized extinguishment of debt expense of $577,325,408 during the year ended December 31, 2022.

Due to the delays in the launch of the Company’s Regulation A offering whereby management increased the per share offering price during that time, management determined that the conversion price of the convertible notes would be modified to a conversion price which closely resembled management’s estimate of the fair value of the security at the time when the convertible notes were issued.

Initial conversion rates:

Convertible Category	Convert Rate	Price Per Share	Category Criteria
10% Discount Note	90%	$0.07110	$0 - $99,999 Principal
20% Discount Note	80%	$0.06320	$100,000 - $999,999 Principal
30% Discount Note	70%	$0.05530	$1,000,000+ Principal
25% Discount Note	75%	$0.05925	Original Terms - General
50% Discount Note	50%	$0.03950	Original Terms - Strategic

F-31

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 7 – RIGHT OF USE Leases

On December 29, 2020, the Company signed a 65-month lease for their 173,000 sq. ft. factory facility, commencing on May 1, 2021. As of December 31, 2020, a $525,000 security deposit, first month’s rent, $87,229, and first-month’s Tenant’s Percentage of Operating Expense Fees (“CAM”) $19,109, have been paid to the landlord. The monthly CAM will vary from month to month. The first month CAM began on May 1, 2021. The Company’s first five (5) months have been abated by the landlord and the Company began making monthly rent payments on October 1, 2021. Rents increase by 3% annually. Subsequent to December 31, 2022, the Company amended the lease agreement to obtain additional space in a neighboring warehouse for four years, with first month’s base rent of $115,759, increasing by 4% annually. In addition, the Company was required to obtain a letter of credit related to the expansion of premises of $3,714,190.

Effective January 1, 2021, the Company adopted ASU Topic 842 by recording right of use assets and lease obligation on the balance sheet for its existing operating lease. The discount rate for the lease is calculated by using annual rate of increase as specific in the lease agreement. During the years ended December 31, 2022 and 2021, rent expense totaled $1,047,930 and $698,620, respectively.

As of December 31, 2022, the future annual maturities of the Company’s operating lease liabilities are as follows:

Fiscal Year
2023	$1,109,386
2024	1,142,668
2025	1,176,948
2026	906,221
Total lease payments	4,335,223
Less: imputed interest	(244,175)
Total lease liabilities	$4,091,048

As of December 31, 2022, the weighted average remaining lease term is 3.75 years. The weighted average incremental borrowing rate is 3.00%.

On June 10, 2022, the Company signed a 73-month lease for a 132,960 sq. ft warehouse, commencing the earlier of (a) 30 days after substantial completion of tenant work by the landlord or (b) tenant commencing operation in the building. The lease commencement date was determined to be February 1, 2023 and thus has been accounted for subsequent to year end. During 2022, the Company paid $611,616 as security deposit and the first month’s rent, including CAM in the amount of $122,323. The lease allows one-month free rent subject to no default during the lease term. The initial base rent is $103,709 and CAM is $18,614. The base rent will increase 4% every year.

The following table summarizes the Company’s future minimum commitment under the non-cancellable operating lease agreements:

Date
2023	$1,140,797
2024	1,290,137
2025	1,341,743
2026	1,395,413
2027	1,450,239
Thereafter	1,766,591
Total	$8,384,920

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company has a contract with the majority shareholder and CEO to share certain costs related to office space, support staff, and consultancy services. Rent income received was $64,200 and $16,050 as part of this contract for the years ended December 31, 2022 and 2021, respectively.

The Company entered into an exclusive license agreement with Build IP LLC, an entity controlled by the Company’s majority shareholder and CEO. Under the terms of the agreement, Build IP LLC has agreed to license its structure, transport, and trademark patents to the Company. Quarterly royalty payments of 1% are due on royalty-bearing sales. As of December 31, 2022 and 2021, $110,177 and $19,558, respectively, has been recorded as royalty expense in the accompanying consolidated financial statements which is 1% and 1%, respectively, of the sales for the years ended December 31, 2022 and 2021. See Note 11 for additional information.

During the years ended December 31, 2022 and 2021, the Company incurred expenses totaling $210,000 and $0, respectively, to a former member of the Board of Directors for professional fees. As of December 31, 2022 and 2021, the amounts payable to the former member of the Board of Directors was $60,000 and $0, respectively.

As of December 31, 2022 and 2021, 26,725,658 shares and 24,797,058 shares of Series A Preferred Stock, representing an initial cost of $427,100 and $400,100 were held by certain related parties, including the spouse and in-laws of the Director of Marketing. As of December 31, 2022 and 2021, 5,883,735 shares of Series A-1 Preferred Stock, representing an initial cost of $371,852 were held by certain related parties including the in-laws of the Director of Marketing and a former Director of the Company. As of December 31, 2022 and 2021, 12,834,434 Nonqualified Stock Options representing an initial grant date fair value $919,999 were held by certain related parties including the spouse of the Director of Marketing and a former Director of the Company.

At times, the Company utilizes credit cards for operational purchases. The credit card was initially established by creating a business account under the Company’s Chief Executive Officer credit umbrella for which the structure remains. All amounts on the Company’s credit cards are guaranteed by the Chief Executive Officer. As consideration for the guarantee, all points accumulated on the credit cards are credited to the Chief Executive Officer’s personal credit card account. As of December 31, 2022 and December 31, 2021, the balance on the credit card was $88,000 and $206,000, respectively, which is recorded within accounts payable on the accompanying consolidated balance sheet.

See Note 6 for additional related party transactions.

F-32

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred and Common Stock

The Company converted to a C-Corporation in the state of Nevada on June 16, 2020. In conjunction with the conversion, the Company authorized the issuance of 4.25 billion shares of common stock with a par value of $0.00001 and 750 million shares of preferred stock with a par value of $0.00001. The Company initially designated all shares of preferred stock as “Series A Preferred Stock”, see below for rights and preferences.

On February 24, 2021, the Company filed an amendment to the articles of incorporation which increased the number of authorized preferred shares to 850 million, for which 202,516,980 and 647,483,020 shares were classified as Series A Preferred Stock and Series A-1 Preferred Stock, respectively.

On November 19, 2021, the Board of Directors decided to increase the number of shares to the following: 6.6 billion shares of Common Stock of $0.00001 par value, 250 million shares of Series A Preferred Stock of $0.00001 par value, 1.1 billion shares of Series A-1 Preferred Stock of $0.00001 par value, 2.05 billion shares of Series A-2 Preferred Stock of $0.00001 par value, and 900 million shares of unclassified Preferred Stock of $0.00001 par value. Total of increased authorized shares is 10 billion.

Stock Split

In November of 2021, the Board of Directors of the Company approved a 10-for-1 forward stock split of the outstanding shares of the Company, with fractional shares resulting from the stock split to be rounded up to the nearest whole number.

Preferred Stock Preferences

The Series A Preferred Stock has the following preferences:

Holders of Series A Preferred Stock are not entitled to any voting rights. Shares of Series A preferred stock are convertible to common stock on a one for one basis upon the Company’s IPO or upon a Regulation A capital raise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of Series A Preferred Stock before payment is made to any holders of common stock.

The Series A-1 Preferred Stock has the following preferences:

Holders of Series A-1 Preferred Stock are not entitled to any voting rights. Shares of Series A-1 Preferred Stock are convertible to common stock on a one for one basis upon the Company’s IPO or upon a Regulation A capital raise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of Series A-1 Preferred Stock before payment is made to any holders of common stock.

The Series A-2 Preferred Stock has the following preferences:

Holders of Series A-2 Preferred Stock are not entitled to any voting rights. Shares of Series A-2 Preferred Stock are convertible to common stock on a one for one basis upon the Company’s IPO or upon a Regulation A capital raise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of Series A-2 Preferred Stock before payment is made to any holders of common stock.

F-33

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

The “Series A Original Issue Price” shall mean $0.017 per share, the “Series A-1 Original Issue Price” shall mean $0.079 per share, and the “Series A-2 Original Issue Price” shall mean $0.80 per share in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, or the Series A-2 Preferred Stock, as the case may be. In any event of any voluntary or involuntary liquidation, dissolution or winding up of the company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed first among the holders of Non-Voting Series A-2, Series A-1 and Series A Preferred Stock, and then to the holders of Common Stock.

The following table summarizes the liquidation preferences as of December 31, 2022 in order of liquidation:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Balance
Series A-2 Preferred Stock	1,150,000,000	120,868,572	$96,694,858
Series A-1 Preferred Stock	1,100,000,000	848,322,763	67,017,494
Series A Preferred Stock	250,000,000	194,422,430	3,305,181
Total Series A Preferred Stock as of December 31, 2022	2,500,000,000	1,163,613,765	$167,017,533

Issuance of Preferred Stock

The Company’s Regulation CF and Regulation D capital raises resulted in net proceeds of $2,022,425 and the issuance of 155,158,910 Series A Preferred Stock at $0.014 per share during the year ended December 31, 2020.

On December 2, 2020, the Company was offering up to $1,000,000 worth of Series A Preferred Stock pursuant to Section 4(a)(2) to investors with established, pre-existing relationships to the Company at a price of $0.017 per share. The capital raise resulted in proceeds of $267,000 and the issuance of 15,705,880 Series A Preferred Stock at $0.017 per share as of December 31, 2020. The Company received an additional $299,950 in proceeds and the issuance of 17,644,040 Series A Preferred Stock at $0.017 per share as of December 31, 2021.

On May 3, 2021, the Company offered up to $3,930,000 in Series A-1 Preferred Stock at $0.071 with a minimum target amount of $10,000.

On November 23, 2021, the Company offered up to $500,000,000 worth of Series A-2 Preferred Stock for $0.80 per share on a “best efforts” basis under Regulations A and D. The minimum target is $10,000 per investor with a price per share of $0.76 for investments ranging from $10,000 to $100,000, $0.72 for investments ranging from $100,000 to $1,000,000, $0.68 for investments ranging from $1,000,000 to $10,000,000, $0.64 for investments ranging from $10,000,000 to $100,000,000, and $0.60 for investments exceeding $100,000,000. See below for proceeds received.

On March 31, 2022, the Company was qualified to raise up to $68,500,000 pursuant to Regulation A offering. On September 14, 2022, the Company offering was updated and was qualified to sell up to 81,062,500 shares of Series A-2 Preferred Stock at a price of $0.80 per share on a “best effort” basis, as well as 759,493 shares of Series A-1 Preferred at a price of $0.079 and 6,428,571 shares of Series A Preferred Stock at a price of $0.014. The Company set a minimum of $3,000,000 in gross proceeds to be received prior to the occurrence of any closing for Series A-2 Preferred Stock.

During the year ended December 31, 2022, the Company issued 120,868,572 Preferred Series A-2 shares under Regulation A, D, and CF offering for gross proceeds of $94,967,634. During the year ended December 31, 2022, the Company issued 741,700 Preferred Series A-1 shares for gross proceeds of $593,360. During the year ended December 31, 2022, the Company issued 5,913,600 Preferred Series A shares for gross proceeds and additional consideration of $82,533. See Note 6 for additional issuances of Series A-1.

During the year ended December 31, 2021, the Company issued 68,097,240 Preferred Series A-1 shares for gross proceeds for $4,834,904. During the year ended December 31, 2021, the Company issued 17,644,040 Preferred Series A shares for gross proceeds of $299,950.

Between November 4, 2021 and December 20, 2021, 5,883,735 shares of Series A-1 Preferred Stock representing an initial cost of $371,852 were paid for by and issued to certain related parties including Galiano Tiramani’s in-laws and a former Director of the Company, Hamid Firooznia. On September 1, 2022, 1,928,600 shares of Series A Preferred Stock of $27,000 were paid for and issued to a related party, who was a spouse to the Director of Marketing.

The Company incurred offering costs of $5,573,882 and $336,389, respectively, for the years ended December 31, 2022 and 2021.

F-34

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Stock Incentive Plan

In 2021, the Company’s board of directors authorized the 2021 Stock Option Plan which allows for the issuance of options to purchase 150,000,000 shares of the Company’s common stock. During the years ended December 31, 2022 and 2021, the Company granted stock options to purchase 17,429,934 and 63,077,310 shares of common stock, respectively, of which 938,600 and 26,228,110, respectively, vested immediately upon issuance. The remainder vest over periods ranging from 28 to 36 months. The fair values of options granted was approximately $6,037,336 and $1,816,140, respectively, in the years ended December 31, 2022 and 2021. The options expire 10 years from date of issuance.

On October 4, 2021, 12,816,890 Nonqualified Stock Options representing an initial fair value of $909,999 were granted to certain related parties including Galiano Tiramani’s spouse and the former Director of the Company, Hamid Firooznia.

A summary of stock option activity for the years ended December 31, 2022 and 2021 is as follows:

		Weighted
		Average	Remaining
		Exercise	Contractual	Aggregate
	Stock	Price per	Term	Intrinsic
	Options	Share	(in years)	Value
Outstanding as of December 31, 2020	–		–	–
Granted	63,077,310	$0.07
Exercised	–	–
Forfeited/cancelled	(10,750,120)	$(0.07)
Outstanding as of December 31, 2021	52,327,190	$0.07	9.9	–
Granted	17,429,934	$0.57
Exercised	–	–
Forfeited/cancelled	(9,258,445)	$(0.15)
Outstanding as of December 31, 2022	60,498,679	$0.13	8.4	–
Vested and expected to vest as of December 31, 2022	60,498,679	$0.13	8.4	–
Exercisable as of December 31, 2022	27,166,170	$0.09	8.8	–

As of December 31, 2022 and 2021, there were 71,644,181 and 79,815,670 shares, respectively available for issuance under the 2021 Stock Option Plan.

During the years ended December 31, 2022 and 2021, the Company valued the options using the Black-Scholes pricing model on the date of grant using the following assumptions:

	2022	2021
Expected life (years) (1)	5 – 6.5	5 – 6.5
Risk-free interest rate (2)	2.0%	2.0%
Expected volatility (3)	41.66%	39.77%
Annual dividend yield	0.0%	0.0%
Weighted average fair value of options granted	$0.80	$0.07

(1) Estimated based on historical experience

(2) Based on US Treasury constant maturity interest rate whose term is consistent with expected life of the stock options.

(3) Based on historical experience over a term consistent with the expected life of the stock options

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

F-35

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

The Company uses the following inputs when valuating stock-based awards. The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeiture rates.

During the year ended December 31, 2022, the Company recognized $1,710,000 of stock compensation expense related to stock options which $820,800 and $889,200 is included within cost of sales and general and administrative expenses, respectively. During the year ended December 31, 2021, the Company recognized $790,000 of stock compensation expense related to stock options which is included within general and administrative expenses. Future stock option compensation expense related to these options as of December 31, 2022, to be recognized is approximately $4.8 million, which is expected to be expensed over the remaining vesting period of 1.83 years. The amount of future stock-based compensation expense could be affected by any future option grants or by any forfeitures.

During the years ended December 31, 2022 and 2021, the Company granted 0 and 18,138,830 restricted stock units (“RSU”), respectively. The vesting of the RSUs is dependent upon future events and thus no amounts have been recorded as compensation expense. As of December 31, 2022 and 2021, the Company had 17,857,140 and 17,857,140 of RSUs outstanding, none of which were vested. As of December 31, 2022, the future expected compensation expense to be recorded is approximately $1.3 million.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Significant Contracts

In September 2020, the Company signed two purchase agreements with a customer to sell 156 Casitas Units, for a total contract price of $9,245,574. The 156 Casitas are to be delivered upon completion. The Company delivered 33 units by December 31, 2021, and the rest before June 1, 2022. The Company received in full the balance on sales contract.

Litigation

Subsequent to December 31, 2022, the Company entered into a settlement with the state of Arizona related to the delivery of Casita units prior to receiving certification from the state. The Company paid $48,000 and agreed to reconstruct the units already delivered, and make sure any subsequent delivered units adhere to the regulations.

In connection with the Casita’s delivered in Arizona, the Company entered into a settlement with a customer related to the costs of reconstruction of the Casita units. Under the terms of the settlement agreement, the customer has agreed to pay the first $1,000,000 in costs, and 90% of any costs in excess of the $1,000,000. The Company will only incur 50% of shipping costs should the contract be cancelled, and the units returned. The Company accrued a $570,000 warranty for such costs and any costs related to the 10-year limited warranty offered to the customer.

Subsequent to December 31, 2022, the Company received certification from ICC Evaluation Service related to the structural panels of the Casitas, which assist with procuring “plan approval” from various state regulatory agencies.

There are no legal proceedings, which the Company believes will have a material adverse effect on its financial position.

F-36

Boxabl Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 31, 2023, the issuance date of these consolidated financial statements.

Preferred Stock

During January through June 2023, the Company issued 7,881,362 Series A-2 shares for gross proceeds of $6,005,314 under U.S offerings only.

Subsequent to December 31, 2022, the Company entered into an agreement with a broker-dealer to raise monies through Regulation A+ offerings.

Merger

On June 15, 2023, the Company engaged in an all-stock statutory merger with 500 Group in which the Company exchanged 37,500,000 shares of its Non-Voting Series A-2 Preferred Stock for 500 Group’s 100 outstanding shares of Common Stock in a transaction valued at $30,000,000. As a result of this merger, 500 Group and Build IP are wholly-owned by Boxabl, and their assets, including the intellectual property held by Build IP, are now owned by Boxabl. Accordingly, license agreement between Boxabl and Build IP is now void.

Appointment of Board of Directors

On June 16, 2023, the Company’s controlling stockholders elected five new and independent members to the Board of Directors.

Restricted Stock Units

Subsequent to December 31, 2022, the Company authorized the issuance of RSUs for 36,642,958 shares of the Company’s common stock to employees and directors.

Sublease

Pursuant to an agreement dated April 12, 2023, but effective as of January 1, 2023, the Company will lease to Supercar System four support squares located in the Company’s main property located at 5435 E. N. Belt Road, Las Vegas, Nevada for $7,409 per month. The agreement terminates December 31, 2026 unless otherwise amended in writing by the parties, and the Company retains the right to unilaterally terminate the agreement upon thirty days’ written notice. Supercar System is controlled by the Company’s CEO, Paolo Tiramani.

See Notes 7 and 10 for additional subsequent events.

F-37

PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Agreement with DealMaker Securities, LLC* (1)
1.2	Broker-Dealer Agreement with StartEngine Primary, LLC (1)
1.3	Fee Splitting Agreement between DealMaker Securities, LLC and StartEngine Primary, LLC (1)
2.1	Fifth Amended and Restated Articles of Incorporation (2)
2.2	Bylaws (3)
3.1	Form of Fourth Amended and Restated Stockholders Agreement (4)
4.1	Form of Subscription Agreement for Non-Voting Series A-3 Preferred Stock (DealMaker Securities, LLC) (1)
4.2	Form of Subscription Agreement for Non-Voting Series A-3 Preferred Stock (StartEngine Primary, LLC) (1)
4.3	Form of Subscription Agreement for Non-Voting Series A Preferred Stock of our Selling Stockholder (1)
4.4	Form of Subscription Agreement for Common Stock of our Selling Stockholder (1)
6.1	Facilities Lease Agreement (5)
6.2	Initial Purchase Orders and Related Agreements (6)
6.3	Form of Room Module Order Agreement (7)
6.4	Promissory Note with Paolo Tiramani (8)
6.5	Amendment No. 1 to 2021 Stock Incentive Plan (1)
6.6	Employment Agreement of Paolo Tiramani (9)
6.7	Employment Agreement of Galiano Tiramani (10)
6.8	Merger Agreement (11)
6.9	Purchase Agreement with Pronghorn Services LLC (12)
6.10	Amendment No. 1 to Facilities Lease Agreement (13)
6.11	Amendment No. 2 to Facilities Lease Agreement (14)
6.12	Amendment No. 3 to Facilities Lease Agreement (15)
6.13	Lease Agreement for Second Manufacturing Facility (16)
6.14	Lease Agreement for Casitas * (17)
6.15	Supercar System, Inc. Services Agreement (18)
6.16	Supercar System, Inc. Lease Agreement (19)
6.17	Form of Award for Employees (20)
6.18	Form of Award for Directors (21)
6.19	Martin Noe Costas Offer Letter (22)
6.20	Restricted Stock Unit Agreement between the Company and Martin Noe Costas* (23)
6.21	Cooperation Agreement with Elevate.Money, Inc. * (24)
8.1	Escrow Agreement with The Bryn Mawr Trust Company (1) *
8.2	Escrow Agreement with Enterprise Bank & Trust (1) *
11	Consent of dbbmckennon
12	Opinion regarding legality of the securities #
13.1	Testing the Waters Materials (video transcripts) (1)
13.2	Testing the Waters Materials (social media posts) (1)
13.3	Testing the Waters Materials (emails) (1)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

# To be filed by amendment.

(1)	Previously filed as an exhibit to the Company’s Offering Statement on Form 1-A (Commission File No. 024-12402) on February 23, 2024.
(2)	Filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.
(3)	Filed as Exhibit 2.2 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.
(5)	Filed as Exhibit 6.2 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.

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(6)	Filed as Exhibit 6.4 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(7)	Filed as Exhibit 6.5 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(8)	Filed as Exhibit 6.6 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(9)	Filed as Exhibit 10.6 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(10)	Filed as Exhibit 10.7 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(11)	Filed as Exhibit 10.8 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(12)	Filed as Exhibit 10.9 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(13)	Filed as Exhibit 10.10 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(14)	Filed as Exhibit 10.11 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(15)	Filed as Exhibit 10.12 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(16)	Filed as Exhibit 10.13 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(17)	Filed as Exhibit 10.14 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(18)	Filed as Exhibit 10.15 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(19)	Filed as Exhibit 10.16 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(20)	Filed as Exhibit 10.17 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(21)	Filed as Exhibit 10.18 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(22)	Filed as Exhibit 10.1 to the Boxabl Inc. Current Report on Form 8-K filed October 13, 2023 (Commission File No. 000-56579) and incorporated herein by reference.
(23)	Filed as Exhibit 10.2 to the Boxabl Inc. Current Report on Form 8-K filed October 13, 2023 (Commission File No. 000-56579) and incorporated herein by reference.
(24)	Filed as Exhibit 10.21 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Las Vegas, State of Nevada, on March 28, 2024

BOXABL INC.

By	/s/ Paolo Tiramani
Name:	Paolo Tiramani
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 28, 2024
	By:	/s/ Paolo Tiramani
Paolo Tiramani
Chief Executive Officer and Director

	By:	/s/ Martin Costas
Martin Costas
Chief Financial Officer

	By:	/s/ Galiano Tiramani
Galiano Tiramani
Director

	By:	/s/ David R. Cooper II
David R. Cooper II
Director

	By:	/s/ Veronica Nkwodimmah Stanaway
Veronica Nkwodimmah Stanaway
Director

	By:	/s/ Gregory F. Ugalde
Gregory F. Ugalde
Director

	By:	/s/ Christopher J. Valasek
Christopher J. Valasek
Director

	By:	/s/ Zvi Yemini
Zvi Yemini
Director

77